Exhibit 10.11

Execution Version

INVESTMENT AGREEMENT
by and among
QXO, INC.,
AP QUINCE HOLDINGS, L.P.
and
THE OTHER INVESTORS PARTY HERETO
Dated as of January 5, 2026

TABLE OF CONTENTS
i

ii

EXHIBITS
Exhibit A-1    Form of Joinder Agreement for Post-Signing Investors
Exhibit A-2    Form of Joinder Agreement for Post-Closing Investors
Exhibit B    Form of Certificate of Designations
Exhibit C    List of Restricted Persons
iii

INVESTMENT AGREEMENT, dated as of January 5, 2026 (this “Agreement”), by and among QXO, Inc., a Delaware corporation (the “Company”), AP Quince Holdings, L.P., a Delaware limited partnership (the “Apollo Investor”), the other investors party hereto (the “Other Signing Investors”), the other investors that become a party hereto pursuant to Section 2.04 by the execution of a joinder agreement substantially in the form of Exhibit A-1 hereto (the “Post-Signing Investors”), and the other investors that become a party hereto pursuant to Section 5.07 by the execution of a joinder agreement in the form of Exhibit A-2 hereto (the “Post-Closing Investors”).
WHEREAS, subject to the terms and conditions set forth herein, in connection with one or more Qualifying Acquisitions (as defined herein), the Company desires to issue, sell and deliver to each Investor, and each Investor, severally and not jointly, desires to purchase and acquire from the Company, up to the number of shares of the Company’s Series C Convertible Perpetual Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), set forth opposite its name on Schedule A (as it may be adjusted from time to time pursuant to Section 2.04(c), the “Investment Amount”), having the designation, preferences, rights, privileges, powers, and terms and conditions, as specified in the Certificate of Designations, Preferences and Rights of Series C Convertible Perpetual Preferred Stock substantially in the form attached hereto as Exhibit B (the “Certificate of Designations”); and
WHEREAS, following the execution of this Investment Agreement, if required by the rules of the New York Stock Exchange (the “NYSE”), the Company shall hold a special meeting of stockholders for the purpose of obtaining Stockholder Approval (as defined herein).
NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
ARTICLE I DEFINITIONS
Section 1.01    Definitions.
(a)    As used in this Agreement (including the recitals hereto), the following terms shall have the following meanings:
“50% Beneficial Holding Requirement” means that the Apollo Investor and its Affiliates collectively continue, on any date of determination, to beneficially own (and/or is committed to purchase pursuant to this Agreement) shares of Series C Preferred Stock and/or shares of Common Stock issued upon conversion of shares of Series C Preferred Stock that represent, in the aggregate and on an as-converted basis, at least $400 million in initial Stated Value of Series C Preferred Stock.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, however, (i) that the Company and its Subsidiaries shall not be considered Affiliates of any Investor or any of its Affiliates, and (ii) other than in the case of the definitions of “Investor Related Party,” Section 4.08, Section 5.01(d), Article VI, Section 9.03 or Section 9.13, in no event shall any Investor or any of its controlled Affiliates be considered an Affiliate of any portfolio company affiliated with or managed by affiliates of such Investor, nor shall any portfolio company affiliated with or managed by affiliates of any Investor be considered an Affiliate of such Investor or any of its controlled Affiliates. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. For purposes of the Apollo Investor, “Affiliates” shall include one or more investment funds, separate accounts and other entities owned (in whole or in part), controlled, managed and/or advised by Apollo Capital Management, L.P. or its Affiliates.
“AGS Fee Letter” means that certain Fee Letter, dated on or about the date hereof, between the Company and Apollo Global Securities, LLC.
“Apollo” means the Apollo Investor, Apollo Global Management, Inc., Apollo Global Securities, LLC, Apollo Capital Management, L.P., and their Affiliates.
“as-converted basis” means (i) with respect to the outstanding shares of Common Stock as of any date, all outstanding shares of Common Stock calculated on a basis in which all shares of Common Stock issuable upon conversion of the outstanding shares of Series C Preferred Stock (at the Conversion Price in effect on such date as set forth in the Certificate of Designations) are assumed to be outstanding as of such date and (ii) with respect to any outstanding shares of Series C Preferred Stock as of any date, the number of shares of Common Stock issuable upon conversion of such shares of Series C Preferred Stock on such date (at the Conversion Price in effect on such date as set forth in the Certificate of Designations).
“beneficially own”, “beneficial ownership of” or “beneficially owning” any securities shall have the meaning set forth in Rule 13d-3 of the rules and regulations under the Exchange Act; provided, that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately (including assuming conversion of all Series C Preferred Stock, if any, owned by such Person to Common Stock).
“Board” means the Board of Directors of the Company.
“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.
“Closing” or “Closing Date” means the closing date of the sale of Acquired Shares to fund substantially concurrently therewith a Qualifying Acquisition.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Collective Bargaining Agreement” means any collective bargaining or other agreement with a labor union, works council, labor organization or other employee representative.
“Commitment Fee” means, in respect of each Investor as of any date of determination, a ticking fee accruing daily on such Investor’s Unused Investment Amount at such time from January 15, 2027 through the earlier of (i) the Closing Date of a Qualifying Acquisition (with respect to the Unused Investment Amount constituting the Funding Amount for such Qualifying Acquisition) and (ii) the Commitment Outside Date at a rate equal to 1.00% per annum, computed on the basis of actual days elapsed in a year of 360 days.
“Commitment Outside Date” means July 15, 2026; provided that if a definitive purchase agreement for one or more Qualifying Acquisitions is signed prior to July 15, 2026, the Commitment Outside Date shall be extended to the earlier of (i) the Closing Date of such Qualifying Acquisition (or the Closing of the latest such Qualifying Acquisition if definitive agreements for more than one Qualifying Acquisition have been signed prior to July 15, 2026) and (ii) July 15, 2027.
“Common Stock” means the common stock, par value $0.00001 per share, of the Company.

“Company Charter Documents” means the Company’s Fifth Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to the date of this Agreement.
“Company Related Party” means the Company and its former, current or future Affiliates and any of the foregoing’s respective former, current or future, direct or indirect, officers, other fiduciary, directors, employees, affiliates, stockholders, equityholders, managers, members, partners, agents, attorneys, advisors, lenders or other representatives or any of the foregoing’s respective successors or assigns.
“Company Stock Plan” means the QXO, Inc. 2024 Omnibus Incentive Plan, as may be amended from time to time.
“Conversion Cap” has the meaning set forth in the Certificate of Designations.
“Conversion Price” has the meaning set forth in the Certificate of Designations.
“DTC” means The Depository Trust Company.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Fundamental Change” has the meaning set forth in the Certificate of Designations.
“Fundamental Representations” means the representations and warranties of the Company set forth in Sections 3.01, 3.02, 3.03(a), 3.12, 3.13, and 3.19.
“GAAP” means generally accepted accounting principles in the United States, consistently applied.
“Governmental Authority” means any government, court, regulatory or administrative agency, commission, arbitrator or arbitral body (public or private) or authority or other legislative, executive or judicial governmental entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Investor” or “Investors” means, individually or collectively, as applicable, the Apollo Investor, the Other Signing Investors, the Post-Signing Investors, the Post-Closing Investors and their respective Affiliates and other transferees to whom shares of Series C Preferred Stock or Common Stock are transferred in accordance with the terms of this Agreement. For the avoidance of doubt, the Investors shall not, collectively, be deemed a “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended.
“Investor Related Party” means any Investor and any financing sources of such Investor and any of the foregoing’s respective former, current or future Affiliates and any of the foregoing’s respective former, current or future, direct or indirect, officers, other fiduciary, directors, employees, affiliates, stockholders, equityholders, managers, members, partners, agents, attorneys, advisors, lenders or other representatives or any of the foregoing’s respective successors or assigns.
“Investor Transferee” means (i) an Affiliate, (ii) any successor entity, (iii) any customary co-investment vehicle so long as the transferor or its Affiliates continue to retain sole control of the voting and disposition of the Series C Preferred Stock or the Common Stock so transferred or (iv) any investment fund, vehicle, holding company or similar entity for separately managed accounts with respect to which the Investor or any Affiliate thereof serves as a general partner, managing member, manager or fund advisor, or any successor entity of the Persons described in this clause (iv), in each case, to whom the Investor transfers any Acquired Shares in accordance with the terms of Section 5.07 or any commitments to purchase Acquired Shares hereunder in accordance with Section 2.01(c).
“IRS” means the United States Internal Revenue Service.
“Laws” means all state or federal laws, common law, acts, statutes, ordinances, codes, rules or regulations, orders, executive orders, judgments, injunctions, governmental guidelines or interpretations having the force of law, Permits, decrees, Judgments or other similar requirements enacted, adopted, promulgated, or applied by any Governmental Authority.
“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded, registered, published or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.
“Material Adverse Effect” means any effect, change, event or occurrence that has or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (x) the business, prospects, results of operations, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole or (y) the ability of the Company to (i) consummate the Transactions on a timely basis or (ii) comply with its obligations under this Agreement; provided, however, that, for purposes of clause (x) above, none of the following, and no effect, change, event or occurrence arising out of, or resulting from, the following, shall constitute or be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: any effect, change, event or occurrence (A) generally affecting (1) the industry in which the Company and its Subsidiaries operate or (2) the economy, credit or financial or capital markets, in the United States or elsewhere in the world, including changes in interest or exchange rates, or (B) to the extent arising out of, resulting from or attributable to (1) changes or prospective changes in Laws or in GAAP or in accounting standards, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, or any changes or prospective changes in general legal, regulatory or political conditions, in each case occurring after the date hereof, (2) the public announcement of this Agreement, the Transaction Documents, the consummation of the Transactions or a Qualifying Acquisition, (3) acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism, (4) volcanoes, tsunamis, pandemics, earthquakes, hurricanes, tornados or other natural disasters, (5) any action taken by the Company or its Subsidiaries (x) that is expressly required by this Agreement or the Transaction Documents, (y) with the Apollo Investor’s express written consent, or (z) at the Apollo Investor’s express prior written request, (6) any decline in the market price, or change in trading volume, of the capital stock of the Company (it being understood that this clause (6) shall not prevent a determination that the underlying cause of any such change or decline is a Material Adverse Effect), (7) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (it being understood that this clause (7) shall not prevent or otherwise affect a determination that the underlying cause of any such failure is a Material Adverse Effect or that such matters may be taken into account in determining whether a Material Adverse Effect has occurred), (8) any change or prospective change in the Company’s or its debt’s credit ratings (it being understood that this clause (8) shall not prevent or otherwise affect a determination that the underlying cause of any such change or prospective change is a Material Adverse Effect or that such matters may be taken into account in determining whether a Material Adverse Effect has occurred), or (9) any change resulting or arising from the identity of any Investor or any of its Affiliates; provided, further, however, that any effect, change, event or occurrence referred to in clause (A) or clauses (B)(1), (B)(3) or (B)(4) may be taken into account in determining whether there has been, or would reasonably be expected to be, individually or in the aggregate, a Material Adverse Effect to the extent such effect, change, event or occurrence has a disproportionate adverse effect on the business, results of operations, assets or financial condition of the Company and its Subsidiaries, taken as a whole, as compared to other participants in the industry in which the Company and its Subsidiaries operate (in which case the incremental disproportionate impact or impacts may be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect).
“Non-Disclosure Agreement” means the letter agreements between the Company and each Investor (or one of its Affiliates) entered into in connection with the Transactions, each as may be amended from time to time in accordance with its terms.
“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority.
“Property” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its Subsidiaries under GAAP.
“Qualifying Acquisition” means any acquisition, directly or indirectly of assets, equity interests or a business (or portion thereof), whether accomplished by asset purchase, stock purchase, merger, consolidation, amalgamation, reorganization, recapitalization or other similar transaction or series of related transactions (i) for an aggregate purchase price in excess of $1.5 billion or (ii) that has been approved by the Board as a “Qualifying Acquisition.”
“Regulatory Laws” means, collectively, any Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or lessening of competition through merger or acquisition or restraint of trade or that affect foreign investment, outbound investment, foreign exchange, national security or national interest of any jurisdiction.
“Representatives” means, with respect to any Person, its officers, directors, principals, partners, managers, members, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants, other advisors and other representatives.
“Restricted Persons” means any transferee listed on Exhibit C hereto and its controlled Affiliates, which list may be updated in writing from time to time by the Company with respect to additional bona fide competitors of the Company (each, a “Competitor”); provided that, no transferee that has been named on a “white list” that has been agreed between Apollo and the Company prior to the date hereof, nor any of its Affiliates, shall be deemed a Competitor.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Significant Subsidiary” means each of the Company’s Subsidiaries that is a “significant subsidiary” (as defined in Rule 405 under the Securities Act).
“Solvent” means, when used with respect to any Person, that, as of any date of determination, (a) the amount of the “fair saleable value” of the assets of such Person shall, as of such date, exceed (i) the value of all “liabilities of such Person, including contingent and other liabilities”, as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors; and (ii) the amount that shall be required to pay the probable liabilities of such Person on its existing debts (including contingent liabilities) as such debts become absolute and matured; (b) such Person shall not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date; and (c) such Person shall be able to pay its liabilities, including contingent and other liabilities, as they mature. For the purpose of the immediately preceding sentence, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person shall be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.
“Standstill Period” means, with respect to each Investor, until 18 months following the initial Closing Date; provided, that the Standstill Period shall immediately terminate and expire (and the restrictions of Section 5.06 shall cease to apply and shall be of no further force and effect) at the earlier of: (i) the Company entering into a definitive written agreement to consummate a Fundamental Change (regardless of the form of such transaction) and (ii) the Board approving (or, in the case of a tender or exchange offer, failing to recommend against such tender or exchange offer within ten Business Days of the commencement thereof) a transaction that, if consummated, would result in a Fundamental Change.
“Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the NYSE from the stockholders of the Company to consent to the issuance of shares of Common Stock upon conversion of the Series C Preferred Stock (together with any dividends on the Series C Preferred Stock to be delivered in shares of Common Stock) in excess of 19.99% of the issued and outstanding shares of Common Stock as of immediately prior to the date hereof.
“Subsidiary”, when used with respect to any Person, means any corporation, limited liability company, partnership, association, trust or other entity of which (x) securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) or (y) sufficient voting rights to elect at least a majority of the board of directors or other governing body are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.
“Tax” or “Taxes” means any and all United States federal, state, local or non-United States taxes, fees, levies, duties, tariffs, imposts, and other similar charges (together with any and all interest, penalties and additions to tax) imposed by any Governmental Authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license, registration and documentation fees; and customs duties, tariffs and similar charges, together with any interest, penalties, and additions to tax imposed by any Governmental Authority.
“Transaction Documents” means this Agreement, the Certificate of Designations and all other documents, certificates or agreements executed in connection with the transactions contemplated by this Agreement and the Certificate of Designations; provided, that, for the avoidance of doubt, “Transaction Documents” shall not include any acquisition agreement or related documentation evidencing a Qualifying Acquisition.
“Transactions” means the transactions expressly contemplated by this Agreement and the other Transaction Documents; provided, that, for the avoidance of doubt, “Transactions” shall not include any Qualifying Acquisition other than with respect to the use of proceeds of the applicable Series C Preferred Stock so purchased and, solely with respect to the Fundamental Representations provided on any Closing Date, the pro forma effect thereof on the applicable Closing Date.
“Transfer” by any Person means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or otherwise dispose of or transfer, either voluntarily or involuntarily (by the operation of law or otherwise), or to enter into any contract, option or other arrangement, agreement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition or transfer (by the operation of law or otherwise), of any interest in any equity securities beneficially owned by such Person; provided, however, that, notwithstanding anything to the contrary in this Agreement a Transfer shall not include (i) the conversion of one or more shares of Series C Preferred Stock into shares of Common Stock pursuant to the Certificate of Designations, (ii) the redemption or other acquisition of Common Stock or Series C Preferred Stock by the Company, (iii) the transfer of any limited partnership interests or other equity interests in an Investor (or any direct or indirect parent entity of an Investor) (provided that if any Investor referred to in this clause (iii) ceases to be controlled (directly or indirectly) by the Person (directly or indirectly) ultimately controlling such Person immediately prior to such transfer, such event shall be deemed to constitute a “Transfer”) or (iv) bona fide Hedging Arrangements.
“Transfer Agent” means Equiniti Trust Company, LLC, acting in its capacity as the custodian for the Series C Preferred Stock, or any successor transfer agent.
“Unused Investment Amount” means, in respect of each Investor as of any date of determination, the Investment Amount of such Investor set forth on Schedule A, as may be increased in accordance with Section 2.04(a) during the Marketing Period, not to exceed $10.0 billion in the aggregate, or decreased in accordance with Section 2.01(c) in connection with the extension of the Commitment Outside Date, less the aggregate Funding Amount from such Investor with respect to any Acquired Shares purchased in connection with a Closing.
(b)    In addition to the terms defined in Section 1.01(a), the following terms have the meanings assigned thereto in the Sections set forth below:

Term	Section
Acquired Shares	2.01(b)
Action	3.07
Agreement	Preamble

Term	Section
Anti-Money Laundering Laws	3.18
Apollo Investor	Preamble
Balance Sheet Date	3.05(c)
Bankruptcy and Equity Exception	3.03(a)
Benefit Plan	3.14(b)
Breach	3.22
Capitalization Date	3.02(a)
Certificate of Designations	Recitals
Company	Preamble
Company Preferred Stock	3.02(a)
Company SEC Documents	3.05(a)
Company Securities	3.02(b)
Company Warrants	3.02(a)
Confidential Information	5.04
Contract	3.03(b)
Data	3.22(a)
Data Security Obligations	3.22(a)
Default Shares	2.03(a)
Defaulting Investor	2.03(a)
Environmental Laws	3.24
Excess Commitment Amounts	2.01(c)
Ex-Im Laws	3.19(d)
Filed SEC Documents	Article III
Foreclosure	5.07(d)
Funding Amount	2.01(a)
Funding Notice	2.01(a)
Goldman	3.13
Hedging Arrangements	5.07(b)
Initial Investor Rights	8.03(b)
Intellectual Property Rights	3.21
Investment Amount	Recitals
J.P. Morgan	3.13
Judgments	3.07
Marketing Period	2.04(a)
Material Contract	3.09
Morgan Stanley	3.13
Multiemployer Plan	3.14(a)
Non-Defaulting Investor	2.03(a)
NYSE	Recitals
Open Source Software	3.21
Other Signing Investors	Preamble
PBGC	3.14(a)
Permits	3.08(b)
Permitted Loan	5.07(d)
Plan	3.14(a)
Post-Closing Investors	Preamble
Post-Signing Investors	Preamble
Required Regulatory Approvals	5.01(a)
Sanctioned Jurisdiction	3.19(a)

Term	Section
Sanctions	3.19(a)
Series C Preferred Stock	Recitals
Underwritten Shelf Take-Down Notice	8.01(f)
USRPHC	3.11
ARTICLE II PURCHASE AND SALE; ADDITIONAL INVESTMENT AMOUNTS
Section 2.01    Commitments; Purchase and Sale.
(a)    The Company, by delivery of a written notice to each Investor (a “Funding Notice”) no less than ten calendar days prior to the Closing Date with respect to a Qualifying Acquisition, shall have the right to request funding equal to all or any portion of the then applicable Unused Investment Amount as it deems necessary or advisable in connection with a Qualifying Acquisition; provided that the Closing of such Qualifying Acquisition occurs prior to the Commitment Outside Date. Each Funding Notice shall state (i) the aggregate funding amount being requested from all Investors (the “Funding Amount”), which shall not be less than (A) $250.0 million and (B) the remaining balance of the Unused Investment Amount for any Funding Notice and shall, together with any Funding Amount requested for a prior Qualifying Acquisition, not exceed the aggregate Investment Amount, (ii) each Investor’s pro rata portion of the Funding Amount, (iii) the number of shares of Series C Preferred Stock to be acquired by each Investor, (iv) a description of the Qualifying Acquisition, and (v) the anticipated Closing Date; provided further that, in the case of a Closing Date subsequent to the initial Closing, the Series C Preferred Stock to be issued on such subsequent Closing Date shall be fungible with the previously issued Series C Preferred Stock and shall have the right to receive the same accrued and unpaid dividends per share as such previously issued Series C Preferred Stock, and the required Funding Amount shall be increased to take account of the amount of any unpaid dividends accrued prior to the issuance of the Series C Preferred Stock on such subsequent Closing Date.
(b)    On the terms of this Agreement and subject to the satisfaction (or, to the extent permitted by applicable Laws, waiver by the party entitled to the benefit thereof) of the conditions set forth herein, at each Closing for which a Funding Notice was properly delivered pursuant to Section 2.01(a), each Investor, severally and not jointly, agrees to purchase and acquire from the Company the number of shares of Series C Preferred Stock set forth in such Funding Notice, and the Company shall issue, sell and deliver to such Investor, such shares of Series C Preferred Stock (for such Closing, the “Acquired Shares”) for a purchase price per share equal to $10,000.
(c)    Upon the occurrence of an extension of the Commitment Outside Date on July 15, 2026, the Unused Investment Amount at such time shall be reduced to the amount necessary (in the reasonable discretion of the Company) to fund the purchase consideration, including any related fees and expenses in connection therewith, with respect to any Qualifying Acquisition for which a definitive purchase agreement is signed prior to July 15, 2026, and any Investor commitments to purchase Shares of Series C Preferred Stock in excess of such amount (the “Excess Commitment Amounts”) shall be automatically terminated on such date and, for the avoidance of doubt, no Commitment Fee shall accrue with respect to the Excess Commitment Amounts on and following such date. The Company shall adjust Schedule A and each Investor’s Unused Investment Amount to reflect such pro rata reduction, if any, on such date. Upon the occurrence of the Commitment Outside Date, any remaining commitments of the Investors to purchase Series C Preferred Stock hereunder shall automatically terminate, and the amount of any accrued and unpaid Commitment Fees shall become due and payable on such date.

Section 2.02    Closings.
(a)    On the terms of this Agreement, and subject to the satisfaction (or, to the extent permitted by applicable Laws, waiver by the party entitled to the benefit thereof) of the conditions set forth herein (other than those conditions that by their nature are to be satisfied at a Closing, but subject to the satisfaction or waiver of those conditions at such time), the closing of the sale and purchase of the Acquired Shares for such Closing shall occur at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP at 1285 Avenue of the Americas, New York, NY 10019.
(b)    At least one Business Day prior to a Closing, each Investor shall pay its pro rata share (based on such Investor’s portion of the aggregate Unused Investment Amount of all Investors), not to exceed such Investor’s Unused Investment Amount, of the applicable Funding Amount to the Company, by wire transfer in immediately available U.S. federal funds, to the account designated by the Company in writing to such Investor at least four Business Days prior to such Closing, with such funds to be held pursuant to escrow arrangements reasonably satisfactory to the Apollo Investor until the Closing.
(c)    At a Closing:
(i)    the Company shall:
(1)    (A) with respect to the initial Closing, file with the Secretary of State of the State of Delaware the Certificate of Designations and (B) with request to any subsequent Closing, file with the Secretary of State of the State of Delaware an amendment to the Certificate of Designations providing for the issuance of the Acquired Shares issued in connection with such Closing and, in each case, shall deliver to each Investor a certified copy thereof;
(2)    deliver to each Investor evidence of book-entry shares representing the Acquired Shares credited to book-entry accounts maintained by the Transfer Agent;
(3)    pay any applicable expense reimbursement amount set forth in Section 9.11 incurred since the date hereof or since the date of any prior Closing Date, as applicable, by wire transfer in immediately available U.S. federal funds, to the account(s) designated by the Apollo Investor in writing at least one Business Day prior to such Closing Date;
(4)    if applicable, pay to each Investor an amount equal to such Investor’s Commitment Fee with respect to such Investor’s Funding Amount for such Closing by wire transfer in immediately available U.S. federal funds, to the account(s) designated by such Investor in writing at least two Business Days prior to the Closing Date for such Closing; and
(ii)    each Investor shall (to the extent not previously delivered) deliver to the Company or its paying agent a duly executed, valid, accurate and properly completed IRS Form W-9 or an appropriate IRS Form W-8, as applicable.
Section 2.03    Defaulting Investors.
(a)    If any Investor fails to purchase at a Closing (or provides written notice of its intent not to purchase) its portion of the Acquired Shares in accordance with the terms of this Agreement (the Acquired Shares not timely purchased, the “Default Shares,” and such defaulting Investor, the “Defaulting Investor”), then the Company shall promptly deliver a notice to the Apollo Investor (so long as the Apollo Investor is not a Defaulting Investor), and thereafter to the other non-defaulting Investors (such non-defaulting Investors, the “Non-Defaulting Investors”), which notice shall include the number of Default Shares and the aggregate purchase price payable therefor (which shall be calculated based on a purchase price per Default Share equal to $10,000). Each Non-Defaulting Investor shall have the right, in its sole discretion, to purchase and acquire from the Company at such Closing its pro rata portion (based on the relative portion of the aggregate Funding Amount allocated to such Non-Defaulting Investor) of the Default Shares for the aggregate purchase price specified in the notice provided by the Company to the Non-Defaulting Investors. If any Non-Defaulting Investor declines to exercise such right with respect to its pro rata portion of the Default Shares, then each other Non-Defaulting Investor shall have the right, in its sole discretion, to purchase and acquire from the Company at the Closing its pro rata portion (based on the relative portion of the aggregate Funding Amount allocated to such other Non-Defaulting Investor) all such Default Shares not otherwise purchased at a purchase price per Default Share equal to $10,000.
(b)    Nothing in this Section 2.03 shall obligate or require any Investor to exercise its right to acquire any Default Shares or to fund any additional portion of the Funding Amount with respect to such Default Shares. The Company may pursue any other remedies against any Defaulting Investor available to the Company, subject to applicable law and the terms of this Agreement.
Section 2.04    Post-Signing Investors.
(a)    Other than as provided in Section 2.04(b), the Company shall have the right, subject to Section 5.18, for 120 days following the date hereof (the “Marketing Period”), which period shall not be shortened or lengthened by the Company without the prior written consent of the Apollo Investor, to allocate additional Acquired Shares to (i) new investors that are existing stockholders of the Company or (ii) any other new investors identified in writing by the Company to the Apollo Investor prior to the date of executing a joinder agreement, in each case, that deliver a joinder agreement substantially in the form of Exhibit A-1 hereto; provided that no person shall be required to deliver a joinder agreement if such Person has previously become a party to the Agreement. Any allocations by the Company pursuant to this Section 2.04(a) shall increase the aggregate Investment Amount to be funded by Investors under this Agreement; provided that the Investment Amount shall not exceed $10.0 billion in the aggregate.
(b)    For a period beginning on the date of this Agreement and ending on the Commitment Outside Date, the Apollo Investor shall have the right:
(i)    subject to the Company’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, to allocate and assign the Apollo Investor’s commitment to purchase up to 28,000 unissued Acquired Shares to co-investors that deliver a joinder agreement substantially in the form of Exhibit A-1 hereto; provided, however, that no such consent shall be required for any co-investor that has been named on a “white list” that has been agreed between Apollo and the Company prior to the date hereof; provided, further, that no such allocation will relieve the Apollo Investor of its obligations hereunder prior to the Closing in the event that any co-investor does not comply with its obligations.
(ii)    without the consent of the Company, to allocate and assign all or any portion of the Apollo Investor’s commitment to purchase unissued Acquired Shares an Investor Transferee by the delivery by such Person to the Company of a joinder agreement substantially in the form of Exhibit A-1 hereto; provided that no person shall be required to deliver a joinder agreement if such Person has previously become a party to this Agreement.
(c)    The Company shall amend Schedule A to reflect the allocation of additional Acquired Shares or any joinders executed pursuant to this Section 2.04.

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to each Investor that, as of the date hereof and as of each Closing Date (to the extent such representations are required on such Closing Date pursuant to Section 7.04), except as disclosed in any report, schedule, form, statement or other document (including exhibits) filed with, or furnished to, the SEC and publicly available on or after January 1, 2025 and prior to the date hereof (the “Filed SEC Documents”) (it being acknowledged that nothing disclosed in the Filed SEC Documents shall be deemed to qualify or modify the representations and warranties set forth in Sections 3.01, 3.02, 3.03(a), 3.06 and 3.13):
Section 3.01    Organization; Standing.
(a)    The Company is a corporation duly incorporated and validly existing as a corporation in good standing under the Laws of the State of Delaware and has the corporate power and authority necessary to own or lease its property and to conduct its business and is qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is duly licensed or qualified as a foreign corporation for the transaction of business and is in good standing (if applicable) under the Laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. True and complete copies of the Company Charter Documents are included in the Filed SEC Documents.
(b)    Each of the Company’s Subsidiaries is duly incorporated, organized or formed, validly existing as a corporation or other business entity in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its incorporation, organization or formation, except where the failure to be so organized, existing and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 3.02    Capitalization.
(a)    The authorized capital stock of the Company consists of 2,000,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share (“Company Preferred Stock”). At the close of business on December 31, 2025 (the “Capitalization Date”), (i) 674,547,217 shares of Common Stock were issued and outstanding, (ii) 62,500,786 shares of Common Stock were reserved and available for issuance pursuant to the Company Stock Plan, (iii) 261,010,074 shares of Common Stock were reserved and available for issuance pursuant to the exercise of warrants (“Company Warrants”), (iv) 253,858,524 shares of Common Stock were reserved and available for issuance pursuant to the conversion of Company Preferred Stock and (v) 1,575,000 shares of Company Preferred Stock were issued or outstanding.
(b)    Except as described in this Section 3.02, as of the Capitalization Date, there were (i) no outstanding shares of capital stock of, or other equity or voting interests in, the Company, (ii) no outstanding securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company other than obligations under the Company Stock Plan, Company Preferred Stock and Company Warrants, (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company or any Subsidiary, or that obligate the Company or any Subsidiary to issue, any capital stock of, or other equity or voting interests (or voting debt) in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company other than obligations under the Company Stock Plan, Company Preferred Stock and Company Warrants, (iv) no obligations of the Company or any Subsidiary to grant, extend or enter into any subscription, warrant, right, debt, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests in, the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as “Company Securities”) and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities.
(c)    There are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities, or obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities, including any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities. None of the Company or any Subsidiary of the Company is a party to any stockholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities, other than this Agreement. All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.
(d)    The Acquired Shares and the shares of Common Stock issuable upon conversion of the Acquired Shares will be, when issued, duly authorized and validly issued, fully paid and nonassessable and issued in compliance with all applicable federal and state securities laws, and such shares will not be issued in violation of any purchase option, call option, preemptive right, resale right, subscription right, right of first refusal or similar right, and will be free and clear of all Liens, except restrictions imposed by the Securities Act and any applicable foreign and state securities Laws, Liens contemplated by the Transaction Documents and Section 5.07. The Acquired Shares, when issued, and the shares of Common Stock issuable upon conversion of the Acquired Shares, if and when issued, will have the terms and conditions and entitle the holders thereof to the rights set forth in the Company Charter Documents, as amended by the Certificate of Designations. The shares of Common Stock issuable upon conversion of the Acquired Shares have been duly reserved for such issuance.
(e)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company (except for directors’ qualifying shares or the like) are owned directly or indirectly, beneficially and of record, by the Company free and clear of all Liens.
Section 3.03    Authority; Non-contravention.
(a)    The Company has all necessary corporate power and corporate authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, and the consummation by it of the Transactions, have been duly authorized by the Board and the Board has duly reserved (x) the shares of Series C Preferred Stock to be issued in accordance with the terms and conditions of the Certificate of Designations and (y) the shares of Common Stock to be issued upon any conversion of shares of Series C Preferred Stock into Common Stock. No other action on the part of the Company or its stockholders is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by each Investor, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).
(b)    Neither the execution and delivery of this Agreement or the other Transaction Documents by the Company, nor the consummation by the Company of the Transactions, nor performance or compliance by the Company with any of the terms or provisions hereof or thereof, will (i) conflict with or violate any provision of the Company’s Charter Documents or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.04 are obtained at or prior to the Closing Date and the filings referred to in Section 3.04 are made and any waiting periods thereunder have terminated or expired at or prior to the Closing Date, (x) violate any Law or Judgment applicable to the Company or any of its Subsidiaries or (y) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) or accelerate the performance required by the Company or any of its Subsidiaries under any of the terms or provisions of any loan or credit agreement, indenture, debenture, note, bond, mortgage, deed of trust, lease, sublease, license, contract or other agreement (a “Contract”) to which the Company or any of its Subsidiaries is a party or accelerate the Company’s or, if applicable, any of its Subsidiaries’ obligations under any such Contract, except, in the case of clause (ii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 3.04    Governmental Approvals. Except for (a) the filing of the Certificate of Designations with the Secretary of State of the State for Delaware, (b) filings required under, and compliance with other applicable requirements of the HSR Act and any other applicable Regulatory Laws, (c) filings with the SEC under the Securities Act and Exchange Act and (d) compliance with any applicable state securities or blue sky laws, no consent or approval of or filing, license, permit or authorization, declaration or registration with, or notice to any Governmental Authority or any stock market or stock exchange is necessary for the execution and delivery of this Agreement and the other Transaction Documents by the Company, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the Transactions, other than such other consents, approvals, filings, licenses, permits or authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 3.05    Company SEC Documents; Undisclosed Liabilities.
(a)    The Company has filed with the SEC, on a timely basis, all required reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC pursuant to the Exchange Act since January 1, 2025 (collectively, the “Company SEC Documents”). As of their respective SEC filing dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act of 2002 (and the regulations promulgated thereunder), as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, (i) the Company is eligible to file a registration statement on Form S-3, (ii) none of the Company’s Subsidiaries is required to file any documents with the SEC, (iii) there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company SEC Documents and (iv) to the knowledge of the Company, none of the

Company SEC Documents is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation. Each of the certifications and statements relating to the Company SEC Documents required by: (A) Rule 13a-14 or Rule 15d-14 under the Exchange Act; (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act); or (C) any other rule or regulation promulgated by the SEC or applicable to the Company SEC Documents is accurate and complete, and complies as to form and content in all material respects with all applicable Laws.
(b)    The consolidated financial statements of the Company (including all related notes or schedules) included or incorporated by reference in the Company SEC Documents (i) complied as to form, as of their respective dates of filing with the SEC in all material respects with the applicable accounting requirements of the Securities Act with respect thereto, (ii) have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto or (ii) as permitted by Regulation S-X), and (iii) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments).
(c)    Neither the Company nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, as in effect on the date hereof, to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except liabilities (i) reflected or reserved against in the balance sheet (or the notes thereto) of the Company and its Subsidiaries as of September 30, 2025 (the “Balance Sheet Date”) included in the Filed SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business (other than any such liabilities related to any breach of Contract, violation of Laws, infringement, misappropriation or tort) or (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(d)    The Company has established and maintains, and at all times since January 1, 2025 has maintained, disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Neither the Company nor, to the knowledge of the Company, the Company’s independent registered public accounting firm, has identified or been made aware of “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over and procedures relating to financial reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated. The Company is, and has been at all times since January 1, 2025, in compliance in all material respects with the applicable listing requirements and corporate governance rules and regulations of the NYSE.
Section 3.06    Absence of Certain Changes; Solvency.
(a)    Since January 1, 2025, there has not been any Material Adverse Effect.
(b)    As of the date hereof, after giving effect to the transactions contemplated by this Agreement, the Company and its Subsidiaries, on a consolidated basis, are Solvent.
Section 3.07    Legal Proceedings. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no (a) pending legal or governmental action, claim, lawsuit, charge, complaint, audit, investigation, arbitration, inquiry, proceeding or lawsuit (an “Action”) against the Company or any of its Subsidiaries and, to the knowledge of the Company, no such Actions have been threatened by any Governmental Authority or any other Person or (b) judgment, injunction, ruling, writ, order or decree of any Governmental Authority having jurisdiction over the Company and its Subsidiaries (“Judgments”) imposed upon the Company or any of its Subsidiaries.
Section 3.08    Compliance with Laws; Permits.
(a)    There are no legal or governmental actions, suits or proceedings in law or equity pending or in arbitration or, to the knowledge of the Company, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties or rights of the Company or any of its Subsidiaries is subject, other than proceeding that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the Transactions.
(b)    The Company and each of its Subsidiaries have such permits, licenses, approvals, consents, franchises, certificates of need and other approvals or authorizations of Governmental Authority (“Permits”) as are necessary under applicable Law to own their respective properties and conduct their respective businesses, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received written notice of any proceedings related to the revocation or modification of any such Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.
(c)    None of the Company or its Subsidiaries and their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation or is in default with respect to any judgment, writ, injunction or decree of any court or governmental agency, authority or body or any arbitrator having authority over such person, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 3.09    Contracts. Each Contract that is material to the business of the Company and its Subsidiaries, taken as a whole (each, a “Material Contract”), and to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets is bound, is valid, binding and enforceable on the Company and any of its Subsidiaries to the extent such Person is a party thereto, as applicable, and to the knowledge of the Company, each other party thereto, and is in full force and effect, except where the failure to be valid, binding or in full force and effect, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries, and, to the knowledge of the Company, any other party thereto, is in compliance in all respects with all Material Contracts and has performed all obligations required to be performed by it, except where such noncompliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.
Section 3.10    Tax Matters. The Company and each of its Subsidiaries have filed all U.S. federal, state, local and foreign Tax returns required to be filed through the date of this Agreement or have requested extensions of the filing deadlines therefor (except where the failure to file would not, singly or in the aggregate, have a Material Adverse Effect) and have paid all Taxes required to be paid thereon (except for cases in which the failure to file or pay would not, singly or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no Tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had, nor does the

Company or any of its Subsidiaries have any notice or knowledge of any Tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and which could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.
Section 3.11    Real Property Holding Corporation. The Company is not currently and has not been during the prior five years a United States real property holding corporation (a “USRPHC”) within the meaning of Section 897 of the Code.
Section 3.12    No Rights Agreement; Anti-Takeover Provisions. The Company is not party to a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan.
Section 3.13    Brokers and Other Advisors. Except for Goldman Sachs & Co. LLC (“Goldman”), Morgan Stanley & Co. LLC (“Morgan Stanley”) and J.P. Morgan Securities LLC (“J.P. Morgan”), no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.
Section 3.14    Employee Benefit Plans.
(a)    Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (i) each employee benefit pension plan, within the meaning of Section 3(2) of the ERISA subject to Title IV of ERISA that is maintained, sponsored or contributed to the Company, its Subsidiaries or any member of their respective “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code or with respect to which the Company, its Subsidiaries or any member of the Controlled Group has any liability (each, a “Plan”) has been maintained, funded and administered in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA) not waived by the Pension Benefit Guarantee Corporation (“PBGC”) has occurred or is reasonably expected to occur; and (v) neither the Company nor, to the knowledge of the Company, any member of the respective Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) with respect to the termination of a Plan (or the withdrawal from a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA).
(b)    Except as would not reasonably be expected to have a Material Adverse Effect, each “employee benefit plan” as defined in Section 3(3) of ERISA and each other employee benefit or compensation plan, program or arrangement of any kind maintained, sponsored or contributed to by the Company and its Subsidiaries or with respect to which the Company and its Subsidiaries has any liability (each a “Benefit Plan”) (i) has been maintained, funded and administered in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; and (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Benefit Plan, excluding transactions effected pursuant to a statutory or administrative exemption.
(c)    Each Benefit Plan intended to be tax-qualified under Section 401(a) of the Code has received a current determination letter from the Internal Revenue Service as to the qualification of such Benefit Plan or such Benefit Plan is entitled to rely on an opinion letter issued on the form of the plan by the Internal Revenue Service as to the qualification of such Benefit plan and nothing has occurred that could adversely affect the qualified status of such Benefit Plan.
Section 3.15    Labor Matters. No labor disturbance, strike, lockout, work stoppage, slowdown, picketing, hand billing by or dispute with employees of the Company or its Subsidiaries or their representatives exists or, to the knowledge of the Company, is contemplated or threatened, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, there are no pending or threatened material (i) labor organizing activities with respect to the employees of the Company or any of its Subsidiaries, or (ii) unfair labor practice charges, grievances or arbitrations, in each case, as of the date of this Agreement. The Company or the applicable Subsidiary has satisfied in all material respects any notice, consultation or other obligations owed to employees or any labor union, works council, employee representative or other labor organization under applicable Law or Collective Bargaining Agreement in connection with entering into this Agreement. The Company and its Subsidiaries have reasonably investigated all sexual harassment allegations of which any of them has knowledge. With respect to each such allegation with potential merit, the Company or the applicable Subsidiary has taken corrective action that is reasonably calculated to prevent further improper action.
Section 3.16    Sale of Securities. Based in part on the representations and warranties set forth in Section 4.05, the sale and offer of the Acquired Shares pursuant to this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act. Without limiting the foregoing, neither the Company nor, to the knowledge of the Company, any other Person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Series C Preferred Stock, and neither the Company nor, to the knowledge of the Company, any Person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of Series C Preferred Stock under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available, nor will the Company take any action or steps that would cause the offering or issuance of Series C Preferred Stock under this Agreement to be integrated with other offerings by the Company.
Section 3.17    Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed on the NYSE, and the Company has taken no action designed to, or which to the knowledge of the Company is reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received as of the date of this Agreement any notification that the SEC or the NYSE is contemplating terminating such registration or listing or otherwise.
Section 3.18    Anti-Money Laundering; PATRIOT Act. The operations of the Company and its Subsidiaries are and have in the past five years been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act) and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
Section 3.19    Sanctions; Anti-Corruption Laws.

(a)    None of the Company or its Subsidiaries, or any of their respective directors, officers or, to the Company’s knowledge, any employee, agent or controlled affiliate or other Person acting on behalf of the Company or its Subsidiaries, is an individual or entity that is, or is owned or controlled by one or more Persons that are:
(i)    the target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”), or
(ii)    located, organized or resident in a country or territory that is or has been since April 24, 2019, the target of Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065) (together with Belarus and Russia, each, a “Sanctioned Jurisdiction”).
(b)    Except as is not in violation of applicable Sanctions, none of the Company or its Subsidiaries will, directly or, to the Company’s knowledge, indirectly, use any part of the proceeds of the Transactions or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture or other person:
(i)    to fund or facilitate any activities of or business with or involving any Person that, at the time of such funding or facilitation, is the target of Sanctions;
(ii)    to fund or facilitate any activities of or business with, in or involving any country or territory that is, at the time of such funding or facilitation, a Sanctioned Jurisdiction; or
(iii)    in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Transactions).
(c)    Since April 24, 2019, the Company and each of its Subsidiaries have not knowingly engaged in, and are not now engaged in, and will not engage in any dealings or transactions with any Person, in any country or territory, or with any Person located, organized, or resident in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions, in each case in violation of applicable Sanctions.
(d)    In the past five years, neither the Company nor its Subsidiaries, nor any of their respective directors, officers, or employees, or, to the Company’s knowledge, any agent, controlled affiliate or other Person acting on behalf of the Company or its Subsidiaries is or has been (i) engaged in any export, reexport, transfer or provision of any goods, software, technology, data or service without, or exceeding the scope of, any required or applicable licenses or authorizations under all applicable Laws relating to export, reexport, transfer, and import controls, including the Export Administration Regulations, the International Traffic in Arms Regulations, the customs and import Laws administered by U.S. Customs and Border Protection, and the EU Dual Use Regulation (collectively, “Ex-Im Laws”); or (ii) otherwise in violation of Ex-Im Laws.
(e)    (i) Neither the Company or its Subsidiaries, nor any of their respective directors, officers, employees or any controlled affiliate, or, to the Company’s knowledge, any agent acting on behalf of the Company or its Subsidiaries, has taken or will take any unlawful action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any Person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any Person in violation of any applicable anti-corruption laws, including the U.S. Foreign Corrupt Practices Act of 1977, as amended; and (ii) the Company and its controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws.
(f)    In the past five years (or in the case of Sanctions, since April 24, 2019), neither the Company nor any of its Subsidiaries have received from any Governmental Authority or any Person any notice, inquiry, or internal or external allegation; or made any voluntary or involuntary disclosure to a Governmental Authority, or conducted any internal investigation or audit concerning any actual or potential violation or wrongdoing, in each case related to anti-corruption Laws, Ex-Im Laws, and Sanctions.
Section 3.20    Real Property. The Company and its Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to their respective businesses, taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects with respect to the Company and its Subsidiaries, except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (ii) would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 3.21    Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Company and its Subsidiaries own or have a valid license or right to use all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of their respective businesses as currently conducted; (ii) to the Company’s knowledge, the Intellectual Property Rights owned by the Company and its Subsidiaries are valid, subsisting and enforceable, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others in writing challenging the validity, scope or enforceability of any such Intellectual Property Rights; (iii) neither the Company nor any of its Subsidiaries has received any written notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights by the Company or any of its Subsidiaries; (iv) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Company; (v) to the Company’s knowledge, neither the Company nor any of its Subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights; (vi) all current and, to the Company’s knowledge, former employees who developed, invented or contributed to any Intellectual Property Rights on behalf of the Company or any Subsidiary have executed an invention assignment agreement whereby such employees presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company or the applicable Subsidiary to the extent such Intellectual Property Rights are not owned by the Company or the applicable Subsidiary by operation of applicable Laws; and (vii) the Company and its Subsidiaries use, and have used, commercially reasonable efforts to maintain the confidentiality of all information intended to be maintained as a trade secret of the Company or any of its Subsidiaries. Except as would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its Subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model

(including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any of its Subsidiaries incorporates or distributes or has incorporated or distributed any Open Source Software with any proprietary software owned by the Company or any of its Subsidiaries in any manner that requires such proprietary software to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.
Section 3.22    Information Technology; Data Security.
(a)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Company’s knowledge, (i) the Company and its Subsidiaries’ information technology assets operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (ii) to the Company’s knowledge, the Company and each of its Subsidiaries have in the past three years complied and are presently in compliance in all material respects with all internal and external privacy policies, contractual obligations, binding industry standards and applicable Laws, in each case, relating to the collection, use, transfer, storage, protection, disposal and disclosure by the Company or any of its Subsidiaries of personal, personally identifiable, or sensitive data (“Data Security Obligations”, and such data, “Data”); (iii) to the Company’s knowledge, the Company has not in the past three years received any written notification of or written complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate material non-compliance with any Data Security Obligations; and (iv) there is currently no action, suit or proceeding by or before any court or governmental authority pending or, to the Company’s knowledge, against the Company or any of its Subsidiaries alleging non-compliance with any Data Security Obligation. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and each of its Subsidiaries have technical and organizational measures in place designed to protect the information technology systems and Data controlled and used in connection with the operation of the Company’s and its Subsidiaries’ businesses; (ii) without limiting the foregoing, the Company and its Subsidiaries have used commercially reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, commercially reasonable information technology, information security, cyber security and data protection controls, designed to protect against and prevent material security incidents such as breach and any unauthorized use or other processing of any information technology system or Data controlled and used in connection with the operations of the Company’s and its Subsidiaries’ businesses (“Breach”) in the past three years; and (iii) to the Company’s knowledge, there has been no such Breach, and the Company and its Subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in any such Breach.
Section 3.23    Affiliate Transactions. None of the officers or directors of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than as holders of options, and/or other grants or awards under the Company Stock Plan, and for services as employees, officers and directors) that is material to the Company and its Subsidiaries, taken as a whole. Since January 1, 2024, neither the Company nor any Subsidiary has entered into any transaction between the Company or any of its Subsidiaries, on the one hand, and any Affiliate of the Company (other than (i) between the Company itself and any of its Subsidiaries or (ii) between any of the Subsidiaries themselves), on the other hand, except in compliance with the Company’s related party transaction policy.
Section 3.24    Environmental Matters(a)    . The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 3.25    Investment Company Status(a)    . To the knowledge of the Company, the Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
Section 3.26    No Price Manipulation. The Company has not, and to its knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Series C Preferred Stock.
Section 3.27    Status of Securities; Indebtedness.
(a)    As a result of the approval by the Board referred to in Section 3.03(a), the Series C Preferred Stock to be issued pursuant to this Agreement, and the shares of Common Stock to be issued upon conversion of the Series C Preferred Stock, have been duly authorized and reserved for issuance by all necessary corporate action of the Company. The respective rights, preferences, privileges, and restrictions of the Series C Preferred Stock and the Common Stock are as stated in the Company Charter Documents (including the Certificate of Designations).
(b)    As of the date hereof, the Company is not party to any Contract, and is not subject to any provision in the Company Charter Documents or other governing documents or resolutions of the Board, that, in each case, by its terms restricts, limits, prohibits or prevents the Company from paying dividends in form and the amounts contemplated by the Certificate of Designations.
(c)    The Company and its Subsidiaries are and, to the knowledge of the Company, each of the other parties thereto, are not in material breach of, default or violation under, any Contract governing Indebtedness (as defined in the Certificate of Designations) of the Company, and no event has occurred that with notice or lapse of time, or both, would constitute such a material breach, default or violation.
Section 3.28    No Other Representations or Warranties. Except for the representations and warranties made by the Company in this Article III, in any Transaction Documents or in any certificate or other document delivered in connection with this Agreement or the Transaction Documents, neither the Company nor any other Person acting on its behalf makes any other express or implied representation or warranty with respect to the Series C Preferred Stock, the Common Stock, the Company or any of its Subsidiaries or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to any Investor or its respective Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and the Investor acknowledges the foregoing. In particular, and without limiting the generality of the foregoing, except for the representations and warranties made by the Company in this Article III, the Transaction Documents, or in any certificate or other document delivered in connection with this Agreement or the Transaction Documents, neither the Company nor any other Person makes or has made any express or implied representation or warranty to the Investors or their respective Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company, any of its Subsidiaries or their respective businesses or (b) any oral or written information presented to any Investor or its respective Representatives in the course of its due diligence investigation of the Company, the negotiation of this Agreement or the course of the Transactions or any other transactions or potential transactions involving the Company and any Investor.
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE INVESTORS
Each Investor, severally in respect of itself only and not jointly, represents and warrants to the Company:
Section 4.01    Organization; Standing. Such Investor is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite limited partnership power and authority to carry on its business as presently conducted.
Section 4.02    Authority; Non-contravention.
(a)    Such Investor has all necessary power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by such Investor of this Agreement and the other Transaction Documents and the consummation by such Investor of the Transactions have been duly authorized and approved by all necessary action on the part of such Investor, and no further action, approval or authorization by any of its partners, is necessary to authorize the execution, delivery and performance by such Investor of this Agreement and the other Transaction Documents and the consummation by such Investor of the Transactions. This Agreement has been duly executed and delivered by such Investor and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except that such enforceability may be limited by the Bankruptcy and Equity Exception.
(b)    Neither the execution and delivery of this Agreement or the other Transaction Documents by such Investor, nor the consummation of the Transactions by such Investor, nor performance or compliance by such Investor with any of the terms or provisions hereof or thereof, will (i) conflict with or violate any provision of the certificate of incorporation, bylaws or other comparable organizational documents of such Investor, or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.03 are obtained at or prior to the Closing Date (other than the authorizations, consents and approvals referred to in Section 4.03(b), which are to be obtained following the Closing in accordance with Section 5.01) and the filings referred to in Section 4.03 are made and any waiting periods with respect to such filings have terminated or expired at or prior to the Closing Date (other than the filings referred to in Section 4.03(b), which are to be made and any waiting periods thereunder are to terminate or expire following the Closing in accordance with Section 5.01), (x) violate any Laws or Judgment applicable to such Investor or (y) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) under any of the terms, conditions or provisions of any Contract to which such Investor is a party or accelerate such Investor’s obligations under any such Contract, except, in the case of clause (ii), as would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect.
Section 4.03    Governmental Approvals. Except for (a) the filing by the Company of the Certificate of Designations with the Delaware Secretary of State and (b) filings required under, and compliance with other applicable requirements of, the HSR Act and any other applicable Regulatory Laws, based on the information provided to such Investor’s Representatives by the Company and its

Representatives, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement and the other Transaction Documents by such Investor, the performance by such Investor of its obligations hereunder and thereunder and the consummation by such Investor of the Transactions, other than such other consents, approvals, filings, licenses, permits, authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect.
Section 4.04    Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of any Investor, except for Persons, if any, whose fees and expenses will be paid by such Investor.
Section 4.05    Purchase for Investment. Such Investor acknowledges that the offer and sale of the Acquired Shares and the Common Stock issuable upon the conversion of the Acquired Shares have not been registered under the Securities Act or under any state or other applicable securities laws. Such Investor (a) acknowledges that it is acquiring the Acquired Shares and the Common Stock issuable upon the conversion of the Acquired Shares pursuant to an exemption from registration under the Securities Act for its own account, or for one or more accounts as to which it has authority to exercise sole investment discretion, solely for investment with no intention to distribute any of the foregoing to any Person, (b) will not sell, transfer, or otherwise dispose of any of the Acquired Shares or the Common Stock issuable upon the conversion of the Acquired Shares, except in compliance with this Agreement and the registration requirements or exemption provisions of the Securities Act and any other applicable securities Laws, (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Acquired Shares and the Common Stock issuable upon the conversion of the Acquired Shares and of making an informed investment decision, (d) is an institution that is an “accredited investor” (as that term is defined by Rule 501(a)(1), (2), (3) or (7) of the Securities Act) and an “Institutional Account” (as that term is defined by FINRA Rule 4512(c)), and (e) (1) has reviewed the information that it considers necessary or appropriate to make an informed investment decision with respect to the Acquired Shares and the Common Stock issuable upon conversion of the Acquired Shares, (2) has had an opportunity to discuss with the Company and its Representatives the intended business and financial affairs of the Company and to obtain information necessary to verify the information furnished to it or to which it had access and (3) can bear the economic risk of (i) an investment in the Acquired Shares and the Common Stock issuable upon the conversion of the Acquired Shares indefinitely and (ii) a total loss in respect of such investment. Such Investor has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of, and form an investment decision with respect to its investment in, the Acquired Shares and the Common Stock issuable upon the conversion of the Acquired Shares.
Section 4.06    Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by such Investor and its Representatives, such Investor and its Representatives have received and may continue to receive from the Company and its Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, in each case containing forward-looking information, regarding the Company and its Subsidiaries and their respective businesses and operations. Such Investor hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans to the extent each of them contain forward-looking information, with which such Investor is familiar, that such Investor is making its own evaluation of the adequacy and accuracy of such forward-looking information so furnished to such Investor (including the reasonableness of the assumptions underlying such forward-looking information), and that except for the representations and warranties made by the Company in Article III, the Transaction Documents and in any certificate or other document delivered in connection with this Agreement or the Transaction Documents, and other than for fraud, such Investor will have no claim against the Company or any of its Subsidiaries, or any of their respective Representatives, with respect thereto.
Section 4.07    Placement Agents. Such Investor acknowledges that any placement agent acting on behalf of the Company (including Goldman, Morgan Stanley and J.P. Morgan), or such placement agent’s directors, officers, employees, representatives and controlling persons, have made no independent investigation with respect to the Company or the Acquired Shares, or the Common Stock issuable upon the conversion of the Acquired Shares, or the accuracy, completeness or adequacy of any information supplied to such Investor by the Company. Such Investor has conducted its own investigation of the Company and the Acquired Shares and has not relied on any statements or other information provided by any placement agent acting on behalf of the Company, or such placement agent’s directors, officers, employees, representatives and controlling persons.
Section 4.08    Sufficient Funds. Each Investor has as of the date hereof immediately available U.S. federal funds sufficient to pay the Investment Amount set forth opposite such Investor’s name on Schedule A under the heading “Investment Amount” and will have at each Closing immediately available U.S. federal funds sufficient to pay such Investor’s Funding Amount and to consummate the transactions contemplated by this Agreement.
Section 4.09    No Other Representations or Warranties. Except for the representations and warranties made by each Investor in this Article IV, the Transaction Documents and in any certificate or other document delivered in connection with this Agreement or the Transaction Documents, neither any Investor nor any other Person acting on its behalf makes any other express or implied representation or warranty with respect to such Investor or any of its Affiliates or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the Company or its Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and the Company acknowledges the foregoing. In particular, and without limiting the generality of the foregoing, except for the representations and warranties made by the Investor in this Article IV, the Transaction Documents and in any certificate or other document delivered in connection with this Agreement or the Transaction Documents, neither any Investor nor any other Person makes or has made any express or implied representation or warranty to such Investor or its Representatives with respect to any oral or written information presented to the Company or its Representatives in the course of its due diligence investigation of the Company, the negotiation of this Agreement or the course of the Transactions or any other transactions or potential transactions involving the Company and such Investor. Nothing herein shall limit any claim for fraud.

ARTICLE V ADDITIONAL AGREEMENTS
Section 5.01    Reasonable Best Efforts; Filings.
(a)    Subject to the terms and conditions of this Agreement, including the terms of this Section 5.01, each of the Company and each Investor shall cooperate with each other and use (and shall cause its Subsidiaries to use) its reasonable best efforts to obtain or submit, as the case may be, as promptly as practicable following the date hereof, all applications relating to applicable Regulatory Laws (collectively with the expiration or termination of the waiting period, and any extension thereof, under the HSR Act, the “Required Regulatory Approvals”). In furtherance of the foregoing, each of the parties hereto shall cooperate with each other to evaluate and identify any filings, consents, clearances or approvals required under or in connection with any Regulatory Law.

(b)    The Company and each Investor agree to make any required filings pursuant to the Required Regulatory Approvals with respect to the Transactions as promptly as reasonably practicable following the date of this Agreement and, with respect to filings under the HSR Act, no later than 25 Business Days after the date hereof, and to respond as promptly as reasonably practicable to any request for additional information and documentary material pursuant to the HSR Act or any other Regulatory Law, as applicable, and to promptly take any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents that may be required pursuant to the HSR Act or any other Required Regulatory Approvals, as applicable, so as to enable the parties hereto to consummate the Transactions.
(c)    Each of the Company and each Investor shall use its reasonable best efforts to (i) cooperate in all respects with the other party in connection with any filing or submission with a Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the Transactions, including any proceeding initiated by a private person, (ii) provide to the other any information in their possession that may be reasonably requested for the purposes of preparing submissions to a Governmental Authority, (iii) keep the other party informed as promptly as practicable in all material respects and as promptly as practicable of any material communication received by the Company or such Investor, as the case may be, from or given by the Company or such Investor, as the case may be, to any Governmental Authority and of any material communication received or given in connection with any proceeding by a private Person, in each case regarding the Transactions, (iv) subject to applicable Laws relating to the exchange of information, and to the extent reasonably practicable, consult with the other parties with respect to information relating to such party and its respective Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third Person or any Governmental Authority in connection with the Transactions, and (v) to the extent permitted by the applicable Governmental Authority or other Person, give the other party the opportunity to attend and participate in such meetings and conferences. Any documents or other materials provided pursuant to this Section 5.01(c) may be redacted or withheld as necessary to address reasonable privilege or confidentiality concerns, and to remove references concerning the valuation of the Company or other competitively sensitive material, and the parties may, as each deems advisable, reasonably designate any material provided under this Section 5.01(c) as “outside counsel only material”.
(d)    In the event that there are multiple Closing Dates pursuant to the terms of this Agreement, each of the Company and each Investor shall cooperate with each other and use (and shall cause its Subsidiaries to use) its reasonable best efforts to integrate the issuance of the Series C Preferred Stock issued on each Closing Date as may be necessary to establish one fungibly traded class of Series C Preferred Stock.
(e)    Notwithstanding anything to the contrary in this Agreement, nothing in this Section 5.01 or elsewhere in this Agreement shall require any Investor to take any action with respect to any of its Affiliates or their direct or indirect portfolio companies, including selling, divesting, conveying, holding separate, or otherwise limiting its freedom of action with respect to any assets, rights, products, licenses, businesses, operations, or interest therein, of any such Affiliates or any direct or indirect portfolio companies of investment funds advised or managed by one or more Affiliates of such Investor. The parties agree that all obligations of other parties related to regulatory approvals shall be governed exclusively by this Section 5.01.
Section 5.02    Corporate Actions. At any time that any Series C Preferred Stock is outstanding, the Company shall (i) from time to time take all lawful action within its control to cause the authorized capital stock of the Company to include a sufficient number of authorized but unissued shares of

Common Stock to satisfy the conversion requirements of all shares of the Series C Preferred Stock then outstanding, and (ii) not effect any voluntary deregistration under the Exchange Act or any voluntary delisting with the NYSE (or any other national securities exchange upon which the Common Stock may subsequently be listed) in respect of the Common Stock other than in connection with a Fundamental Change (other than a delisting pursuant to the definition thereof) pursuant to which the Company satisfies in full its obligations under the Certificate of Designations.
Section 5.03    Public Disclosure. Apollo and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transaction Documents or the Transactions, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Laws, Judgment, court process or the rules and regulations of any national securities exchange or national securities quotation system. Notwithstanding the forgoing, this Section 5.03 shall not apply to any press release or other public statement made by the Company or any Investor (a) which does not contain any information relating to the Transactions that has not been previously announced or made public in accordance with the terms of this Agreement, (b) is made in the ordinary course of business and does not relate specifically to the signing of the Transaction Documents or the Transactions or (c) is made in connection with a Qualifying Acquisition and does not include the identity of any Investor. Notwithstanding the foregoing or anything to the contrary in this Section 5.03 and Section 5.04, (i) this Section 5.03 and Section 5.04 shall not prohibit any disclosure of information concerning this Agreement in connection with any dispute between the parties hereto regarding this Agreement and (ii) any Investor may, without consulting the Company, provide ordinary course communications regarding this Agreement and the transactions contemplated hereby in connection with financial reporting and fundraising activities to existing or prospective general and limited partners, equity holders, members, managers and investors of any Affiliates of such Person, which in each case are subject to customary confidentiality obligations.
Section 5.04    Confidentiality. Each Investor’s confidentiality obligations under the Non-Disclosure Agreement shall survive the date hereof in accordance with its terms and the confidential information thereunder (including oral, written and electronic information) shall include information concerning the Company, its Subsidiaries or its Affiliates that has been, or may be, furnished to the Investor, its Affiliates or their respective Representatives by or on behalf of the Company or any of its Representatives pursuant to, or in connection with, this Agreement and/or the Transactions and Transaction Documents (such information, the “Confidential Information”).
Section 5.05    NYSE Listing of Shares. To the extent the Company has not done so prior to the date of this Agreement, the Company shall, as promptly as practicable and in any event at least thirty (30) days prior to the Closing Date, apply to cause the aggregate number of shares of Common Stock issuable upon the conversion of the Series C Preferred Stock to be issued to each Investor pursuant to this Agreement and pursuant to the Certificate of Designations to be approved for listing on the NYSE to the extent required by the NYSE. From time to time following the Closing Date, the Company shall cause the number of shares of Common Stock issuable upon the conversion of the then outstanding shares of Series C Preferred Stock to be approved for listing on the NYSE, subject to official notice of issuance.
Section 5.06    Standstill. Each Investor, severally but not jointly, agrees that during the Standstill Period, without the prior written approval of the Board, such Investor will not, directly or indirectly, and will not cause its Affiliates to:
(a)    acquire, offer or seek to acquire, agree to acquire or make a public proposal to acquire, by purchase or otherwise, beneficial ownership of any Company Securities, any securities convertible into or exchangeable for any Company Securities, any options or other derivative securities or contracts or instruments in any way related to the price of such Company Securities (other than cash-settled swaps or other cash-settled instruments) such that such Investor and its Affiliates would beneficially own greater than 7.5% of outstanding Common Stock (but in each case other than (i) as a result of any stock split, stock dividend or distribution, subdivision, reorganization, reclassification or similar capital transaction involving Company Securities, (ii) the acquisition of shares of Common Stock issuable upon conversion of the Series C Preferred Stock and (iii) the acquisition of additional Series C Preferred Stock);
(b)    make or in any way participate in or knowingly encourage any “solicitation” of “proxies” (whether or not relating to the election or removal of directors), as such terms are used in the rules of the SEC, to vote, or knowingly seek to advise or influence any Person with respect to voting of, any voting securities of the Company, or call or seek to call a meeting of the Company’s stockholders, or initiate any stockholder proposal or action by the Company’s stockholders, or seek election to or to place a representative on the Board or seek the removal of any director from the Board;
(c)    propose, offer, seek or indicate an interest in (in each case, with or without conditions) any merger or business combination, tender or exchange offer, recapitalization, reorganization or purchase of a material portion of the assets, properties or securities of the Company or any Subsidiary, or any other extraordinary transaction involving the Company or its Subsidiaries or any Subsidiary or any of their respective securities, or enter into any discussions, negotiations, arrangements, understandings or agreements whether written or oral) with any other Person (other than its Representatives) regarding any of the foregoing;
(d)    otherwise act, alone or in concert with others, to seek to control or influence, in any manner, the management, Board or policies of the Company or any Subsidiary (for the avoidance of doubt, excluding any such act in their capacity as a commercial counterparty, customer, supplier or the like);
(e)    make any public proposal or statement of inquiry or publicly disclose any intention, plan or arrangement consistent with the foregoing;
(f)    advise or knowingly assist or encourage or direct any Person to do any of the foregoing;
(g)    enter into any discussions, negotiations, arrangements or understandings with any third party (including security holders of the Company, but excluding, for the avoidance of doubt, any other Investor) with respect to any of the foregoing, including forming, joining or in any way participating in a “group” (as defined in Section 13(d)(3) of the Exchange Act) with any third party with respect to any of the foregoing;
(h)    request the Company or any of its Representatives to amend or waive any provision of this Section 5.06, provided that this clause shall not prohibit the Apollo Investor from making a confidential request to the Company seeking an amendment or waiver of the provisions of this Section 5.06, which the Company may accept or reject in its sole discretion, so long as any such request is made in a manner that does not require public disclosure thereof by the Company; or
(i)    contest the validity of this Section 5.06 or make, initiate, take or participate in any Action to amend, waive or terminate any provision of this Section 5.06;
provided, however, that nothing in this Section 5.06 will limit an Investor’s ability to vote, Transfer (subject to Section 5.07), convert (subject to Article VIII of the Certificate of Designations) or otherwise exercise rights under its Common Stock or Series C Preferred Stock; provided, further that notwithstanding anything to the contrary in this Section 5.06, each Investor and its Affiliates may at any time communicate privately with the Company’s directors, officers or advisors or submit to the Board one or more confidential proposals or offers for a transaction (including a transaction that, if consummated, would result in a Fundamental Change), so long as, in each case, such communications and submissions are not intended to, and would not reasonably be expected to, require any public disclosure by the Company of such communications or submissions, as applicable.
Section 5.07    Transfer Restrictions.
(a)    No Investor shall be permitted to Transfer any Series C Preferred Stock prior to the 15 month anniversary of the date hereof without the Company’s prior written consent, unless such Transfer is to such Investor’s Affiliate, and no Investor (or any Investor Transferee) shall be permitted to Transfer any shares of Common Stock issued upon conversion of any Series C Preferred Stock on any day in an amount greater than 10% of the average daily trading volume of the Company’s Common Stock during the immediately preceding 30-Trading Day period; provided, that any shares of Common Stock (i) issued upon conversion of any Series C Preferred Stock pursuant to a Mandatory Conversion under Section 8.2 of the Certificate of Designations, (ii) received in connection with the payment of dividends, (iii) purchased in the open market or (iv) otherwise acquired in a manner not involving the conversion of the Series C Preferred Stock, in each case, shall not be subject to such restriction.
(b)    Notwithstanding anything to the contrary herein, for so long as any Investor continues to hold any Series C Preferred Stock (or any Common Stock issued upon conversion of any Series C Preferred Stock) or any other shares of Common Stock, such Investor will not Transfer any Series C Preferred Stock (or any Common Stock issued upon conversion of any Series C Preferred Stock) to a Person who is known to be a Restricted Person (after reasonable inquiry); provided, that the foregoing shall not restrict any Investor from Transferring their Series C Preferred Stock (or any Common Stock issued upon conversion of any Series C Preferred Stock) to a Restricted Person in connection with a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction or any Fundamental Change involving the Company or any of its Subsidiaries that, in each case, is approved by the Board; provided, further, that the foregoing will not apply to any Transfer undertaken in any broadly marketed underwritten offering (including an underwritten block trade) or in unsolicited broker transactions effected pursuant to Rule 144 of the Securities Act, so long as such Investor takes commercially reasonable efforts (including by directing, instructing or requesting any underwriter or broker in connection with such offering or transaction) to not knowingly sell, dispose of or otherwise transfer such Series C Preferred Stock or Common Stock issued upon conversion of any Series C Preferred Stock to Restricted Persons or Persons described in clause (ii) without the Company’s prior written consent.
(c)    Until the date that is 15 months after the date hereof, each Investor will not make any “short sale” (as defined in Rule 200 of Regulation SHO under the Exchange Act) of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a “short sale” (as defined in Rule 200 of Regulation SHO under the Exchange Act) of any Series C Preferred Stock (or any Common Stock), or otherwise establish or increase, directly or indirectly, a put equivalent position, as defined in Rule 16a-1(h) under the Exchange Act, in each case, for the purpose of which is to offset the loss which results from a decline in the market price of any Series C Preferred Stock (or any Common Stock issued upon conversion of any Series C Preferred Stock) (collectively, “Hedging Arrangements”); provided that such restriction shall not apply to any short sale of Common Stock by an Investor during the period following such Investor’s delivery of a conversion notice and prior to the delivery of shares of Common Stock by the Company in an amount not greater than 10% of the average daily trading volume of the Company’s Common Stock during the immediately preceding 30-Trading Day period. For the avoidance of doubt, the foregoing restrictions on Hedging Arrangements shall not restrict any Investor from entering into Hedging Arrangements with respect to listed ETF index funds, even if the Common Stock comprises part of such ETF index fund.
(d)    The restrictions set forth in this Section 5.07 shall terminate automatically upon the commencement by the Company or one of its Significant Subsidiaries of bankruptcy, insolvency or other similar proceedings.
(e)    Notwithstanding anything to the contrary (including any of the Company’s policies), at any time from and after the Closing Date, (i) each Investor shall be permitted to Transfer any or all of their Series C Preferred Stock (or any Common Stock issued upon conversion of any Series C Preferred Stock) in connection with a total return swap or a bona fide loan or other financing arrangement, including pledging, hypothecating or otherwise granting a security interest in shares of Series C Preferred Stock and/or shares of Common Stock issued upon conversion of shares of Series C Preferred Stock to one or more lending institutions as collateral or security for any bona fide loan (including a margin loan), advance or extension of credit and any Transfer upon foreclosure (or in lieu of foreclosure) upon such shares of Series C Preferred Stock or Common Stock (a “Permitted Loan”), and (ii) nothing shall prohibit or otherwise restrict the ability of any lender or other creditor or collateral agent under a Permitted Loan (including any agent or trustee on their behalf) or any Affiliate of the foregoing to foreclose upon, or accept a Transfer in lieu of foreclosure, and sell, dispose of or otherwise Transfer the applicable Series C Preferred Stock or Common Stock mortgaged, hypothecated and/or pledged to secure the obligations of the borrower following an event of default (any of the foregoing, collectively, a “Foreclosure”) under a Permitted Loan; provided, that, such lender or other creditor or collateral agent under a Permitted Loan or any Affiliate of the foregoing shall not sell, dispose of or otherwise Transfer such Series C Preferred Stock or Common Stock to a Restricted Person without the Company’s prior written consent, except if undertaken in a registered offering or an offering exempt from registration under Rule 144 or Rule 144A of the Securities Act, in which such lender or other creditor or collateral agent takes commercially reasonable efforts (including by directing or instructing any underwriter or broker in connection with such offering or transaction) to not knowingly sell, dispose of or otherwise Transfer such Series C Preferred Stock or Common Stock to Restricted Persons without the Company’s prior written consent; provided, further, that in the event that any lender or other creditor or collateral agent under a Permitted Loan transaction (including any agent or trustee on their behalf) or any Affiliate of the foregoing exercises any rights or remedies in respect of the applicable Series C Preferred Stock or Common Stock or any other collateral for any Permitted Loan, no lender, creditor, agent or trustee on their behalf or Affiliate of any of the foregoing (other than, for the avoidance of doubt, any Investor) shall be entitled to any rights or have any obligations or be subject to any restrictions or limitations set forth in this Agreement.
(f)    Any attempted Transfer in violation of this Section 5.07 shall be null and void ab initio.
(g)    So long as such Transfer is not violation of this Section 5.07, the Company shall cooperate with any Investor in connection with the Transfer of any Series C Preferred Stock (or any Common Stock issued upon conversion of any Series C Preferred Stock), including providing reasonable and customary information (i) in connection with the relevant Investor’s marketing efforts or any such potential transferee’s due diligence, (ii) in order to comply with applicable securities Laws and (iii) in connection with the removal of a restrictive legend, if any, and effectuating or instructing its Transfer Agent to effectuate conversions in accordance with the Certificate of Designations.

(h)    Any Person acquiring the Series C Preferred Stock or Common Stock issued upon conversion of the Series C Preferred Stock pursuant to a Transfer in a private transaction shall be required to be bound by the terms of this Agreement by executing a joinder agreement substantially in the form of Exhibit A-2 hereto prior to such Transfer for the benefit of the Company.
Section 5.08    Legends. (a) All certificates or other instruments representing the Series C Preferred Stock or Common Stock issued upon conversion of the Series C Preferred Stock will bear a legend substantially to the following effect:
The securities represented by this instrument have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and may not be transferred, sold or otherwise disposed of except pursuant to an exemption from registration under such act or such laws, or except, with respect to any Common Stock, while a registration statement relating thereto is in effect under such act and applicable state securities laws.
Notwithstanding the foregoing, the legend under this Section 5.08(a) shall be removed by the Company and the Series C Preferred Stock or Common Stock issued upon conversion of the Series C Preferred Stock may be Transferred without such legend if (i) such Series C Preferred Stock or Common Stock is registered for resale by the Company pursuant to an effective registration statement filed under the Securities Act and resold pursuant to such registration statement, (ii) such Series C Preferred Stock or Common Stock is eligible for resale pursuant to Rule 144 promulgated under the Securities Act, and solely in the period from the six-month to 12-month anniversary of the Closing Date such Series C Preferred Stock or Common Stock is sold pursuant to Rule 144, or (iii) such Series C Preferred Stock or Common Stock is sold pursuant to an exemption from registration and, in the case of this clause (iii), the Company receives an opinion of counsel reasonably satisfactory to the Company to the effect that the legend may be removed in accordance with applicable securities laws and any other documentation reasonably requested by the Company with respect to compliance with such exemption.
(b)    All certificates or other instruments representing the Series C Preferred Stock will bear a legend substantially to the following effect:
The securities represented by this certificate are subject to transfer and other restrictions set forth in an Investment Agreement, dated as of January 5, 2026, copies of which are on file with the secretary of the issuer.
Notwithstanding the foregoing, the legend under this Section 5.08(b) shall be removed by the Company and the Series C Preferred Stock or Common Stock issued upon conversion of the Series C Preferred Stock may be Transferred without such legend when such legend is no longer applicable to such securities, including, without limitation, upon the sale of such securities in a transaction in which the transferee is not required to be bound by this Agreement, including in an open market transaction.
Section 5.09    Tax Matters.
(a)    The Company and its paying agent shall be entitled to withhold Taxes on all payments on the Series C Preferred Stock or Common Stock or other securities issued upon conversion of the Series C Preferred Stock in each case to the extent required by applicable Law; provided, that to the extent that the Investor has previously delivered an appropriate IRS Form W-8 or W-9 to the Company establishing an exemption for U.S. federal withholding (including backup withholding), the Company shall not be permitted to withhold unless the Company has provided the Investor advance written notice of its intent to withhold at least five days prior to the payment of the amount subject to withholding, and has given the Investor a reasonable opportunity to provide any form or certificate available to reduce or eliminate such withholding. Within a reasonable amount of time after making such withholding payment, the Company shall furnish the Investor with copies of any Tax certificate, receipt or other documentation reasonably acceptable to the Investor evidencing such payment.
(b)    The Company shall pay any and all documentary, stamp and similar issue or transfer Tax due on (x) the issuance of the Series C Preferred Stock and (y) the issuance of shares of Common Stock upon conversion of the Series C Preferred Stock. However, in the case of conversion of Series C Preferred Stock, the Company shall not be required to pay any Tax or duty that may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or Series C Preferred Stock to a beneficial owner other than the beneficial owner of the Series C Preferred Stock immediately prior to such conversion, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such Tax or duty, or has established to the satisfaction of the Company that such Tax or duty has been paid.
(c)    The parties shall, and shall cause each of their Affiliates to, (i) treat the Acquired Shares as “common stock” rather than as “preferred stock” for purposes of Section 305 of the Code and Treasury Regulations Section 1.305-5, (ii) not treat any dividend paid on the Company’s Common Stock in which the Acquired Shares participate as giving rise to a “disproportionate distribution” within the meaning of Section 305(b)(2) of the Code, and (iii) with respect to the Apollo Investor, in connection with any redemption of the Acquired Shares, treat such redemption as a payment in exchange for stock pursuant to Section 302(a) of the Code, provided, that, the Apollo Investor has, prior to such redemption, provided the Company (A) with evidence reasonably satisfactory to the Company that it does not directly, indirectly or constructively own (taking into account the attribution rules of Section 318 of the Code) any stock of the Company other than the Acquired Shares (or Common Stock acquired as a result of the conversion of the Acquired Shares) and (B) with certification (1) attesting to the number of Acquired Shares and shares of Common Stock that the Apollo Investor directly, indirectly or constructively owns (taking into account the attribution rules of Section 318 of the Code) and (2) representing that it is not acquiring, as part of a plan that includes such redemption, any additional shares of Series C Preferred Stock or shares of Common Stock. Without the prior written consent of each Investor, the Company shall not (and the Board shall not authorize the Company to) take any action that would reasonably be expected to cause an Investor (or its direct or indirect equityholders) to recognize taxable income by reason of the operation of Section 305(b)(2) of the Code. Neither party will, nor will permit their Affiliates to, take a contrary position to the foregoing without the other party’s prior written consent unless otherwise required pursuant to (x) a change in Tax law or (y) a final determination within the meaning of Section 1313 of the Code.
(d)    Upon any Investor’s reasonable request, and to the extent permitted by applicable Law, the Company shall provide a duly executed and correctly completed statement, in accordance with Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3) (or any successor Treasury Regulations thereto), that the Acquired Shares and/or the shares of Common Stock are not a U.S. real property interest.
(e)    For so long as any Acquired Shares are outstanding, the Company shall be classified as a corporation for U.S. federal income Tax purposes and shall not take any action that would cause it not to be a domestic corporation for U.S. federal income Tax purposes or that would otherwise cause any Investor to own an interest in an entity that is not a domestic corporation for U.S. federal income Tax purposes, in each case, without the consent of the Apollo Investor, which consent may be withheld in the Apollo Investor’s sole discretion.

(f)    The Company shall use commercially reasonable efforts to provide, at the reasonable request of the Investor, an estimate or determination of the amount of the Company’s current and accumulated earnings and profits in any taxable year where such estimate or determination is relevant to determining the amount (if any) of any distribution received by the Investor from the Company that is properly treated as a dividend for U.S. federal income tax purposes.
Section 5.10    Use of Proceeds; Requirement to Use the Commitment. The Company shall use the proceeds from the issuance and sale of the Acquired Shares to pay for any costs, fees and expenses incurred in connection with the Transactions and to pay a portion of the consideration for Qualifying Acquisitions. Prior to the Commitment Outside Date (including any extension thereof pursuant to this Agreement or otherwise), the Company shall be obligated to use proceeds from the issuance and sale of the Acquired Shares before using the proceeds from any other equity financing sources toward payment of the consideration for such Qualifying Acquisition.
Section 5.11    Financing Cooperation. From and after the Closing, if reasonably requested by the Apollo Investor, the Company will provide customary cooperation (with, in each case, all reasonable, documented out-of-pocket expenses, including legal expenses, incurred by the Company in connection with the foregoing, being borne by such Investor) in connection with such Investor or its Affiliates obtaining any Permitted Loan, including with respect to the following: (i) entering into an issuer agreement with each lender in customary form in connection with such transactions (which agreement may include, without limitation, agreements and obligations of the Company relating to procedures and specified time periods for effecting transfers and/or conversions upon Foreclosure, agreements to not hinder or delay exercises of remedies on Foreclosure and certain acknowledgments regarding the pledged shares of Series C Preferred Stock and/or shares of Common Stock issued upon conversion of shares of Series C Preferred Stock and securities law status of the pledge arrangements and a specified list of Competitors (which, for the avoidance of doubt, shall only apply if such transaction is not undertaken in any broadly marketed underwritten offering (including an underwritten block trade) or in unsolicited broker transactions effected pursuant to Rule 144 of the Securities Act), (ii) using commercially reasonable efforts to (A) remove any restrictive legends on certificates representing pledged shares of Series C Preferred Stock and/or shares of Common Stock issued upon conversion of shares of Series C Preferred Stock and depositing any pledged shares of Common Stock issued upon conversion of shares of Series C Preferred Stock in book entry form on the books of DTC, in each case when eligible to do so or otherwise as agreed with the transfer agent or (B) without limiting the generality of clause (A), if such shares of Common Stock are eligible for resale under Rule 144A, depositing such pledged shares of Common Stock in book entry form on the books of DTC or other depository with customary representations and warranties from the applicable Investor or its applicable Affiliates regarding compliance with securities Laws, (iii) if so reasonably requested by such lender or counterparty, as applicable, re-registering on the books and records of the transfer agent the pledged shares of Series C Preferred Stock and/or Common Stock in the name of the relevant lender, agent, counterparty, custodian or similar party to a Permitted Loan, with respect to a Permitted Loan as securities intermediary and only to the extent the applicable Investor (or its or their Affiliates) continue to beneficially own such pledged shares of Series C Preferred Stock and/or Common Stock and (iv) such other cooperation and assistance as the Apollo Investor may reasonably request (which cooperation and assistance, for the avoidance of doubt, shall not include any requirements that the Company deliver information, compliance certificates or any other materials typically provided by borrowers to lenders) that will not unreasonably disrupt the operation of the Company’s business. Notwithstanding anything to the contrary in the preceding sentence, the Company’s obligation to deliver an issuer agreement is conditioned on the Apollo Investor certifying to the Company in writing, solely with respect to the Permitted Loan obtained by the Apollo Investor that (A) the loan agreement with respect to which the issuer agreement is being delivered constitutes a Permitted Loan being entered into in accordance with this Agreement, the Apollo Investor has pledged the Series C Preferred Stock and/or the underlying shares of Common Stock as collateral to the lenders under such Permitted Loan and that the execution of such Permitted Loan and the terms thereof do not violate the terms of this Agreement and (B) the Apollo Investor acknowledges and agrees that the Company will be relying on such certificate when entering into the issuer agreement and any material inaccuracy in such certificate will be deemed a breach of this Agreement. The Apollo Investor acknowledges and agrees that the statements and agreements of the Company in an issuer agreement are solely for the benefit of the applicable lenders party thereto and that in any dispute between the Company and any Investor under this Agreement the applicable Investor shall not be entitled to use the statements and agreements of the Company in an issuer agreement against the Company.
Section 5.12    State Securities Laws. Promptly following the date hereof, the Company shall use its reasonable best efforts to (a) make all filings with the SEC under the Securities Act and Exchange Act related to the execution of the Transaction Documents and the consummation of the transactions contemplated thereby in the time periods required by (including any extensions permitted by) the Securities Act and Exchange Act, as applicable, (b) obtain all necessary permits and qualifications, if any, or secure an exemption therefrom, required by any state or country prior to the offer and sale of Common Stock and/or Series C Preferred Stock and (c) cause such authorization, approval, permit or qualification to be effective as of the Closing and as of any conversion of Series C Preferred Stock; provided, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction in which it is not otherwise subject to taxation on the date of this Agreement.
Section 5.13    Information Rights. For so long as the 50% Beneficial Holding Requirement is satisfied with respect to the Apollo Investor, to the extent requested in writing by the Apollo Investor or any Affiliate holder, the Company agrees promptly to provide the Apollo Investor or such Affiliate holder with (a) the same information and access to members of the Company’s management team as provided to lenders under any credit agreement or other similar document or holders of any senior indebtedness of the Company or its Subsidiaries to the extent not publicly disclosed, subject to the Apollo Investor or such Affiliate holder entering into a customary non-disclosure agreement substantially in the form previously entered into with the Company and (b) upon any issuance of any securities by the Company permitted by Section 6.2(a)(ii) of the Certificate of Designations, a certificate of a duly authorized officer setting forth the calculation of the Consolidated Net Total Leverage Ratio (as defined in the Certificate of Designations) for the fiscal period then ended in a form consistent with any certificates provided to public side lenders under any credit agreement or other similar document or holders of any senior indebtedness of the Company or its Subsidiaries to the extent not publicly disclosed. From and after the date hereof, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Investor or its agents or counsel with any information that constitutes, or the Company believes constitutes, material non-public information, unless prior thereto such Investor shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that the Investors shall be relying on the foregoing covenants in effecting transactions in securities of the Company.
Section 5.14    Voting Requirements. Each Investor shall take such action as may be required so that all of the shares of Series C Preferred Stock or Common Stock issued upon conversion of shares of Series C Preferred Stock beneficially owned, directly or indirectly, by such Investor and entitled to vote at any meeting of stockholders (and at every postponement or adjournment thereof) are voted (i) in favor of each director nominated or recommended by the Board for election at any such meeting and against the removal of any director who has been elected following nomination or recommendation by the Board, (ii) against any director nominated by a stockholder who has not been recommended for election by the Board, (iii) in favor of the Company’s “say-on-pay” proposal and any proposal by the Company relating to equity compensation that has been approved by the Board or the Nominating, Corporate Governance and Sustainability Committee of the Board (or any successor committee, however denominated), (iv) in favor of the Company’s proposal for ratification of the appointment of the Company’s independent registered public accounting firm, and (v) in accordance with the recommendation of the Board with respect to any amendment or modification of the Company Charter Documents that does not adversely alter or change the rights, powers, preferences or privileges of the holders of any series of the Series C Preferred Stock or otherwise adversely affects such Investor, but no Investor shall be under any obligation to vote in the same manner as recommended by the Board or in any other manner, other than in its sole discretion, with respect to any other matter. In furtherance of the foregoing, each Investor shall take such action as may be required so that such Investor is present, in person or by proxy, at each meeting of the stockholders of the Company and at every postponement or adjournment thereof so that all of the shares of Series C Preferred Stock or Common Stock beneficially owned, directly or indirectly, by such Investor may be counted for the purposes of determining the presence of a quorum and voted in accordance with the terms and conditions of this Section 5.14.
Section 5.15    Investors.
(a)    The Company acknowledges on its behalf and on behalf of its Subsidiaries that:
(i)    certain of the Investors and their respective Affiliates may be full-service securities or investment firms engaged, either directly or through their respective Affiliates, in various activities, including securities trading, commodities trading, investment management, investment banking, financial advisory, financing, hedging and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of such activities, such Investors and their respective Affiliates may actively engage in commodities trading or trade the debt and equity securities (or related derivative securities) and financial instruments (including bank loans, securities and other obligations) of the Company and other Subsidiaries of the Company for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and financial instruments. Each Investor or its Affiliates may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of the Company or other Subsidiaries of the Company or engage in commodities trading with any thereof; and
(ii)    The Investors and their respective Affiliates are involved in a broad range of transactions and may have economic interests that conflict with those of the Company and its Subsidiaries. Nothing in this Agreement or the other Transaction Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty of the Investors to any of the Company or its Subsidiaries or any Affiliate or equity holder thereof. The transactions and the rights and obligations contemplated by this Agreement are arm’s-length commercial transactions and negotiations between the Investors, on the one hand, and the Company on the other hand. In connection with the transactions and the rights and obligations contemplated by this Agreement, each of the Investors is acting solely as a principal and not as agent or fiduciary of any of the Company or its Subsidiaries or any Affiliate thereof or member of management, equity holders or creditors thereof or any other Person. The Investors have not assumed an advisory or fiduciary responsibility or any other obligation in favor of the Company or any of its Subsidiaries with respect to the transactions and the rights and obligations contemplated by this Agreement or the process leading thereto (irrespective of whether any of the Investors or any of their respective Affiliates has advised or is currently advising the Company or any of its Subsidiaries or any of its Affiliates or equity holders on other matters). The Company has consulted its own legal, Tax, accounting, regulatory and financial advisors to the extent it has deemed appropriate. The Company is responsible for making its own independent judgment with respect to the transactions and the rights and obligations contemplated by this Agreement and the process leading thereto. The Company waives, to the fullest extent not prohibited by law, any claims it may have against the Investors or their respective Affiliates (in their capacities as such) for breach of fiduciary duty or alleged breach of fiduciary duty arising out of this Agreement. The Company agrees that none of the Investors or their respective Affiliates shall have any liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including the Company’s equity holders, employees or creditors.
(iii)    None of the Investors or any of their respective Affiliates or representatives will have any obligation to use in connection with the matters contemplated by this Agreement, or to furnish to the Company or any of its Subsidiaries or its Affiliates or equity holders, confidential information obtained by them from other Persons.
(b)    The Apollo Investor and the Company hereby agree that, to the maximum extent permitted by Law, when the Apollo Investor takes any action under this Agreement to give or withhold its consent, such Investor shall have no duty (fiduciary or other) to consider the interests of the Company or the other stockholders of the Company and may act exclusively in its own interest; provided, however, that the foregoing shall in no way affect the obligations of the parties hereto to comply with the provisions of this Agreement.
Section 5.16    Stockholder Approval. If required by the rules of the NYSE, the Company shall (i) seek Stockholder Approval at the Company’s next annual meeting of stockholders or (ii) if such annual meeting is not held by May 31, 2026, schedule a special meeting of stockholders no later than May 31, 2026, for the purpose of obtaining Stockholder Approval, and shall provide to each stockholder entitled to vote at such meeting a proxy statement that shall solicit the affirmative vote of each of the Company’s stockholders entitled to vote at such meeting for the Stockholder Approval, and shall include the recommendation of the Board that such proposal be approved. The Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. The Company shall use its reasonable best efforts to obtain such Stockholder Approval, and request that its officers and directors cast their proxies in favor of such proposal. If the Company has not obtained Stockholder Approval at the stockholder meeting, the Company shall seek Stockholder Approval at each annual meeting until the earlier of the date of Stockholder Approval is obtained or the Series C Preferred Stock that requires Stockholder Approval is no longer outstanding.
Section 5.17    Minority Protective Provisions.
(a)    Except as required by applicable Law or the regulations or requirements of any stock exchange or regulatory organization applicable to the Company or any of its Subsidiaries or as expressly contemplated, required or permitted by this Agreement from the date of this Agreement through the earlier of (i) the Commitment Outside Date and (ii) the date the Investors have funded the full Investment Amount, the Company and its Subsidiaries shall, (i) use reasonable best efforts to operate their business in the ordinary course, and (ii) unless the Apollo Investor otherwise consents in writing (such consent not to be unreasonably withheld, conditioned or delayed), not take any other action that, if taken following the initial Closing would (A) require the prior written consent of any of the holders of the Series C Preferred Stock pursuant to this Agreement or the Certificate of Designations, or (B) result in an adjustment to the Conversion Price pursuant to the Certificate of Designations unless (in the case of this clause (ii)(B)) such adjustment is effected upon the initial Closing and the issuance of the Series C Preferred Stock pursuant to this Agreement and such adjustments are reflected at such time in accordance with the terms of the Certificate of Designations.

(b)    During the Marketing Period, the Company shall not issue or sell any convertible preferred stock that is pari passu with the Series C Preferred Stock (other than the Series C Preferred Stock).
ARTICLE VI SURVIVAL AND TERMINATION
Section 6.01    Survival. All of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance. All representations and warranties contained in this Agreement (including the schedules and the certificates delivered pursuant hereto) will survive until the twelve (12) month anniversary of the final Closing; provided, that the Fundamental Representations shall survive the final Closing for forty-eight (48) months following the Closing; provided, further that nothing herein shall relieve any party of liability for fraud, or for any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration by a Person entitled to make such claim pursuant to the terms and conditions of this Agreement. For the avoidance of doubt, claims may be made with respect to the breach of any representation, warranty or covenant until the applicable survival period therefor as described above expires. Notwithstanding anything in this Agreement to the contrary, subject to Section 9.13, (a) each Investor will only be responsible in respect of any breach by itself and not of any other Investor, (b) in no event will any Investor or any of such Investor’s Investor Related Parties have any liability (including damages for fraud or breach, whether willful, intentional, unintentional or otherwise (including willful breach) or monetary damages in lieu of specific performance) in the aggregate in excess of the amount of its pro rata portion of its Investment Amount, (c) in no event will the Investors and the Investor Related Parties, collectively, have any liability (including damages for fraud or breach, whether willful, intentional, unintentional or otherwise (including willful breach) or monetary damages in lieu of specific performance) in the aggregate in excess of the amount of the Investment Amount and (d) in no event will the Company Related Parties, collectively, have any liability in the aggregate in excess of the amount of the Investment Amount, except in the case of fraud.
Section 6.02    Termination. The rights and obligations of the parties in respect of the Closing and the provisions of this Agreement may be terminated at any time prior to the Closing:
(a)    by the mutual written consent of the Company and the Investors;
(b)    by the Company and the Apollo Investor, if any Governmental Authority shall have issued a final Judgment restraining, enjoining or otherwise prohibiting the consummation of the Transactions;
(c)    with respect to an Investor, by notice given by the Company to such Investor if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by such Investor in this Agreement such that the condition to Closing in Section 7.02(a) or Section 7.02(b) would not be satisfied and, if capable of being cured, which have not been cured by such Investor thirty (30) days after receipt by such Investor of written notice from the Company requesting such inaccuracies or breaches to be cured; provided, however, that the Company is not then in material breach of any of its obligations hereunder;
(d)    by notice given by the Apollo Investor to the Company if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Company in this Agreement such that the condition to Closing in or Section 7.03(a) or Section 7.03(b) would not be satisfied and, if capable of being cured, which have not been cured by the

Company thirty (30) days after receipt by the Company of written notice from the Apollo Investor requesting such inaccuracies or breaches to be cured; provided, however, that the Apollo Investor is not then in material breach of any of its obligations hereunder; or
(e)    by the Company or the Apollo Investor if the initial Closing Date has not occurred on or before 11:59 p.m. (Eastern Time) on the Commitment Outside Date.
Notwithstanding anything to the contrary in this Agreement, each Investor’s obligations to purchase Series C Preferred Stock in the amount of its Unused Investment Amount as of the Commitment Outside Date shall terminate.
Section 6.03    Effect of Termination. In the event that this Agreement is terminated in accordance with Section 6.02, no party (nor any of its Affiliates) shall have any liability or obligation to any other party (or any of its Affiliates) under or in respect of this Agreement, except to the extent of (a) any liability arising from any breach by such party of its obligations pursuant to this Agreement arising prior to such termination, (b) expense reimbursement pursuant to Section 9.11, and (c) any actual and intentional fraud or intentional or willful breach of this Agreement. In the event of any such termination, this Agreement shall become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties, in each case, except (x) as set forth in the preceding sentence and (y) that the provisions of Section 5.04, this Article VI and Article VIII, including Section 9.11, shall survive the termination of this Agreement.
ARTICLE VII CONDITIONS PRECEDENT
Section 7.01    Conditions to the Effectiveness of each Investor’s Commitments. The respective obligations of each Investor to enter into this Agreement and the effectiveness of each Investor’s commitment to purchase the number of shares of Series C Preferred Stock set forth opposite its name on Schedule A with respect to such Investor shall be subject to the satisfaction (or waiver by each Investor (with respect to such Investor), if permissible under applicable Law) on or prior to the date hereof of the following conditions:
(a)    Each Investor shall have received from the Company (or its counsel) a counterpart signed by the Company (or written evidence reasonably satisfactory to each Investor (which may include a copy transmitted by email, facsimile or other electronic method) that such party has signed a counterpart) of this Agreement; and
(b)    With respect to the Apollo Investor, Apollo shall have received from the Company (or its counsel) a counterpart signed by the Company (or written evidence reasonably satisfactory to each Investor (which may include a copy transmitted by email, facsimile or other electronic method) that such party has signed a counterpart) of each of the AGS Fee Letter and each of the other Transaction Documents to be executed and delivered on the date hereof.
Section 7.02    Conditions to the Obligations of the Company and each Investor. The respective obligations of each of the Company and each Investor to effect any Closing with respect to such Investor shall be subject to the satisfaction (or waiver by the Company and each Investor (with respect to such Investor), if permissible under applicable Law) on or prior to such Closing of the following conditions:
(a)    no temporary or permanent Judgment or Law shall have been enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority nor shall any proceeding brought by a Governmental Authority seeking any of the foregoing be pending, or any applicable Laws shall be in effect, in each case which has the effect of restraining, enjoining or otherwise prohibiting the consummation of the Transactions;

(b)    the waiting period (and any extension thereof) applicable to the consummation of Transactions under the HSR Act and shall have expired or been terminated and all Required Regulatory Approvals have been obtained; and
(c)    the Required Regulatory Approvals have been obtained.
Section 7.03    Conditions to the Obligations of the Company. The obligations of the Company to effect any Closing with respect to each Investor shall be further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to such Closing of the following conditions:
(a)    with respect to each Investor severally, and not jointly: (i) the representations and warranties of such Investor set forth in Section 4.01 and Section 4.02(a) of this Agreement shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Investor Material Adverse Effect” and words of similar import set forth therein) in all material respects as of the date hereof and as of such Closing with the same effect as though made on and as of such Closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and (ii) the other representations and warranties set forth in Article IV of this Agreement, other than those listed in the immediately preceding clause (i), shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Investor Material Adverse Effect” and words of similar import set forth therein) as of such Closing with the same effect as though made as of such Closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect; and
(b)    with respect to each Investor severally, and not jointly, such Investor shall have complied with or performed in all material respects its obligations required to be complied with or performed by it pursuant to this Agreement at or prior to such Closing.
For the avoidance of doubt, the failure for any condition in Section 7.02(a) or Section 7.02(b) to be satisfied with respect to any Investor shall only be with respect to the obligation for the Company to effect such Closing with such Investor and not any other Investor who has otherwise satisfied the conditions in Section 7.02(a) or Section 7.02(b) with respect to itself on or prior to such Closing.
Section 7.04    Conditions to the Obligations of each Investor. The obligation of each Investor to effect any Closing with respect to such Investor shall be further subject to the satisfaction (or waiver, if permissible under applicable Laws) on or prior to such Closing of the following conditions:
(a)    (i) the Fundamental Representations shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Material Adverse Effect” and words of similar import set forth therein) in all material respects as of the date hereof and as of such Closing after giving pro forma effect thereto with the same effect as though made as of such Closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date), (ii) the representations and warranties in Section 3.06 of this Agreement shall be true and correct in all respects as of the date hereof and as of such Closing after giving pro forma effect thereto with the same effect as though made as of such Closing, and (iii) the representations and warranties set forth in this Agreement, other than those listed in the immediately preceding clauses (i) and (ii) shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Material Adverse Effect” and words of similar import set forth therein) as of such Closing after giving pro forma effect thereto with the same effect as though made as of such Closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(b)    the Company shall have complied with or performed in all material respects its obligations required to be complied with or performed by it pursuant to this Agreement or any other Transaction Document at or prior to such Closing and the Company shall not be in breach of any of its obligations under any Transaction Document;
(c)    any shares of Common Stock issuable upon conversion of the Series C Preferred Stock (other than any additional shares of Series C Preferred Stock that may be issued as dividends payable in kind) at the Conversion Price specified in the Certificate of Designations as in effect on such Closing Date shall have been approved for listing on the NYSE, to the extent such approval is required by the NYSE;
(d)    each other Investor shall have complied with its obligations under Section 2.02(c)(ii);
(e)    Each Investor (or its counsel) shall have received, at least three (3) Business Days prior to such Closing Date, (x) all documentation and other information about the Company as has been reasonably requested in writing at least five (5) Business Days prior to such Closing Date by such Investor that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act and (y) a certification regarding beneficial ownership of the Company as required by the Beneficial Ownership Regulation to the extent requested in writing by such Investor at least five (5) Business Days prior to such Closing Date;
(f)    The Qualifying Acquisition shall be consummated substantially concurrently with the Closing; and
(g)    Each Investor shall have received all expenses and fees required to be paid by the Company pursuant to the Transaction Documents on or before such Closing Date to the extent due and payable as of such date.
ARTICLE VIII REGISTRATION RIGHTS
Section 8.01    Registration Rights.
(a)    Within 30 days following each Closing Date, the Company agrees to use commercially reasonable efforts to file with the SEC a prospectus supplement pursuant to Rule 424(b) (“Prospectus Supplement”) that constitutes part of the Company’s effective shelf registration statement on Form S-3ASR (File No. 333-281084) (the “Initial Registration Statement”) covering the resale of the Series C Preferred Stock (and shares of Common Stock issuable upon conversion of the Series C Preferred Stock) acquired pursuant to this Investment Agreement (such shares of Series C Preferred Stock and shares of Common Stock and, unless issued in a transaction registered under the Securities Act, any other equity security issued or issuable with respect to such Series C Preferred Stock or Common Stock by way of stock split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, the “Registrable Shares”); provided, that the Company’s obligations to include the Registrable Shares in the Prospectus Supplement are contingent upon each Investor furnishing in writing to the Company such information regarding such Investor or its permitted assigns, the securities of the Company held by each Investor and the intended method of disposition of the Registrable Shares (which shall be limited to non-underwritten public offerings) as shall be reasonably requested by the Company to effect the registration of the Registrable Shares, and each Investor shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations; provided, further that each Investor shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Shares.
(b)    At its expense the Company shall:
(i)    except during any blackout or similar period or for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to each Investor, to file subsequent shelf registration statements (including any base prospectuses for the sale of the Registrable Shares) in the instance the Initial Registration Statement expires or is otherwise permanently unavailable for use (such subsequent shelf registration statement, together with the Initial Registration Statement, the “Registration Statement”) and to keep the applicable Registration Statement free of any material misstatements or omissions, until the earliest of the following: (A) the Investors cease to hold any Registrable Shares and (B) the date all Registrable Shares held by the Investors may be sold without restriction under Rule 144 under the Securities Act. The period of time during which the Company is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;
(ii)    during the Registration Period, promptly advise each Investor:
(1)    when a Registration Statement or any amendment thereto has been filed with the SEC;
(2)    after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;
(3)    of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
(4)    subject to the provisions in this Investment Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not materially misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising the Investors of such events, provide the Investors with any material, nonpublic information regarding the Company other than to the extent that providing notice to the Investors of the occurrence of the events listed in (1) through (4) above constitutes material, nonpublic information regarding the Company;
(iii)    during the Registration Period, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;
(iv)    during the Registration Period, upon the occurrence of any event contemplated in Section 8.01(b)(ii)(4), except for such times as the Company is permitted hereunder to suspend the use of a prospectus forming part of a Registration Statement, use its commercially reasonable efforts to, as soon as reasonably practicable, prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(v)    during the Registration Period, use its commercially reasonable efforts to cause all Registrable Shares to be listed on the national securities exchange on which the Common Stock is then listed; and
(vi)    during the Registration Period, use its commercially reasonable efforts to allow each Investor to review disclosure regarding such Investor in the Prospectus Supplement or Registration Statement, as applicable.
(c)    Notwithstanding anything to the contrary in this Investment Agreement, the Company shall be entitled to delay the filing or effectiveness of, or terminate or suspend the use of, the Registration Statement (or any prospectus therein) if (i) it determines that in order for the Registration Statement not to contain a material misstatement or omission, (A) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly or annual report under the Exchange Act, or (B) the negotiation or consummation of a transaction by the Company or its affiliates is contemplated or pending or an event has occurred, which negotiation, consummation or event that the Company reasonably believes would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable judgment of the Company to cause the Registration Statement to fail to comply with applicable disclosure requirements, or (ii) in the good faith judgment of the Company, such filing or effectiveness or use of such Registration Statement would (1) be detrimental to the Company, any contemplated or pending mergers, acquisitions, consolidations or other similar transactions or issuances of Company securities or any transaction currently proposed by or under consideration by the Company or (2) would require the disclosure of material non-public information concerning the Company that at the time is not, in the good faith judgment of the Company, in the best interests of the Company to disclose and is not otherwise required to be disclosed, and in either case, the Company concludes as a result to defer such filing or terminate or suspend the use of such Registration Statement (or any prospectus included therein) (each such circumstance, a “Suspension Event”); provided that the Company may not delay or suspend the Registration Statement on more than three occasions or for more than 45 consecutive calendar days, or more than 90 total calendar days, in each case during any 12 month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, each Investor agrees that (I) it will immediately discontinue offers and sales of the Registrable Shares under the Registration Statement (until such Investor receives copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales) and (II) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, an Investor will deliver to the Company or, in such Investor’s sole discretion destroy, all copies of the prospectus covering the Registrable Shares in the Investor’s possession; provided, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Shares shall not apply (A) to the extent an Investor is required to retain a copy of such prospectus (1) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.
(d)    Following such time as Rule 144 under the Securities Act is available, with a view to making available to the Investors the benefits of Rule 144, the Company agrees, for so long as such Investor holds the Acquired Shares purchased pursuant to this Investment Agreement, to:
(i)    make and keep public information available, as those terms are understood and defined in Rule 144;
(ii)    file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and
(iii)    assist (including by causing the delivery of any necessary opinions and certificates) in the removal of any legends on the shares Series C Series C Preferred Stock (and shares of Common Stock issuable upon conversion of the Series C Preferred Stock.
(e)    Indemnification:
(i)    The Company agrees to indemnify, to the extent permitted by applicable law, each Investor (to the extent a seller under the Registration Statement or Prospectus Supplement, as applicable), its directors and officers and each person who controls the Investor (within the meaning of the Securities Act), to the extent permitted by applicable law, against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including reasonable and documented outside attorneys’ fees of one law firm (and one firm of local counsel)) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by or on behalf of such Investor expressly for use therein.
(ii)    In connection with any Registration Statement in which an Investor is participating, each Investor shall furnish (or cause to be furnished) to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by applicable law, shall indemnify the Company, its directors and officers and each person or entity who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable and documented outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information or affidavit so furnished in writing by on behalf of such Investor expressly for use therein; provided, that the liability of such Investor shall be several and not joint with any other investor and shall be in proportion to and limited to the net proceeds received by such Investor from the sale of Registrable Shares giving rise to such indemnification obligation.
(iii)    Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
(iv)    The indemnification provided for under this Investment Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of the Acquired Shares purchased pursuant to this Investment Agreement.
(v)    If the indemnification provided under this Section 8.01(e) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, that the liability of each Investor shall be limited to the net proceeds received by such Investor from the sale of Registrable Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8.01(e)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 8.01(e)(v) from any person or entity who was not guilty of such fraudulent misrepresentation.
(f)    Underwritten Shelf Take-Downs.
(i)    if the Apollo Investor becomes an Affiliate of the Company, and so long as the Apollo Investor remains an Affiliate of the Company, the Apollo Investor may elect in a written request delivered to the Company (an “Underwritten Shelf Take-Down Notice”), for an offering or sale of all or part of such Registrable Shares (a “Shelf Take-Down”) to be in the form of an underwritten offering (an “Underwritten Shelf Take-Down”) and, if necessary, the Company shall use its reasonable best efforts to (i) file and effect an amendment or supplement to its Registration Statement for such purpose as promptly as reasonably practicable and (ii) assist in the marketing and diligence process (including causing its auditor to provide a customary “comfort letter” and its counsel to provide customary closing opinions and negative assurance letters) relating to such offering. The Apollo Investor shall indicate in such Underwritten Shelf Take-Down Notice the number or amount of Registrable Shares to be included in such Underwritten Shelf Take-Down and whether it intends for such Underwritten Shelf Take-Down to involve a customary “road show” (including an “electronic road show”) or other marketing effort by the underwriters (a “Marketed Underwritten Shelf Take-Down”). Notwithstanding the foregoing, the Apollo Investor may not, without the Company’s prior written consent, (i) request an Underwritten Shelf Take-Down the anticipated gross proceeds of which shall be less than $200.0 million, (ii) request more than two Underwritten Shelf Take-Downs within any twelve month period, (iii) request an Underwritten Shelf Take-Down within 60 days of any other Underwritten Shelf Take-Downs or (iv) request an Underwritten Shelf Take-Down within the period commencing 14 days prior to and ending two Business Days following the Company’s scheduled earnings release date for any fiscal quarter or year (or such shorter period as is the Company’s customary “blackout window” applicable to directors and officers).
(ii)    if the managing underwriter or underwriters of a Marketed Underwritten Shelf Take-Down advise the Company in their good faith opinion that the inclusion of all such Registrable Shares proposed to be included in such offering would be reasonably likely to interfere with the successful marketing, including, but not limited to, the pricing, timing or distribution, of the Registrable Shares to be offered thereby or in such Marketed Underwritten Shelf Take-Down, then the number of Registrable Shares proposed to be included in such Marketed Underwritten Shelf Take-Down shall be allocated among the Company, the Apollo Investor and all other persons in such offering in the following order:
(1)    first, the Registrable Shares of the class or classes proposed to be registered held by the Apollo Investor;
(2)    second, all other securities of the same class or classes requested to be included in such offering other than securities to be sold by the Company; and
(3)    third, the securities of the same class or classes to be sold by the Company.
(iii)    No Registrable Shares excluded from an underwriting by reason of the underwriter’s marketing limitation shall be included in the Marketed Underwritten Shelf Take-Down. If the underwriter has not limited the number of Registrable Shares to be underwritten, the Company may include securities for its own account (or for the account of any other Persons) in such registration if the underwriter so agrees and if the number of Registrable Shares would not thereby be limited.
ARTICLE IX MISCELLANEOUS
Section 9.01    Amendments; Waivers. Subject to compliance with applicable Law, this Agreement may be amended or supplemented in any and all respects only by written agreement of the Company and the holders of a majority of outstanding shares of Series C Preferred Stock or the holders of a majority of the commitments to purchase such shares of Series C Preferred Stock, as applicable, which shall at all times include the Apollo Investor prior to the Commitment Outside Date, and thereafter, so long as, with respect to the Apollo Investor’s consent, the Apollo Investor satisfies the 50% Beneficial Holding Requirement at such time. Notwithstanding the foregoing or anything contrary herein, prior to the Commitment Outside Date, this Agreement (including the Exhibits hereto) may be amended or supplemented with the prior written consent of the Company and the Apollo Investor so long as any such amendment or supplement does not adversely and disproportionately affect any Investor.
Section 9.02    Extension of Time, Waiver, Etc. The Company and any Investor may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (b) extend the time for the performance of any of the obligations or acts of the other party or (c) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the Company or any Investor in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
Section 9.03    Assignment.
(a)    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Laws or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto; provided, however, that (A) without the prior written consent of the Company, any Investor may assign its rights, interests and obligations set forth in this Agreement, in whole or in part, to one or more Investor Transferees so long as the assignee shall agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned, (B) the Apollo Investor may assign its rights, interests and obligations set forth in this Agreement, in whole or in part, in accordance with Section 2.04(b), (C) without the prior written consent of the Company, an Investor may grant a security interest in its respective rights (but not its obligations) under this Agreement in connection any Permitted Loan and (D) if the Company consolidates or merges with or into any Person and the Common Stock is, in whole or in part, converted into or exchanged for securities of a different issuer in a transaction that does not constitute a Fundamental Change, then as a condition to such transaction the Company will cause such issuer to assume all of the Company’s rights and obligations under this Agreement in a written instrument delivered to such Investor; provided further that no such assignment under clause (A) or (B) above will relieve the Investor of its obligations hereunder prior to Closing in the event that any Investor does not comply with its obligations. Subject to the immediately preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.
(b)    Each Investor understands and agrees that the rights set forth under Section 5.01, Section 5.03, Section 5.11 and Section 5.13 (collectively, the “Initial Investor Rights”) shall inure solely to the benefit of any Investor and, notwithstanding anything in this Agreement to the contrary, an Investor shall not Transfer or assign, in whole or in part, by operation of Laws or otherwise, any or all of the Initial Investor Rights to any Person (other than an Investor Transferee as otherwise permitted by this Agreement).
Section 9.04    Counterparts. This Agreement may be executed in one or more counterparts (including by electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com)), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.
Section 9.05    Entire Agreement; No Third-Party Beneficiaries. This Agreement, including the Non-Disclosure Agreements, the other Transaction Documents and the Certificate of Designations, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder; provided, Section 9.13 shall be for the benefit of and fully enforceable by each of the Investor Related Parties and any placement agent acting on behalf of the Company (including Goldman, Morgan Stanley and J.P. Morgan) and such placement agent’s directors, officers, employees, representatives and controlling persons shall be entitled to rely on Section 4.05, Section 4.07 and Section 9.15.
Section 9.06    Governing Law; Jurisdiction.
(a)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles.
(b)    All Actions arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 9.06 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 9.09 of this Agreement. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by lawsuit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.
Section 9.07    Specific Enforcement. The Investors shall have all remedies available at law or in equity for a breach of this Agreement, including the right to seek specific performance. The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. The parties acknowledge and agree that (a) the parties shall be entitled to seek an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 9.06 without proof of damages or otherwise (in each case, subject to the terms and conditions of this Section 9.07), this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the Transactions and without that right, none of the Company or any Investor would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Laws or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.07 shall not be required to provide any bond or other security in connection with any such order or injunction.
Section 9.08    Waiver of Jury Trial. Each party hereto acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore it hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement and any of the agreements delivered in connection herewith or the Transactions contemplated hereby or thereby. Each party certifies and acknowledges that (a) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) it understands and has considered the implications of such waiver, (c) it makes such waiver voluntarily and (d) it has been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this Section 9.08.
Section 9.09    Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:
(a)    If to the Company, to it at:
QXO, Inc.
Five American Lane
Greenwich, Connecticut 06831
Attention: Chris Signorello, Chief Legal Officer
Email: Chris.Signorello@qxo.com

with a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention: David S. Huntington; David E. Sobel
Email: dhuntington@paulweiss.com; dsobel@paulweiss.com
(b)    If to the Apollo Investor, to the Apollo Investor at:
AP Quince Holdings, L.P.
c/o AP Quince Holdings GP, LLC
9 West 57th Street, 42nd Floor
New York, NY 10019
Attention: William B. Kuesel; Jeff Armstrong; Michael Lotito
E-mail: bkuesel@apollo.com; jarmstrong@apollo.com; mlotito@apollo.com with a copy to (which will not constitute notice):

White & Case LLP
1221 Avenue of the Americas
New York, NY 10020
Attention: Brenda Dieck; Drew Valentine
E-mail: bdieck@whitecase.com; drew.valentine@whitecase.com
(c)    If to any other Investor, to such Investor at the address included on such Investor’s signature page hereto or in the applicable joinder agreement;
or such other address or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.
Section 9.10    Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Laws or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.
Section 9.11    Expenses. Except as otherwise expressly provided herein or in any other Transaction Document, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs and expenses; provided, that no later than 10 Business Days following each of the date hereof and each Closing Date, the Company shall reimburse the Apollo Investor for all reasonable and documented expenses incurred in connection with the Transactions at such time, including the reasonable and documented fees and expenses of White & Case LLP, as counsel to Apollo, in an amount not to exceed, in the aggregate, $2.0 million.
Section 9.12    Interpretation.
(a)    When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Where a reference is made in this Agreement to the “Apollo Investor” that satisfies the 50% Beneficial Holding Requirement, if such “Apollo Investor” consists of more than one Person, the beneficial ownership required under the definition of the “50% Beneficial Holding Requirement” shall count in the aggregate all such Persons constituting the “Apollo Investor” including any Apollo Affiliate holder. Where a reference is made in this Agreement to the consent or approval of the “Apollo Investor,” if there is more than one Apollo Investor, such consent or approval shall be the consent or approval of the Apollo Investors holding a majority of outstanding shares of Series C Preferred Stock or the holders of a majority of the allocations for such shares of Series C Preferred Stock, as applicable, held by such Apollo Investors. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. Whenever the words “ordinary course of business” are used in this Agreement, they shall be deemed to be followed by the words “consistent with past practice”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement unless the context requires otherwise. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be constructed to have the same meaning and affect as the word “shall”. The words “made available to the Investor” and words of similar import refer to documents (A) posted to the virtual dataroom by or on behalf of the Company or (B) delivered in Person or electronically to the Investor or its respective Representatives, in each case no later than two Business Days prior to the date hereof. All accounting terms used and not defined herein shall have the respective meanings given to them under GAAP. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. In the event that the Common Stock is listed on a national securities exchange other than the NYSE, all references herein to the NYSE shall be deemed to be references to such other national securities exchange. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded (unless, otherwise required by Law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day).
(b)    The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.
Section 9.13    Non-Recourse. Each party hereto agrees, on behalf of itself and its Affiliates and its and their present or former directors, officers, stockholders, partners, members or employees, that all Actions, claims, obligations, liabilities or causes of action (whether in Contract or in tort, in Laws or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to: (A) this Agreement or any other Transaction Document, or any of the transactions contemplated hereunder or thereunder, (B) the negotiation, execution or performance of this Agreement or any of the other Transaction Documents (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement or any of the other Transaction Documents), (C) any breach or violation of this Agreement or any other of the other Transaction Documents and (D) any failure of any of the transactions contemplated hereunder or under any of the other Transaction Documents or any other agreement referenced herein or therein to be consummated, in each case, may be made only against (and are those solely of) the Persons that are, in the case of this Agreement, expressly identified as parties to this Agreement or, in the case of any of the other Transaction Documents, Persons that are expressly identified as parties to such other Transaction Documents and in accordance with, and subject to the terms and conditions of this Agreement or such other Transaction Documents, as applicable. In furtherance and not in limitation of the foregoing and notwithstanding anything contained in this Agreement or any of the other Transaction Documents to the contrary and without limiting the foregoing or any other agreement referenced herein or therein or otherwise to the contrary, each party hereto covenants, agrees and acknowledges on behalf of itself and its respective Affiliates and its and their present or former directors, officers, stockholders, partners, members or employees, that no recourse under this Agreement or any of the other Transaction Documents or in connection with any of the transactions contemplated hereunder or thereunder shall be sought or had against any other Person, including any Investor Related Party, and no other Person, including any Investor Related Party, shall have any liabilities or obligations (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to the items in the immediately preceding clauses (A) through (D), it being expressly agreed and acknowledged that no personal liability or losses whatsoever shall attach to, be imposed on or otherwise be incurred by any of the aforementioned, as such, arising under, out of, in connection with or related in any manner to the items in the immediately preceding clauses (A) through (D), in each case, except for claims that the Company or any Investor, as applicable, may assert: (i) against any Person that is party to and solely pursuant to the terms and conditions of, the Non-Disclosure Agreement or (ii) against any Investor solely in accordance with, and pursuant to the terms and conditions of, this Agreement. Notwithstanding anything to the contrary in this Agreement or any of the other Transaction Documents or otherwise, no party hereto or any Investor Related Party shall be responsible or liable for any multiple, consequential, indirect, special, statutory, exemplary or punitive damages or lost profits, opportunity costs, loss of business reputation, diminution in value or damages based upon a multiple of earnings or similar financial measure which may be alleged as a result of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereunder or thereunder, or the termination or abandonment of any of the foregoing; provided, however that nothing in this sentence shall limit an Investor’s right to sue for specific performance under Section 9.07 hereof or otherwise sue for a breach of Section 5.10 hereof.
Section 9.14    Not a Group; Independent Nature of Investors’ Obligations and Rights. Each Investor and the Company agree that the arrangements contemplated by this Agreement are not intended to constitute the formation of a “group” (as defined in Section 13(d)(3) of the Exchange Act). Each Investor agrees that, for purposes of determining beneficial ownership of such Investor and its Investor Transferees, it shall disclaim any beneficial ownership by virtue of this Agreement of any Acquired Shares owned by the other Investors (other than such Investor’s Investor Transferees), and the Company agrees to recognize such disclaimer in its Exchange Act and Securities Act reports. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as, and the Company acknowledges that the Investors do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Investors are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement, and the Company acknowledges that the Investors are not acting in concert or as a group by virtue of this Agreement, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.
Section 9.15    Placement Agents. Each Investor, severally but not jointly, acknowledges that (a) each of Goldman, Morgan Stanley and J.P. Morgan is acting as a placement agent on behalf of the Company and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for any Investor, the Company or any other person or entity in connection with the Transactions, (b) Goldman, Morgan Stanley and J.P. Morgan has not made and will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the Transactions, (c) Goldman, Morgan Stanley and J.P. Morgan will have no responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the Transactions or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or the Transactions, and (d) Goldman, Morgan Stanley and J.P. Morgan shall not have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by any Investor, the Company or any other person or entity), whether in contract, tort or otherwise, to such Investor, or to any person claiming through such Investor, in respect of the Transactions.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.
COMPANY:
QXO, INC.
By:    /s/ Ihsan Essaid
Name: Ihsan Essaid
Title: Chief Financial Officer

[Signature Page to Investment Agreement]

APOLLO INVESTOR:
AP QUINCE HOLDINGS, L.P.
By: AP Quince Holdings GP, LLC, its general partner
By:    /s/ Michael F. Lotito
Name: Michael F. Lotito
Title: Vice President

[Signature Page to Investment Agreement]

FRANKLIN ADVISER, INC., as investment manager on behalf of certain funds and accounts
By:    /s/ Brendan Circle
Name: Brendan Circle
Title: Senior Vice President
[Signature Page to Investment Agreement]

Schedule A

ACQUIRED SHARES

Name	Initial Number of Acquired Shares	Initial Investment Amount	Additional Post-Signing Number of Acquired Shares	Total Investment Amount
AP QUINCE HOLDINGS, L.P.	84,500	$845,000,000	—	$845,000,000
FRANKLIN ADVISER, INC.	30,000	$300,000,000	—	$300,000,000
TOTAL	114,500	$1,145,000,000	—	$1,145,000,000

Exhibit A-1
FORM OF
JOINDER TO INVESTMENT AGREEMENT
Reference is made to the Investment Agreement, dated as of January 5, 2026 (the “Agreement”), by and among: (i) QXO, Inc., a Delaware corporation, and (ii) the other Investors party thereto. Capitalized terms used in this Joinder but not otherwise defined herein shall be defined as set forth in the Agreement.
Effective immediately upon executing this Joinder, the undersigned hereby acknowledges and agrees (i) to become a party to, and to be bound by and comply with the applicable provisions of, the Agreement, as a “Post-Signing Investor” and (ii) that the undersigned shall be deemed to have made the representations and warranties set forth in Article IV of the Agreement to the Company.

[NAME]
Acquired Shares: [●]
Aggregate Investment Amount: $[●]
Dated: [DATE]
Address for notices (including email):
[ADDRESS]
Acknowledged and agreed:
QXO, INC.
By:
    Name:
    Title:

A-1-1

Exhibit A-2

FORM OF
JOINDER TO INVESTMENT AGREEMENT

The undersigned hereby agrees to join, become a party to and be bound by, as a “[Apollo Investor][[•] Investor][Post-Closing Investor]”, the Investment Agreement, dated as of January 5, 2026, by and among: (i) QXO, Inc., a Delaware corporation, and (ii) the other Investors party thereto.

[NAME]

Shares of Series C Preferred Stock Acquired: [●]

Dated: [DATE]

Address for notices (including email):

[ADDRESS]
Acknowledged and agreed:

QXO, INC.
By:
    Name:
    Title:
A-2-1

Exhibit B

FORM OF
CERTIFICATE OF DESIGNATION
CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES C CONVERTIBLE PERPETUAL PREFERRED STOCK OF QXO, INC.*
Pursuant to Section 151 of the Delaware General Corporation Law (as amended, supplemented or restated from time to time, the “DGCL”), QXO, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 103 of the DGCL does hereby certify the following:
FIRST: That, the Fifth Amended and Restated Certificate of Incorporation of the Corporation (as amended, the “Certificate of Incorporation”) authorizes the issuance of up to ten million (10,000,000) shares of Preferred Stock, par value $0.001 per share, of the Corporation (“Preferred Stock”) in one or more series and expressly vests the Board of Directors of the Corporation (the “Board”) with the authority to fix by resolution the number of shares constituting such series, the powers, designations, preferences and relative, participating, optional or other special rights (if any), and the qualifications, limitations or restrictions thereof (if any), of the Preferred Stock, including, without limitation, the dividend rate, conversion rights, redemption price, stated value and liquidation preference, of any series of shares of Preferred Stock, and to fix the maximum number of shares to constitute such series, which may subsequently be increased or decreased (but not below the number of shares of that series then outstanding); and
SECOND: That, pursuant to the authority vested in the Board by the Certificate of Incorporation, the Board on [ ], [ ], adopted the following resolution designating a new series of Preferred Stock as “Series C Convertible Perpetual Preferred Stock,” which shall consist of [•] shares of the Preferred Stock, which the Corporation has the authority to issue:
NOW, THEREFORE, BE IT RESOLVED, that, pursuant to the authority vested in the Board in accordance with the provisions of Article 3 of the Certificate of Incorporation and the provisions of Section 151 of the DGCL, a series of Preferred Stock of the Corporation designated as “Series C Convertible Perpetual Preferred Stock” is hereby authorized, and the designations, rights, preferences, powers, restrictions and limitations of the Series C Convertible Perpetual Preferred Stock shall be as follows:

B-1

TABLE OF CONTENTS
i

12. Remedies; Specific Performance	32
13. Withholding	32
14. Tax Matters	32
15. Tax Classification	33

ii

1.    The Series C Preferred Stock.
1.1    Designation; Stated Value. There shall be a series of Preferred Stock that shall be designated as “Series C Convertible Perpetual Preferred Stock” (the “Series C Preferred Stock”) and the number of shares constituting such series (“Shares”) shall initially be [•] with an initial Stated Value of $10,000.00 per Share. The rights, preferences, powers, restrictions and limitations of the Series C Preferred Stock shall be as set forth herein. The Series C Preferred Stock shall be issued in book-entry form on the Corporation’s share ledger, subject to the rights of holders to receive certificated Shares under the DGCL.
1.2    Additional Series C Preferred Stock. After the Initial Issue Date, the Corporation may, subject to the provisions of this Certificate of Designations (including Section 6.2), issue additional Shares of Series C Preferred Stock with the same terms as the Shares then outstanding, which Shares will, subject to the foregoing, be considered to be part of the same series of, and rank equally and ratably with, all other Shares.
2.    Defined Terms. For purposes hereof, the following terms shall have the following meanings (and all capitalized terms used herein not otherwise defined shall have their respective meanings set forth in Annex I hereto):
“50% Beneficial Holding Requirement” has the meaning given to such term in the Investment Agreement.
“Additional Shares” has the meaning set forth in Section 8.7(j).
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person, including any investment fund, vehicle or account sponsored or managed by such Person or any other Person that controls, is controlled by, or is under common control with such Person (for clarity, an investment fund, vehicle or account shall be deemed to be an “Affiliate” of all other investment funds, vehicles and accounts under common management, directly or indirectly, with such Person); provided, however, that in no event shall any portfolio company managed by an Affiliate of the Apollo Investor be considered to be an Affiliate of the Apollo Investor. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.
“Apollo Investor” has the meaning given to such term in the Investment Agreement.
“as-converted basis” means (i) with respect to the outstanding shares of Common Stock as of any date, all outstanding shares of Common Stock calculated on a basis in which all shares of Common Stock issuable upon conversion of the outstanding Shares of Series C Preferred Stock (at the Conversion Price in effect on such date) are assumed to be outstanding as of such date and (ii) with respect to any outstanding Shares of Series C Preferred Stock as of any date, the number of shares of Common Stock issuable upon conversion of such Shares of Series C Preferred Stock on such date (at the Conversion Price in effect on such date).
“beneficially own”, “beneficial ownership of”, or “beneficially owning” any securities shall have the meaning set forth in Rule 13d-3 of the rules and regulations under the Exchange Act; provided, that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately (including assuming conversion of all Preferred Stock, if any, owned by such Person to Common Stock).

“Bloomberg” means Bloomberg Financial Markets and its successors.
“Board” has the meaning set forth in the Recitals.
“Business Day” means a day other than a Saturday, Sunday or other day on which the SEC or banks in the City of New York are authorized or required by law to close.
“Cap Allocation” has the meaning set forth in Section 8.3.
“Cap Share” has the meaning set forth in Section 8.3.
“Certificate of Designations” means this Certificate of Designations, Preferences and Rights of Series C Convertible Perpetual Preferred Stock of QXO, Inc., as it may be amended from time to time.
“Certificate of Incorporation” has the meaning set forth in the Recitals.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Common Stock” means the common stock, par value $0.00001 per share, of the Corporation.
“Common Stock Liquidity Conditions” will be satisfied if:
(a) solely to the extent the Apollo Investor is an Affiliate of the Corporation at the time of a Mandatory Conversion, Corporation Redemption, Optional Redemption or Fundamental Change Redemption (or was an Affiliate of the Corporation within the three months prior to the time of a Mandatory Conversion, Corporation Redemption, Optional Redemption or Fundamental Change Redemption) or the Common Stock issuable to the Apollo Investor upon a Mandatory Conversion or exercise of conversion rights by the Apollo Investor immediately prior to a Corporation Redemption, Optional Redemption or Fundamental Change Redemption, as applicable, would exceed 3% of the Corporation’s outstanding Common Stock after giving effect to such Mandatory Conversion or exercise of conversion rights by the Apollo Investor immediately prior to a Corporation Redemption, Optional Redemption or Fundamental Change Redemption, as applicable, the offer and sale of such shares of Common Stock by the Apollo Investor upon receipt of such shares of Common Stock are registered for resale pursuant to an effective registration statement under the Securities Act and such registration statement is reasonably expected by the Corporation to remain effective and usable (including with registration rights thereunder not suspended by the Corporation) by the Apollo Investor to sell such shares of Common Stock, continuously during the period from, and including, the date such shares of Common Stock are issued to the Apollo Investor pursuant to such Mandatory Conversion or exercise of conversion rights by the Apollo Investor immediately prior to a Corporation Redemption, Optional Redemption or Fundamental Change Redemption to, and including, the thirtieth (30th) calendar day thereafter; provided, however, that the Apollo Investor will supply all information reasonably requested by the Corporation for inclusion, and required to be included, in any registration statement or prospectus supplement related to the resale of the shares of Common Stock;
(b) each share of Common Stock will, when issued (or when sold or otherwise transferred pursuant to the registration statement referred to above), (i) be admitted for book-entry settlement through DTC with an “unrestricted” CUSIP number, (ii) not be represented by any certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws and (iii) be listed and admitted for trading, without suspension or material limitation on trading, on any of The New York Stock
2

Exchange, The NYSE American, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors); and
(c)(i) the Corporation has not received any written notice of delisting or suspension by the applicable exchange referred to in clause (b)(iii) above with a reasonable prospect of delisting, after giving effect to all applicable notice and appeal periods; and (ii) no such delisting or suspension is reasonably likely to occur or is pending based on the Corporation falling below the minimum listing maintenance requirements of such exchange.
“Compounded Dividends” has the meaning set forth in Section 4.1.
“Continuing Director” shall mean a director who either was a member of the Board on January 5, 2026 or who becomes a member of the Board subsequent to that date and whose election, appointment or nomination for election by the stockholders of the Corporation is duly approved by a majority of the Continuing Directors on the Board at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Corporation on behalf of its entire Board in which such individual is named as a nominee for director.
“Conversion Cap” has the meaning set forth in Section 8.3(e).
“Conversion Date” has the meaning set forth in Section 8.3(b).
“Conversion Election Date” means the date upon which the holder’s right to convert its Shares pursuant to Section 8 terminates in connection with a Corporation Redemption, which date shall be no earlier than two Business Days prior to the Optional Redemption Date.
“Conversion Price” means, initially, $23.251 per Share, as adjusted from time to time in accordance with Section 8.7.
“Conversion Shares” means the shares of Common Stock or other capital stock of the Corporation then issuable upon conversion of the Series C Preferred Stock in accordance with the terms of Section 8.
“Corporation” has the meaning set forth in the Preamble.
“Corporation Redemption” means any redemption of Series C Preferred Stock arising as a result of, pursuant to or otherwise addressed by Section 5, Section 7.3 and Section 8.3(e) hereof as a result of a Liquidation, Insolvency Event or otherwise.
“Corporation Redemption Price” means, as of any date of redemption (or Liquidation, if applicable), the greater of (a) an amount in cash equal to the Stated Value, plus accrued and unpaid dividends thereon (excluding, for the avoidance of doubt, any Compounded Dividends taken into account in Stated Value) and (b) the payment that a holder of Shares of Series C Preferred Stock would have received had such holder, immediately prior to such redemption (or Liquidation, if applicable), converted such Shares then held by such holder into shares of Common Stock at the applicable Conversion Price
* Initial Conversion Price to be adjusted between date of the execution and delivery of the Investment Agreement and applicable Issue Date (i) for the occurrences listed in, and in accordance with, Section 8.7 and (ii) for customary conversion price adjustments for cash dividends prior to issuance.
3

then in effect in accordance with Section 8.1, before any distributions are made to holders of Common Stock and all other Junior Securities and subject to the rights of the holders of any Parity Securities or Senior Securities and the rights of the Corporation’s existing and future creditors.
“Current Market Price” means, on any day, the average of the Daily VWAP for the five (5) consecutive Trading Days ending the Trading Day immediately prior to the day in question.
“Daily VWAP” means the consolidated volume-weighted average price per share of Common Stock as displayed under the heading “Bloomberg VWAP” on the Bloomberg page for the “AQR” page corresponding to the “ticker” for such Common Stock (or its equivalent successor if Bloomberg ceases to publish such price, or such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the closing price of one share of such Common Stock on such Trading Day). The “volume weighted average price” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
“DGCL” has the meaning set forth in the Preamble.
“Dividend Payment Date” has the meaning set forth in Section 4.2.
“Dividend Rate” means 4.75% per annum, as adjusted pursuant to Section 4.4, Section 7.1(b) and Section 7.6(b); provided, that if and for so long as any Event of Noncompliance occurs and is continuing, then the then-current Dividend Rate shall automatically increase by an additional 1.00% per annum; provided further, that the Dividend Rate shall only be increased by 1.00% notwithstanding multiple Events of Noncompliance.
“Dividends” has the meaning set forth in Section 4.1.
“DTC” means The Depository Trust Company or any successor depositary.
“Equity Securities” has the meaning ascribed to such term in Rule 405 promulgated under the Securities Act as in effect on the date hereof, and in any event includes any stock, any partnership interest, any limited liability company interest and any other interest, right or security convertible into, or exchangeable or exercisable for, capital stock, partnership interests, limited liability company interests or otherwise having the attendant right to vote for directors or similar representatives.
“Event Effective Date” has the meaning set forth in Section 8.7(j).
“Event of Noncompliance” means (i) the failure by the Corporation to issue Common Stock upon receipt of a Notice of Mandatory Conversion or Notice of Conversion pursuant to the terms of Section 8.3, (ii) the failure by the Corporation to comply with the provisions of Section 11, and (iii) the failure of the Corporation to comply with the other terms of this Certificate of Designations and such failure continues for thirty (30) days.
“Ex-Dividend Date” means the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Corporation or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
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“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Expiration Date” has the meaning set forth in Section 8.7(e).
“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as reasonably determined in good faith by a majority of the Board, or an authorized committee thereof.
“Five-Day Average Price” has the meaning set forth in Section 4.2(c).
“Foreclosure” has the meaning given to such term in the Investment Agreement.
“Fundamental Change” shall be deemed to have occurred when any of the following has occurred:
(a)    a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Corporation, its Wholly-owned Subsidiaries and the employee benefit plans of the Corporation and its Wholly-owned Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act that discloses that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Common Stock representing more than 50% of the voting power of the Common Stock;
(b)    the consummation of (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock is converted into, or exchanged for, stock, other securities, other property or assets; (ii) any share exchange, consolidation or merger of the Corporation pursuant to which the Common Stock will be converted into cash, securities or other assets; or (iii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries, taken as a whole, to any person or group other than any of the Corporation’s Wholly-owned Subsidiaries; provided, however, that a transaction described in clause (ii) in which the holders of all classes of the Corporation’s Common Stock immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Stock of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);
(c)    the stockholders of the Corporation approve any plan or proposal for the liquidation or dissolution of the Corporation; or
(d)    the Common Stock (or other common stock underlying the Series C Preferred Stock) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);
provided, however, that a transaction or transactions described in clause (a) or clause (b) above shall not constitute a Fundamental Change, if (i) at least 90% of the consideration received or to be received by the common stockholders of the Corporation, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their
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respective successors) (“Listed Merger Consideration”) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and pursuant to Section 8.7(f), and as a result of such transaction or transactions the Series C Preferred Stock become convertible into such consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, (ii) Continuing Directors continue to constitute at least a majority of the Board of the successor entity issuer of the Listed Merger Consideration immediately following such transaction or transactions and (iii) the chair of the Board of the Corporation shall remain the chair of the Board of the successor entity issuer of the Listed Merger Consideration immediately following such transaction or transactions.
If any transaction in which the Common Stock is replaced by the securities of another entity occurs, following completion of any related Make-Whole Fundamental Change Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for the proviso immediately following clause (d) of this definition, following the effective date of such transaction) references to the Corporation in this definition shall instead be references to such other entity. For purposes of this definition, any transaction or event described in both clause (a) and in clause (b)(i) or (ii) above (without regard to the proviso in clause (b)) will be deemed to occur solely pursuant to clause (b) above (subject to such proviso).
“Fundamental Change Redemption” shall have the meaning specified in Section 7.1.
“Fundamental Change Redemption Date” shall have the meaning specified in Section 7.4(b).
“Fundamental Change Redemption Notice” shall have the meaning specified in Section 7.1.
“Fundamental Change Redemption Price” means, as of any date of redemption, an amount in cash equal to the greater of (a) the Stated Value, plus accrued and unpaid dividends thereon (excluding, for the avoidance of doubt, any Compounded Dividends taken into account in Stated Value) and (b) the payment (including an amount in cash equal to the Fair Market Value of any non-cash consideration to be received by holders of shares of Common Stock) that a holder of Shares of Series C Preferred Stock would have received had such holder, immediately prior to such redemption, converted such Shares then held by such holder into shares of Common Stock at the applicable Conversion Price then in effect in accordance with Section 8.1, before any distributions are made to holders of Common Stock and all other Junior Securities and subject to the rights of the holders of any Parity Securities or Senior Securities and the rights of the Corporation’s existing and future creditors.
“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis.
“Governmental Authority” means any government, court, regulatory or administrative agency, commission, arbitrator (public or private) or authority or other legislative, executive or judicial governmental entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational.
“holder,” as of a particular time, means any Person that, as of such time, is the holder of record of at least one Share of Series C Preferred Stock.
“Immaterial Subsidiary” shall mean any Subsidiary of the Corporation that did not, as of the last day of the fiscal quarter of the Corporation most recently ended, have assets with a value in excess of 10.00% of the consolidated total assets or revenues and income from continuing operations before taxes
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representing in excess of 10.00% of total revenues and income from continuing operations before taxes, respectively, of the Corporation and its Subsidiaries on a consolidated basis as of such date and after giving pro forma effect to any acquisitions or dispositions which occur after such balance sheet date.
“Initial Issue Date” means [•].
“Initial Stated Value” means, with respect to any Share, $10,000.00.
“Insolvency Event” means:
(a)    any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any of its Material Subsidiaries;
(b)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Corporation or any of its Material Subsidiaries, or of a substantial part of the property or assets of the Corporation or any of its Material Subsidiaries, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Corporation or any of its Material Subsidiaries or for a substantial part of the property or assets of the Corporation or any of its Material Subsidiaries or (iii) the winding-up or liquidation of the Corporation or any of its Material Subsidiaries, and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or
(c)    the Corporation or any of its Material Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (b) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Corporation or any of its Material Subsidiaries or for a substantial part of the property or assets of the Corporation or any of its Material Subsidiaries, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable or admit in writing its inability or fail generally to pay its debts as they become due.
“Investment Agreement” means the Investment Agreement, dated as of January 5, 2026, by and among the Corporation and the Investors party thereto.
“IRS” means the United States Internal Revenue Service.
“Issue Date” means the Initial Issue Date and any other date that Shares of Series C Preferred Stock are issued pursuant to this Certificate of Designations.
“Junior Securities” means, collectively, the Common Stock and each other class or series of capital stock of the Corporation now existing or hereafter authorized, classified or reclassified, the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Series C Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
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“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price per share for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices per share for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Corporation for this purpose.
“Laws” mean all state or federal laws, common law, statutes, ordinances, codes, rules or regulations, orders, executive orders, judgments, injunctions, governmental guidelines or interpretations have the force of law, Permits, decrees, or other similar requirement enacted, adopted, promulgated, or applied by any Governmental Authority.
“Liquidation” has the meaning set forth in Section 5.1.
“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change, after giving effect to any exceptions to or exclusions from the definition thereof (including the proviso immediately after clause (d) of the definition thereof), but without regard to the proviso in clause (b) of the definition thereof.
“Make-Whole Fundamental Change Period” has the meaning set forth in Section 7.8(j).
“Material Subsidiary” shall mean any Subsidiary other than an Immaterial Subsidiary.
“Mandatory Conversion” has the meaning set forth in Section 8.2.
“Mandatory Conversion Date” has the meaning set forth in Section 8.2.
“Mandatory Conversion Right” has the meaning set forth in Section 8.2.
“Notice of Conversion” has the meaning set forth in Section 8.3(b).
“Notice of Mandatory Conversion” has the meaning set forth in Section 8.2.
“NYSE” means the New York Stock Exchange.
“Optional Conversion” has the meaning set forth in Section 8.1.
“Optional Conversion Date” has the meaning set forth in Section 8.3(b).
“Optional Redemption” has the meaning set forth in Section 7.2.
“Optional Redemption Date” has the meaning set forth in Section 7.5(b).
“Optional Redemption Notice” has the meaning set forth in Section 7.2.
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“Optional Redemption Price” means an amount in cash equal to the greater of (a) (i) 107% of the Stated Value, with respect to a Redemption Date on or following the seventh anniversary of the Initial Issue Date but prior to the eighth anniversary of the Initial Issue Date, (ii) 104% of the Stated Value, with respect to a Redemption Date on or following the eighth anniversary of the Initial Issue Date but prior to the ninth anniversary of the Initial Issue Date, and (iii) 100% of the Stated Value, with respect to a Redemption Date on or following the ninth anniversary of the Initial Issue Date and (b) the Current Market Price as of the Redemption Date of the shares of Common Stock issuable upon the conversion of a Share at the applicable Conversion Price then in effect in accordance with Section 8.1.
“Parity Securities” means, collectively, the Corporation’s 5.50% Series B Mandatory Convertible Preferred Stock and any class or series of capital stock, the terms of which expressly provide that such class ranks pari passu with the Series C Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary bankruptcy, liquidation, dissolution or winding up of the affairs of the Corporation, in each case, to the extent outstanding on the date hereof or issued in accordance with Section 6.2.
“Permits” mean all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities.
“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority.
“Preferred Stock” has the meaning set forth in the Recitals.
“Property” has the meaning given to such term in the Investment Agreement.
“Redemption Dates” has the meaning set forth in Section 7.5(b).
“Reorganization Event” has the meaning set forth in Section 8.7(f).
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Senior Securities” means, collectively, the Corporation’s Convertible Perpetual Preferred Stock and any class or series of capital stock, the terms of which expressly provide that such class ranks senior to any series of the Series C Preferred Stock, has preference or priority over the Series C Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, in each case, to the extent outstanding on the date hereof or issued in accordance with Section 6.2.
“Series C Preferred Stock” has the meaning set forth in Section 1.
“Shares” has the meaning set forth in Section 1.
“Spin-Off” has the meaning set forth in Section 8.7(d).
“Stated Value” means, with respect to any Share on any date of determination, the sum of (i) the Initial Stated Value (adjusted as appropriate as provided for herein) plus (ii) all Compounded Dividends on such Shares.
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“Stockholder Approval” has the meaning given to such term in the Investment Agreement.
“Stock Price” has the meaning set forth in Section 8.7(j).
“Subsidiary” when used with respect to any Person, means any corporation, limited liability company, partnership, association, trust or other entity of which (x) securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) or (y) sufficient voting rights to elect at least a majority of the board of directors or other governing body are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.
“Surplus Amount” has the meaning set forth in Section 4.4.
“Tax” and “Taxes” means any and all United States federal, state, local or non-United States taxes, fees, levies, duties, tariffs, imposts, and other similar charges (together with any and all interest, penalties and additions to tax) imposed by any Governmental Authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license, registration and documentation fees; and customs duties, tariffs and similar charges, together with any interest, or penalties and additions to tax imposed by any Governmental Authority.
“Tender/Exchange Offer Valuation Period” has the meaning set forth in Section 8.7(e).
“Trading Day” means a Business Day on which the NYSE (or any other national securities exchange on which the Common Stock is listed at such time) is open for business.
“Wholly-owned Subsidiary” means, at any time, any Subsidiary of which all of the issued and outstanding Equity Securities (other than directors’ qualifying shares and shares held by a resident of the jurisdiction, in each case, as required by law) are owned by any one (1) or more of the Corporation and the Corporation’s other Wholly-owned Subsidiaries at such time.
3.    Rank. With respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all Shares of the Series C Preferred Stock shall rank (a) senior to all Junior Securities, (b) pari passu with any Parity Securities in issue from time to time, and (c) junior to all Senior Securities.
4.    Dividends.
4.1    Accrual of Dividends. From and after the Issue Date with respect to such Shares, cumulative dividends (“Dividends”) on each such Share shall accrue whether or not there are funds legally available for the payment of dividends, on a daily basis in arrears at the applicable Dividend Rate on the Stated Value thereof. Subject to the provisions of this Section 4, all accrued dividends on any Share shall be declared and paid in cash and/or by delivery of shares of Common Stock, as and if declared by the Board on each Dividend Payment Date, in each case, at the sole discretion of the Corporation. Any dividends not declared and paid in cash or Shares of Common Stock on any Dividend Payment Date will accrue and be compounded quarterly in arrears on the then Stated Value of such Shares on such Dividend Payment Date (whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends) (“Compounded Dividends”).
4.2    Payment of Dividends.
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(a)    If, as and when declared by the Board out of funds legally available therefor to the maximum extent not prohibited by Delaware law, the Corporation shall make each dividend payment on the Series C Preferred Stock, in cash and/or by delivery of shares of Common Stock, on the last day of March, June, September and December of each calendar year (each such date, a “Dividend Payment Date”) at the applicable Dividend Rate; provided, that if the Corporation elects and declares and makes any such dividend payments, the Corporation shall elect and declare and make such dividend payments on the same pro rata portion of each holder’s Shares. The record date for payment of dividends on the Series C Preferred Stock will be the fifteenth (15th) day of the calendar month of the applicable Dividend Payment Date, whether or not such date is a Business Day, and dividends shall only be payable to registered holders of record of the Series C Preferred Stock as such holders appear on the stock register of the Corporation at the close of business on the related record date. If any Dividend Payment Date is not a Business Day, the applicable payment shall be due on the next succeeding Business Day and no additional dividend amount for such period shall be payable during such period as a result of such delay, but shall be paid on the next succeeding Dividend Payment Date.
(b)    If the Corporation elects to make all or any portion of a dividend payment in the form of Compounded Dividends or shares of Common Stock, the Corporation shall give notice to the holders of such election, and the portion of such payment that will be made in cash and the portion that will be made in Compounded Dividends and/or shares of Common Stock, as applicable, no later than twenty (20) days prior to the Dividend Payment Date for such dividend; provided, that if the Corporation does not provide timely notice of this election, the Corporation will be deemed to have elected to pay the relevant dividend in cash.
(c)    Any shares of Common Stock issued in payment or partial payment of a declared dividend shall be valued for such purpose at the Daily VWAP per share of Common Stock over the five consecutive Trading Day period ending on, and including, the second Trading Day immediately preceding the applicable Dividend Payment Date (the “Five-Day Average Price”), multiplied by 97%.
(d)    No fractional shares of Common Stock shall be delivered to the holders in payment or partial payment of a dividend. The Corporation shall instead, to the extent it is legally permitted to do so, pay a cash amount (computed to the nearest cent) to each holder that would otherwise be entitled to receive a fraction of a share of Common Stock based on the Five-Day Average Price with respect to such dividend, and to the extent it is not legally permitted to make such payment, such amount shall be paid as Compounded Dividends.
(e)    At any time following a payment in the form of Compounded Dividends, the Corporation may elect to pay an additional cash dividend to the holders of the Series C Preferred Stock in an amount equal to or less than the amount of prior Compounded Dividends on a pro rata basis and, upon any such cash dividend, the Stated Value of the Series C Preferred Stock shall be reduced by an amount equal to such cash dividend so paid; provided that the Stated Value of the Series C Preferred Stock shall not be reduced to less than $10,000 per share.
(f)    Notwithstanding anything to the contrary herein, prior to the receipt of the Stockholder Approval, if such Stockholder Approval is required by the rules of the NYSE, no Dividends may be paid by delivery of shares of Common Stock.
4.3    Dividend Calculations. Dividends on the Series C Preferred Stock shall accrue on the basis of a 360-day year, consisting of twelve (12), thirty (30) calendar day periods, and shall accrue daily commencing on the applicable Issue Date, and shall be deemed to accrue from such date whether or not
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earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.
4.4    Dividends on the Common Stock. If the Corporation declares a dividend or makes a distribution of cash (or any other distribution treated as a dividend under Section 301 of the Code) on its Common Stock, each holder of Shares of Series C Preferred Stock shall be entitled to participate in such dividend or distribution in an amount equal to the largest number of whole shares of Common Stock into which all Shares of Series C Preferred Stock (including accrued but unpaid dividends up to, but excluding, the applicable record date, subject to the limitations set forth in Section 4) held of record by such holder is convertible pursuant to Section 8 herein as of the record date for such dividend or distribution or, if there is no specified record date, as of the date of such dividend or distribution; provided that that any such cash dividend or distribution received by the holders of Shares of Series C Preferred Stock shall reduce, on a dollar-for-dollar basis, the Dividends payable as provided in Section 4.2 on the immediately succeeding Dividend Payment Date and, if applicable, subsequent Dividend Payment Dates in respect of such Shares of Series C Preferred Stock as of the time such cash dividend or distribution is made. For the avoidance of doubt, if any such cash dividend or distribution received by the holders of Shares of Series C Preferred Stock pursuant to this Section 4.4 is greater than the accrued and unpaid Dividends payable as provided in Section 4.2 for the immediately succeeding Dividend Payment Date (the “Surplus Amount”), the Dividends payable as provided in Section 4.2 for succeeding Dividend Payment Dates shall be reduced on a dollar-for-dollar basis until the Surplus Amount is zero.
4.5    Conversion Prior to or Following a Record Date. If the Conversion Date for any Shares is prior to the close of business on the record date for a dividend as provided in Section 4.2, the holder of such Shares shall not be entitled to any dividend in respect of such record date. If the Conversion Date for any Shares is after the close of business on the record date for a dividend as provided in Section 4.2 but prior to the corresponding Dividend Payment Date, the holder of such Shares as of the applicable record date shall be entitled to receive such dividend, notwithstanding the conversion of such Shares prior to the applicable Dividend Payment Date.
4.6    Restriction on Dividends. If the Corporation makes any portion of a dividend payment for the Series C Preferred Stock in the form of Compounded Dividends for any dividend period, the Corporation shall not pay any dividends with respect to the Common Stock, any Junior Securities or other Parity Securities unless and until all such Compounded Dividends have been paid in cash or registered shares of Common Stock; provided that such restriction shall not apply (a) with respect to dividend payments for the Series C Preferred Stock paid on a pro rata basis for a dividend period in cash and/or registered shares of Common Stock, (b) to the payment of any dividends with respect to Senior Securities or the Corporation’s 5.50% Series B Mandatory Convertible Preferred Stock outstanding as of the date hereof or issued in accordance with Section 6.2, and (c) to the payment of any dividends with respect to any other Parity Securities so long as any dividend payments on such other Parity Securities are paid either only in the form of compounded dividends or, are paid in the form of cash or Common Stock and such dividends are paid on a pro rata basis with the Series C Preferred Stock and in the same form, whether cash or Common Stock.
5.    Liquidation.
5.1    Liquidation. In the event of any Insolvency Event of the Corporation (a “Liquidation”), the holders of Shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, pari passu with any payment to the holders of any Parity Securities and subject to the rights of Senior Securities and the Corporation’s creditors, but before any distribution or payment out of the assets of the Corporation shall be made to the holders of Junior Securities by reason of their ownership thereof, an amount in cash equal to the Corporation Redemption Price.
5.2    Insufficient Assets. If upon any Liquidation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Shares of Series
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C Preferred Stock the Corporation Redemption Price to which they are entitled under Section 5.1, (a) the holders of the Shares shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective full preferential amounts which would otherwise be payable in respect of the Series C Preferred Stock any Parity Securities in the aggregate upon such Liquidation if all amounts payable on or with respect to such Shares were paid in full, taking into account the Corporation Redemption Price payable in respect of such Series C Preferred Stock, and (b) the Corporation shall not make or agree to make, or set aside for the benefit of the holders of Junior Securities, any payments to the holders of Junior Securities.
5.3    Notice Requirement. In the event of any Liquidation, the Corporation shall, within ten (10) days of the date the Board approves such action, or no later than twenty (20) days of any stockholders’ meeting called to approve such action, or within twenty (20) days of the commencement of any involuntary proceeding, whichever is earlier, give each holder of Shares of Series C Preferred Stock written notice of the proposed action. Such written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holders of Shares upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of Shares of such material change.
6.    Voting; Consent.
6.1    As-Converted Voting. Each holder of outstanding Shares of Series C Preferred Stock shall be entitled to vote with holders of outstanding shares of Common Stock, voting together as a single class, with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration (whether at a meeting of stockholders of the Corporation, by written action of stockholders in lieu of a meeting or otherwise), except as provided by law. In any such vote, each holder of Shares of Series C Preferred Stock shall be entitled to a number of votes equal to the largest number of whole shares of Common Stock into which all Shares of Series C Preferred Stock (including accrued but unpaid dividends up to, but excluding, the applicable record date, subject to the limitations set forth in Section 4) held of record by such holder is convertible pursuant to Section 8 herein as of the record date (based, solely for these purposes, on an initial conversion rate of 430.1075, as may be adjusted from time to time in accordance with Section 8.7 herein) for such vote or written consent or, if there is no specified record date, as of the date of such vote or written consent. Each holder of outstanding Shares of Series C Preferred Stock shall be entitled to notice of all stockholder meetings (or requests for written consent) in accordance with the amended and restated bylaws of the Corporation (the “Bylaws”).
6.2    Consent. (a) As long as any Share of Series C Preferred Stock is outstanding, without the prior written approval of the holders of at least a majority of the then-outstanding Shares of Series C Preferred Stock, the Corporation shall not:
(i) amend, modify or waive any provision of this Certificate of Designations or the Certificate of Incorporation or the Bylaws in a manner that adversely alters or changes the rights, powers, preferences or privileges of the holders of the Series C Preferred Stock;
(ii) create (by reclassification or otherwise) any new class or series of shares having rights, preferences or privileges senior to or on parity with the Series C Preferred Stock, or increase or decrease the authorized number of Shares of Series C Preferred Stock, or issue any additional Shares of Series C Preferred Stock or increase the authorized number of shares or issue additional shares of any Senior Securities or Parity Securities; provided that no consent shall be required for increasing the authorized number of Shares of the Series C Preferred Stock, issuing any additional Shares of Series C Preferred Stock or creating and/or issuing new shares of Parity Securities, in each case, in an aggregate amount not to exceed the greater of (A) together with the outstanding Series C Preferred Stock, $10 billion and (B) an amount such that the Corporation’s Consolidated Net Total Leverage Ratio does not exceed 7.00 to 1.00 on a pro forma basis after giving effect to such issuance; or
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(iii) repurchase or redeem any Junior Securities (provided that this clause (iii) shall not restrict (1) any repurchase of unvested shares of Junior Securities following termination of an employee, advisor or consultant of the Corporation or its Subsidiaries, (2) the forfeiture or withholding of taxes payable in connection with, and repurchases or withholdings of Junior Securities deemed to occur with respect to the exercise or vesting of any stock or other equity options or warrants, stock units or other incentive interests or the vesting of equity awards if such Junior Securities represents a portion of the exercise price thereof or the withholding of a portion of such Junior Securities to pay taxes payable on account of such exercise, (3) net settlement of derivatives or convertible securities, (4) repurchase or redemption of Junior Securities made in exchange for, or in amount equal to or less than the proceeds of a substantially concurrent sale or issuance of Junior Securities by the Corporation, (5) repurchase or redemption of Junior Securities deemed to occur in connection with paying cash in lieu of fractional shares of such Junior Securities in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Corporation, (6) repurchase or redemption of Junior Securities in accordance with provisions similar to those described in Section 7.1 or Section 8.3(e) (provided, that, for the purposes of this clause (6), all shares of Preferred Stock tendered by holders in connection with such Fundamental Change Redemption have been repurchased or redeemed) and (7) repurchase or redemption of Junior Securities pursuant to a special mandatory redemption or similar provision relating to a pending acquisition).
7.    Redemption.
7.1    Fundamental Change Redemption. Subject to the provisions of this Section 7, upon the occurrence of a Fundamental Change, each holder of Series C Preferred Stock shall have the right, in its sole discretion, to require the Corporation to redeem, and the Corporation shall, redeem, out of funds legally available therefor, all of the then-outstanding Shares of Series C Preferred Stock held by such holder requested by such holder to be redeemed (a “Fundamental Change Redemption”) for a price per Share equal to the Fundamental Change Redemption Price. In connection with a Fundamental Change, the Corporation shall provide to the holders of Series C Preferred Stock written notice of the proposed Fundamental Change (the “Fundamental Change Redemption Notice”) within twenty (20) calendar days following the date on which the Corporation consummates a Fundamental Change (or if later and subject to this Section 7.1, promptly after the Corporation discovers that a Fundamental Change may occur). Any such Fundamental Change Redemption shall occur on a date specified by the Corporation that is not less than 20 calendar or more than 35 calendar days following the date of the Fundamental Change Redemption Notice and in accordance with the Fundamental Change Redemption Notice, if such notice is received by the holders of Series C Preferred Stock at least five (5) Business Days prior to the consummation of such Fundamental Change (solely in the case of the Corporation discovering a Fundamental Change may occur following the twenty (20) calendar day period above and within five (5) Business Days after the consummation of such Fundamental Change if the Corporation shall discover the occurrence of such Fundamental Change at a later date). In exchange for the cancellation of Shares of Series C Preferred Stock of their certificate or certificates, if any, or an affidavit of loss, representing such Shares on or after the applicable Fundamental Change Redemption Date in accordance with Section 7.8 below, the Fundamental Change Redemption Price for the Shares being redeemed shall be payable in cash by the Corporation in immediately available funds to the respective holders of the Series C Preferred Stock, except to the extent prohibited by applicable Delaware law, and provided that the Corporation shall only be required to pay the Fundamental Change Redemption Price simultaneously with, or immediately after, satisfaction of all obligations then due under the Corporation’s then-existing indebtedness. Notwithstanding anything to the contrary contained herein, each holder of Shares of Series C Preferred Stock shall have the right to elect, prior to the Fundamental Change Redemption Date, to exercise the conversion rights, if any, in accordance with Section 8.
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7.2    Optional Redemption. Subject to the provisions of this Section 7, the Corporation shall have the right, but not the obligation, subject to the Common Stock Liquidity Conditions, to redeem, from time to time, out of funds legally available therefor, all or any portion of the then-outstanding Shares of Series C Preferred Stock (an “Optional Redemption”) at any time on or following the seventh (7th) anniversary of the Initial Issue Date for a price per Share equal to the Optional Redemption Price plus accrued and unpaid dividends thereon; provided, the Corporation shall use reasonable best efforts to redeem at least 20.1% of then-outstanding shares of Series C Preferred Stock. Any such Optional Redemption shall occur not less than twenty (20) days and not more than sixty (60) days following receipt by the applicable holder(s) of Series C Preferred Stock of a written election notice (the “Optional Redemption Notice”) from the Corporation. Following the notice period required by the Optional Redemption Notice, the Corporation shall redeem all, or in the case of an election to redeem less than all of the Shares of Series C Preferred Stock, the same pro rata portion of each such holder’s Shares redeemed pursuant to this Section 7.2. In exchange for the surrender to the Corporation by the respective holders of Shares of Series C Preferred Stock of their certificate or certificates, if any, or an affidavit of loss, representing such Shares on or after the applicable Optional Redemption Date in accordance with Section 7.8 below, the Optional Redemption Price for the Shares being redeemed shall be payable in cash by the Corporation in immediately available funds to the respective holders of the Series C Preferred Stock, except to the extent prohibited by applicable Delaware law. Notwithstanding anything to the contrary contained herein, each holder of Shares of Series C Preferred Stock shall have the right to elect, prior to the Optional Redemption Date, to exercise the conversion rights, if any, in accordance with Section 8.
7.3    Insolvency Redemption. Upon the occurrence of an Insolvency Event, the Corporation shall immediately redeem out of assets legally available therefor all the then outstanding Shares of Series C Preferred Stock (or such lesser amount if such assets legally available are insufficient to redeem all the then outstanding Shares of Series C Preferred Stock across holders on a pro rata basis) for an amount equal to the Corporation Redemption Price. In exchange for the surrender to the Corporation by the respective holders of Shares of Series C Preferred Stock of their certificate or certificates, if any, or an affidavit of loss, representing such Shares on or after the applicable Insolvency Event in accordance with Section 7.8 below, the Corporation Redemption Price for the Shares being redeemed shall be payable in cash by the Corporation in immediately available funds to the respective holders of the Series C Preferred Stock, except to the extent prohibited by applicable Delaware law and subject to the rights of the holders of any Parity Securities (on a pro rata basis with the Series C Preferred Stock) or Senior Securities and the rights of the Corporation’s existing and future creditors.
7.4    Fundamental Change Redemption Notice. Each Fundamental Change Redemption Notice shall state:
(a)    the Fundamental Change Redemption Price;
(b)    the date of the closing of the redemption, which pursuant to Section 7.1 shall be not less than 20 calendar days or more than 35 calendar days following the date of the Fundamental Change Redemption Notice (the applicable date, the “Fundamental Change Redemption Date”);
(c)    the current Conversion Price of the Series C Preferred Stock, after giving effect to any adjustments pursuant to Section 8.7 (including, for the avoidance of doubt, any adjustments for a Make-Whole Fundamental Change);
(d)    a description of the information needed from the holder to elect to participate in such redemption, including a form of any notice required to be delivered by a holder to participate in such redemption;
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(e)    a description of the payments and other actions required to be made or taken in order to satisfy all of the Corporation’s obligations under any outstanding indebtedness; and
(f)    the manner and place designated for surrender by the holder to the Corporation of his, her or its certificate or certificates, if any, representing the Shares of Series C Preferred Stock to be redeemed.
7.5    Optional Redemption Notice. Each Optional Redemption Notice shall state:
(a)    the number of Shares of Series C Preferred Stock held by the holder that the Corporation proposes to redeem on the Optional Redemption Date specified in the Optional Redemption Notice;
(b)    the date of the closing of the redemption, which pursuant to Section 7.2 shall be no earlier than twenty (20) days and no later than sixty (60) days following circulation by the Corporation of the Optional Redemption Notice (the applicable date, the “Optional Redemption Date” and, together with the Fundamental Change Redemption Date, the “Redemption Dates”), and the Optional Redemption Price;
(c)    the Conversion Election Date;
(d)    the current Conversion Price of the Series C Preferred Stock, after giving effect to any adjustments pursuant to Section 8.7 (including, for the avoidance of doubt, any adjustments for a Make-Whole Fundamental Change); and
(e)    the manner and place designated for surrender by the holder to the Corporation of his, her or its certificate or certificates, if any, representing the Shares of Series C Preferred Stock to be redeemed.
7.6    Insufficient Funds; Remedies For Nonpayment.
(a)    Insufficient Funds. If on any Fundamental Change Redemption Date the assets of the Corporation legally available are insufficient to pay the full Fundamental Change Redemption Price for the total number of Shares to be redeemed, the Corporation shall (i) take all commercially reasonable actions required and permitted under applicable law to maximize the assets legally available for paying the Fundamental Change Redemption Price, as applicable, (ii) redeem out of all such assets legally available therefor on the applicable Fundamental Change Redemption Date the maximum possible number of Shares that it can redeem on such date, pro rata among the holders of such Shares to be redeemed in proportion to the aggregate number of Shares to be redeemed by each such holder on the applicable Fundamental Change Redemption Date, and (iii) following the applicable Fundamental Change Redemption Date, at any time and from time to time when additional assets of the Corporation become legally available to redeem the remaining Shares, the Corporation shall use such assets to pay the remaining balance of the aggregate applicable Fundamental Change Redemption Price.
(b)    Remedies For Nonpayment. If on any Redemption Date all of the Shares elected to be redeemed pursuant to such redemption are not redeemed in full by the Corporation by paying the entire applicable redemption price until such Shares are fully redeemed and the aggregate redemption price is paid in full, all of the unredeemed Shares shall remain outstanding and continue to have the rights, preferences and privileges expressed herein, including the accrual and accumulation of dividends thereon as provided in Section 4; provided that the applicable Dividend Rate on all of the unredeemed Shares shall increase by 1.00% per annum on the applicable Redemption Date until such time as the full Fundamental Change Redemption Price or Optional Redemption Price, as applicable (including, without
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duplication, accrued but unpaid dividends up to, but excluding, the record date for the applicable distribution on such Shares at the adjusted Dividend Rate), has been paid in full in respect of all Shares to be redeemed.
7.7    Surrender of Certificates. On or before the applicable Redemption Date, each holder of Shares of Series C Preferred Stock being redeemed shall surrender the certificate or certificates, if any, representing such Shares to the Corporation in the manner and place designated in the Fundamental Change Redemption Notice or Optional Redemption Notice, as applicable, or to the Corporation’s corporate secretary at the Corporation’s headquarters, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or, in the event such certificate or certificates are lost, stolen or missing, shall deliver an affidavit of loss, in the manner and place designated in the Fundamental Change Redemption Notice or Optional Redemption Notice, as applicable. Each surrendered certificate shall be canceled and retired and the Corporation shall thereafter make payment of the Fundamental Change Redemption Price or Optional Redemption Price, as applicable, by certified check or wire transfer to the holder of record of such certificate; provided, that if less than all the Shares represented by a surrendered certificate are redeemed, then a new stock certificate representing the unredeemed Shares shall be issued in the name of the applicable holder of record of the canceled stock certificate.
7.8    Rights Subsequent to Redemption. If on the applicable Redemption Date, the applicable redemption price is paid (or tendered for payment) for any of the Shares to be redeemed on such Redemption Date, then on such date all rights of the holder in the Shares so redeemed and paid or tendered, including any rights to dividends on such Shares, shall cease, and such Shares shall no longer be deemed issued and outstanding.
8.    Conversion.
8.1    Holders’ Optional Right to Convert. Subject to the provisions of this Section 8 (including the Conversion Cap), at any time and from time to time (including on or after a Foreclosure), the holders of Series C Preferred Stock shall have the right by written election to the Corporation to convert all or any portion of the outstanding Shares of Series C Preferred Stock (an “Optional Conversion”), into an aggregate number of shares of Common Stock as is determined by (a) multiplying the number of Shares to be converted by the Stated Value plus any accrued but unpaid dividends up to, but excluding, the date of Optional Conversion (excluding, for the avoidance of doubt, any Compounded Dividends taken into account in Stated Value) and then (b) dividing the result by the Conversion Price in effect immediately prior to such conversion, and in addition thereto the holder shall receive cash in lieu of any fractional shares as set out in Section 8.3(c).

8.2    Mandatory Conversion. Subject to the provisions of this Section 8 (including the Conversion Cap), and subject to the Common Stock Liquidity Conditions, at any time following the second (2nd) anniversary of the Initial Issue Date, if the closing price per share of Common Stock exceeds (i) from and after the second (2nd) anniversary and prior to the third (3rd) anniversary of the Initial Issue Date, 175% of the Conversion Price and (ii) from and after the third (3rd) anniversary of the Initial Issue Date, 150% of the Conversion Price, in each case, for at least twenty (20) Trading Days in any period of thirty (30) consecutive Trading Days (including the last Trading Day) immediately prior to the receipt by each holder of a Notice of Mandatory Conversion, the Corporation may elect to convert all or any portion of the outstanding Shares of Series C Preferred Stock (the “Mandatory Conversion Right” and each conversion pursuant to this Section 8.2, a “Mandatory Conversion”) at the Conversion Price in effect immediately prior to such conversion, in each case into an aggregate number of shares of Common Stock as is determined by (a) multiplying the number of Shares to be converted by the sum of (i) the Stated Value plus (ii) any accrued but unpaid dividends up to, but excluding, the date of the Mandatory Conversion (subject to the limitations set forth in Section 4 and excluding, for the avoidance of doubt,
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any Compounded Dividends taken into account in Stated Value) and then (b) dividing the result by the Conversion Price in effect immediately prior to such conversion, and in addition thereto the holder shall receive cash in lieu of any fractional shares as set out in Section 8.3(c); provided, that in the case of an election to convert less than all of the outstanding Shares of Series C Preferred Stock, the Corporation shall convert the same pro rata portion of each holder’s Shares converted pursuant to this Section 8.2.
The Corporation will not exercise its Mandatory Conversion Right, or otherwise send a Notice of Conversion, with respect to any Shares of Series C Preferred Stock pursuant to this Section 8.2 (x) unless the Common Stock Liquidity Conditions are satisfied with respect to the Mandatory Conversion (including on the Mandatory Conversion Date) and (y) without limiting the application of the Common Stock Liquidity Conditions, from, and including, the date that is ten (10) Business Days prior to December 25 of each calendar year to, but excluding, the date that is one (1) Business Day after January 1 of the next calendar year.
Notwithstanding anything to the contrary in this Section 8.2, the Corporation’s exercise of its Mandatory Conversion Right, and any related Notice of Mandatory Conversion, will not apply to any Share of Series C Preferred Stock as to which a Fundamental Change Redemption Notice has been duly delivered and not withdrawn. The date (the “Mandatory Conversion Date”) for any Mandatory Conversion will be a Business Day of the Corporation’s choosing that is no more than twenty (20), nor less than ten (10), Business Days after the Notice of Mandatory Conversion for such Mandatory Conversion. To exercise its Mandatory Conversion Right with respect to any Shares of Series C Preferred Stock, the Corporation must send to each holder of such Shares a written notice of such exercise (a “Notice of Mandatory Conversion”). Such Notice of Mandatory Conversion must state: (1) that the Corporation has exercised its Mandatory Conversion Right to cause the Mandatory Conversion of such Shares, briefly describing the Corporation’s Mandatory Conversion Right under this Certificate of Designations; (2) the Mandatory Conversion Date for such Mandatory Conversion (which shall be the date scheduled for the settlement of such Mandatory Conversion); (3) that Shares of Series C Preferred Stock subject to Mandatory Conversion may be converted earlier at the option of the holders thereof pursuant to an Optional Conversion at any time before the close of business on the Business Day immediately before the Mandatory Conversion Date; (4) the Conversion Price in effect on the date of the Notice of Mandatory Conversion for such Mandatory Conversion; and (5) the CUSIP and ISIN numbers, if any, of the Series C Preferred Stock. If less than all Shares of Series C Preferred Stock then outstanding are subject to Mandatory Conversion, then the Shares of Series C Preferred Stock to be subject to such Mandatory Conversion will be selected by the Corporation pro rata.
8.3    Procedures for Conversion; Effect of Conversion.
(a)    Procedures for Mandatory Conversion. If the Corporation duly exercises, in accordance with Section 8, its Mandatory Conversion Right with respect to any Share of Series C Preferred Stock, then (1) the Mandatory Conversion of such Share will occur automatically and without the need for any action on the part of the holder(s) thereof; and (2) the shares of Common Stock due upon such Mandatory Conversion will be registered in the name of the holder(s) of such Shares of Series C Preferred Stock as of the close of business on the related Mandatory Conversion Date.
(b)    Procedures for Holder Conversion. In order to effectuate a conversion of Shares of Series C Preferred Stock pursuant to Section 8.1, a holder shall submit a written election to the Corporation that such holder elects to convert Shares specifying the number of Shares elected to be converted (a “Notice of Conversion”). The holder shall surrender, along with a Notice of Conversion, if applicable, to the Corporation the certificate or certificates, if any, representing the Shares being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) or, in the event such certificate or certificates are lost, stolen or missing,
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accompanied by an affidavit of loss executed by the holder. The conversion of such Shares hereunder shall be deemed effective as of the date of submission of the Notice of Conversion and surrender of such Series C Preferred Stock certificate or certificates, if any, or delivery of such affidavit of loss, if applicable (such date, the “Optional Conversion Date” and, together with the Mandatory Conversion Date, the “Conversion Dates”). Upon the receipt by the Corporation of a Notice of Conversion and the surrender of such certificate(s) and accompanying materials (if any), the Corporation shall as promptly as practicable (but in any event within two (2) Trading Days thereafter) deliver to the relevant holder or holders, as applicable, (A) the number of shares of Common Stock (including, subject to Section 8.3(c), any fractional share) to which such holder or holders shall be entitled upon conversion of the applicable Shares as calculated pursuant to Section 8.1, as applicable, and, if applicable, (B) the number of Shares of Series C Preferred Stock delivered to the Corporation for conversion but otherwise not elected to be converted pursuant to the written election, in each case in book-entry form on the Corporation’s share ledger. All shares of capital stock issued hereunder by the Corporation shall be duly and validly issued, fully paid and non-assessable, free and clear of all Taxes, liens, charges and encumbrances with respect to the issuance thereof.
(c)    Fractional Shares. The Corporation shall not issue any fractional shares of Common Stock upon conversion of Series C Preferred Stock. Instead, the Corporation shall pay a cash adjustment to the holder of Series C Preferred Stock being converted based upon the Current Market Price on the Trading Day prior to the Conversion Date.
(d)    Effect of Conversion. All Shares of Series C Preferred Stock converted as provided in Section 8.1 or Section 8.2, as applicable, shall no longer be deemed outstanding as of the applicable Conversion Date and all rights with respect to such Shares of Series C Preferred Stock shall immediately cease and terminate as of such time (including, without limitation, any right of redemption pursuant to Section 8), other than the right of the holder to receive shares of Common Stock and payment in lieu of any fraction of a Share in exchange therefor.
(e)    Limitation on Conversions. Notwithstanding anything to the contrary herein, prior to the receipt of the Stockholder Approval, if required by the rules of the NYSE, Series C Preferred Stock shall not be convertible pursuant to this Section 8 in the aggregate into more than 134,234,896 shares of Common Stock, which is 19.99% of the Common Stock outstanding as of the date of the Investment Agreement (subject to appropriate adjustment in the event of a stock split, stock dividend, distribution, combination or other similar recapitalization) (such limitation, the “Conversion Cap”). No holder of Series C Preferred Stock shall be issued in the aggregate, pursuant to the terms of this Certificate of Designations, shares of Common Stock in an amount greater than such holder’s pro rata allocation of shares of Common Stock issuable in an amount not to cause the Conversion Cap to be exceeded based on a fraction, the numerator of which is the number of Shares of Series C Preferred Stock issued to such initial holder pursuant to the Investment Agreement on the applicable Issue Date and the denominator of which is the aggregate number of all Shares of Series C Preferred Stock issued to the initial holders pursuant to the Investment Agreement irrespective of the date of issue (with respect to each such holder, the “Cap Allocation”). In the event that any initial holder (or a transferee of an initial holder) shall sell or otherwise transfer any of such holder’s Series C Preferred Stock, the transferee shall be allocated a pro rata portion of such holder’s Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Cap Allocation allocated to such transferee. In the event that any holder shall have converted all of such holder’s Series C Preferred Stock into a number of shares of Common Stock which, in the aggregate, is less than such holder’s Cap Allocation, then the difference between such holder’s Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Cap Allocations of the
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remaining holders on a pro rata basis in proportion to the shares of Common Stock underlying the Series C Preferred Stock then held by each such holder. In the event that the Corporation is prohibited from issuing any shares of Common Stock in connection with a conversion of Series C Preferred Stock pursuant to Section 8.1 or Section 8.2 (the “Cap Shares”), the Corporation shall, to the fullest extent permitted by law and out of funds lawfully available therefor, pay cash on or prior to the applicable share delivery date to such holder in exchange for the redemption of such number of Shares of Series C Preferred Stock held by the holder that are not convertible into such Cap Shares at a price equal to the product of (x) such number of Cap Shares and (y) the Current Market Price of the share of Common Stock on the applicable Conversion Date.
8.4    Reservation of Stock. The Corporation shall at all times when any Shares of Series C Preferred Stock are outstanding reserve and keep available out of its authorized but unissued shares of capital stock, solely for the purpose of issuance upon the conversion of the Series C Preferred Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding Series C Preferred Stock pursuant to this Section 8, taking into account any adjustment to such number of shares so issuable in accordance with Section 8.7 hereof. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not close its books against the transfer of any of its capital stock in any manner which would prevent the timely conversion of the Shares of Series C Preferred Stock.
8.5    No Charge or Payment. The issuance of certificates for shares of Common Stock upon conversion of Shares of Series C Preferred Stock pursuant to Section 8.1 or Section 8.2, as applicable, shall be made without payment of additional consideration by, or other charge, cost or Tax to, the holder in respect thereof.
8.6    Termination of Conversion Right in Connection with Redemption. Notwithstanding anything to the contrary set forth in this Certificate of Designations, in no event may Shares of Series C Preferred Stock be converted as provided in Section 8.1 or Section 8.2, as applicable, on and following the date that is one (1) Business Day prior to the Optional Redemption Date in respect of such Shares; provided that, for the avoidance of doubt, this Section 8.6 shall no longer apply in respect of Shares of Series C Preferred Stock to be redeemed in accordance with Section 7 if the closing of the redemption of such Shares does not occur on the applicable Redemption Date.
8.7    Adjustment to Conversion Price and Number of Conversion Shares. In order to prevent dilution of the conversion rights granted under this Section 8, the Conversion Price and the number of Conversion Shares issuable on conversion of the Shares of Series C Preferred Stock shall be subject to adjustment, without duplication, from time to time as provided in this Section 8.7, except that the Corporation shall not make any adjustment to the Conversion Price if each holder of the Series C Preferred Stock participates, at the same time and upon the same terms as all holders of Common Stock and solely as a result of holding Series C Preferred Stock, in any transaction described in this Section 8.7, without having to convert its Series C Preferred Stock, as if each such holder held a number of shares of Common Stock that would be issuable upon conversion of such Series C Preferred Stock in accordance with Section 8.2 (without giving effect to the proposed adjustment). For the avoidance of doubt, upon receipt by holders of any cash dividend or distribution in accordance with Section 4.4, each holder of the Series C Preferred Stock shall be deemed to have participated, at the same time and upon the same terms as all holders of Common Stock and solely as a result of holding Series C Preferred Stock, in such cash dividend or distribution.
(a)    Subdivisions and Combinations. In case the outstanding shares of Common Stock shall be subdivided (whether by stock split, recapitalization or otherwise) into a greater number of
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shares of Common Stock or combined (whether by consolidation, reverse stock split or otherwise) into a lesser number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision or combination becomes effective shall be adjusted to equal the product of the Conversion Price in effect on such date and a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such subdivision or combination. Such adjustment shall become effective retroactively to the close of business on the day upon which such subdivision or combination becomes effective.
(b)    Stock Dividends or Distributions. If the Corporation shall issue shares of Common Stock as a dividend or distribution on all or substantially all shares of Common Stock or if the Corporation effects a stock split or combination of the Common Stock (other than as set forth in Section 8.7(f)), the Conversion Price shall be adjusted based on the following formula:

CP1 =	CP0 x	OS0
OS1

where,
CP1    =    the Conversion Price in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or share combination, as the case may be;
CP0    =    the Conversion Price in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or share combination, as the case may be;
OS0    =    the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or share combination, as the case may be; and
OS1    =    the number of shares of Common Stock that would be outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as the case may be.
Any adjustment made under this clause (b) shall become effective immediately after the open of business on such Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (b) is declared but not so paid or made, the Conversion Price shall be immediately readjusted, effective as of the date the Board determines not to pay such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared or announced.
(c)    Distributions of Rights, Options or Warrants. If the Corporation shall distribute to all or substantially all holders of its Common Stock any rights, options or warrants (other than rights, options or warrants distributed in connection with a stockholders’ rights plan, in which case the
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provisions of Section 8.7(g) shall apply) entitling them to purchase, for a period of not more than 45 calendar days from the announcement date for such distribution, shares of the Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement date for such distribution, the Conversion Price shall be decreased based on the following formula:

CP1 =	CP0 x	OS0 + X
OS0 + Y

where
CP1    =    the Conversion Price in effect immediately after the open of business on the Ex-Dividend Date for such distribution;
CP0    =    the Conversion Price in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;
OS0    =    the number of shares of the Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution;
X    =    the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date of such distribution; and
Y    =    the total number of shares of the Common Stock issuable pursuant to such rights, options or warrants.
Any decrease made under this clause (c) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Price shall be increased to the Conversion Price that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of the Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Price shall be increased to the Conversion Price that would then be in effect if such record date for such distribution had not occurred.
For purposes of this clause (c), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at a price per share less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution, and in determining the aggregate offering price of such shares of the Common Stock, there shall be taken into account any consideration received by the Corporation for such rights, options or warrants and any amount payable upon exercise or conversion thereof, the value of such consideration, if other than cash, as reasonably determined by the Corporation in good faith.
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(d)    Distributions of Equity Securities, Indebtedness, other Securities, Assets or Property. If the Corporation distributes shares of its Equity Securities, evidences of its indebtedness, other assets or property of the Corporation or rights, options or warrants to acquire its Equity Securities or other securities to all or substantially all holders of Common Stock, excluding:
(i)    dividends or distributions as to which adjustment is required to be effected pursuant to clause (b) or (c) above;
(ii)    rights issued to all holders of the Common Stock pursuant to a rights plan, where such rights are not presently exercisable, trade with the Common Stock and the plan provides that the holders of Shares of Series C Preferred Stock will receive such rights;
(iii)    dividends or distributions in which Series C Preferred Stock participates on an as-converted basis pursuant to Section 4.4; and
(iv)    Spin-Offs described below in this clause (d),
    then the Conversion Price shall be decreased based on the following formula:

CP1 =	CP0 x	SP0 – FMV
SP0

where
CP1    =    the Conversion Price in effect immediately after the open of business on the Ex-Dividend Date for such distribution;
CP0    =    the Conversion Price in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;
SP0    =    the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and
FMV    =    the fair market value (as determined by the Board in good faith) of the shares of Equity Securities, evidences of indebtedness, securities, assets or property distributed with respect to each outstanding share of the Common Stock immediately prior to the open of business on the Ex-Dividend Date for such distribution.
Any decrease made under the portion of this clause (d) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Price shall be increased to be the Conversion Price that would then be in effect if such distribution had not been declared.
Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing decrease, each holder of Shares of Series C Preferred Stock may elect to receive at the same time and upon the same terms as holders of shares of Common Stock without having to convert its Series C Preferred Stock, the amount and kind of the Equity Securities, evidences of
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the Corporation’s indebtedness, other assets or property of the Corporation or rights, options or warrants to acquire its Equity Securities or other securities of the Corporation that such holder would have received as if such holder owned a number of shares of Common Stock into which the Share of Series C Preferred Stock was convertible at the Conversion Price in effect on the Ex-Dividend Date for the distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this clause (d) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.
With respect to an adjustment pursuant to this clause (d) where there has been a payment of a dividend or other distribution on the Common Stock in shares of Equity Securities of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Corporation that will be, upon distribution, listed on a U.S. national or regional securities exchange (a “Spin-Off”), the Conversion Price shall be decreased based on the following formula:

CP1 =	CP0 x	MP0
FMV + MP0

where
CP1    =    Conversion Price in effect immediately after the end of the Valuation Period;
CP0    =    the Conversion Price in effect immediately prior to the end of the Valuation Period;
FMV    =    the average of the Last Reported Sale Prices of the Equity Securities or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 2 as if references therein to Common Stock were to such Equity Securities or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and
MP0    =    the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.
Any adjustment to the Conversion Price under the preceding paragraph of this clause (d) shall be made immediately after the close of business on the last Trading Day of the Valuation Period. If the Conversion Date for any Share of Series C Preferred Stock to be converted occurs on or during the Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designations, the Corporation will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last Trading Day of the Valuation Period.
Notwithstanding the foregoing, if the “FMV” (as defined above) is equal to or greater than the Daily VWAP of the Common Stock over the Valuation Period, in lieu of the foregoing decrease, each holder of Shares of Series C Preferred Stock may elect to receive at the same time and upon the same terms as holders of shares of Common Stock without having to convert its Shares of Series C Preferred Stock, the amount and kind of Equity Securities or similar equity interest that such holder would have
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received as if such holder owned a number of shares of Common Stock into which the Series C Preferred Stock was convertible at the Conversion Price in effect on the Ex-Dividend Date for the distribution.
(e)    Tender Offer, Exchange Offer. If the Corporation or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Price shall be decreased based on the following formula:

CP1 =	CP0 x	SP1 x OS0
AC + (SP1 x OS1)

where
CP1    =    the Conversion Price in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;
CP0    =    the Conversion Price in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;
AC    =    the aggregate value of all cash and any other consideration (as determined by the Board in good faith) paid or payable for shares purchased or exchanged in such tender or exchange offer;
SP1    =    the average of the Last Reported Sales Prices of the Common Stock over the ten (10) consecutive Trading Day period beginning on, and including, the Trading Day next succeeding the Expiration Date (the “Tender/Exchange Offer Valuation Period”);
OS1    =    the number of shares of the Common Stock outstanding immediately after the close of business on the Expiration Date (adjusted to give effect to the purchase or exchange of all shares accepted for purchase in such tender offer or exchange offer); and
OS0    =    the number of shares of the Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to such tender offer or exchange offer);
provided, however, that the Conversion Price will in no event be adjusted up pursuant to this Section 8.7(e), except to the extent provided in the immediately following paragraph. The adjustment to the Conversion Price pursuant to this Section 8.7(e) will be calculated as of the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date. If the Conversion Date for any Share of Series C Preferred Stock to be converted occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designations, the Corporation will, if necessary, delay the settlement of
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such conversion until the second (2nd) Business Day after the last Trading Day of the Tender/Exchange Offer Valuation Period.
(f)    Adjustment for Reorganization Events. If there shall occur any reclassification, statutory share exchange, reorganization, recapitalization, consolidation or merger involving the Corporation with or into another Person in which the Common Stock (but not the Series C Preferred Stock) is converted into or exchanged for securities, cash or other property (excluding a merger solely for the purpose of changing the Corporation’s jurisdiction of incorporation) including a Fundamental Change (without limiting the rights of holders of Series C Preferred Stock or the Corporation with respect to any Fundamental Change) (a “Reorganization Event”), then, subject to Section 5, following any such Reorganization Event, each Share of Series C Preferred Stock shall remain outstanding with such obligations assumed by any such surviving entity, if applicable, and be convertible into the number, kind and amount of securities, cash or other property which a holder of such Share of Series C Preferred Stock would have received in such Reorganization Event had such holder converted its Shares of Series C Preferred Stock into the applicable number of shares of Common Stock immediately prior to the effective date of the Reorganization Event using the Conversion Price applicable immediately prior to the effective date of the Reorganization Event; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 8.7 set forth with respect to the rights and interest thereafter of the holders of Series C Preferred Stock, to the end that the provisions set forth in this Section 8.7 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably practicable, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series C Preferred Stock. Without limiting the Corporation’s obligations with respect to a Fundamental Change, the Corporation (or any successor) shall, no less than twenty (20) calendar days prior to the occurrence of any Reorganization Event, provide written notice to the holders of Series C Preferred Stock of the expected occurrence of such event and of the kind and amount of the cash, securities or other property that each Share of Series C Preferred Stock is expected to be convertible into under this Section 8.7(f). Failure to deliver such notice shall not affect the operation of this Section 8.7(f). The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless, to the extent that the Corporation is not the surviving corporation in such Reorganization Event, or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for any Person surviving such Reorganization Event or continuing entity in such Reorganization Event assuming all of the obligations of the Corporation under this Certificate of Designations and the other Transaction Documents including the conversion of the Series C Preferred Stock into stock of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event.
(g)    Stockholders’ Rights Plan. To the extent that any stockholders’ rights plan adopted by the Corporation is in effect upon conversion of the Shares of Series C Preferred Stock, the holders of Shares of Series C Preferred Stock will receive, in addition to any Common Stock due upon conversion, the appropriate number of rights, if any, under the applicable rights agreement (as the same may be amended from time to time). However, if, prior to any conversion, the rights have separated from the shares of the Common Stock in accordance with the provisions of the applicable stockholders’ rights plan, the Conversion Price will be adjusted at the time of separation as if the Corporation distributed to all holders of the Common Stock, shares of Equity Securities, evidences of indebtedness, securities, assets or property as described in clause (d) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.
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(h)    Other Issuances. Except as stated in this Section 8.7, the Corporation shall not adjust the Conversion Price for the issuances of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or rights to purchase shares of Common Stock or such convertible or exchangeable securities.
(i)    Adjustment at the Discretion of the Board. The Corporation shall be permitted to decrease the Conversion Price by any amount for a period of at least 20 Business Days if the Board determines in good faith that such decrease would be in the best interest of the Corporation. In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Corporation’s securities are then listed, the Corporation also may (but is not required to) decrease the Conversion Price to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Price is decreased pursuant to either of the preceding two sentences, the Corporation shall deliver to the holders of the Series C Preferred Stock a notice of the decrease at least fifteen (15) days prior to the date the decreased Conversion Price takes effect, and such notice shall state the decreased Conversion Price and the period during which it will be in effect.
(j)    Adjustment Upon Make-Whole Fundamental Change.
(i)    If the Event Effective Date of a Make-Whole Fundamental Change occurs and a holder of Shares of Series C Preferred Stock elects to convert any or all of its Shares of Series C Preferred Stock in connection with such Make-Whole Fundamental Change, the Corporation shall, in addition to the shares of Common Stock otherwise issuable upon conversion of such Shares of Series C Preferred Stock, issue an additional number of shares of Common Stock (the “Additional Shares”) upon surrender of such Shares of Series C Preferred Stock for conversion as described in this Section 8.7(j). A conversion of Shares of Series C Preferred Stock shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Corporation during the period from the open of business on the Event Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Redemption Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Event Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”).
(ii)    Upon the occurrence of an Event Effective Date with respect to any Make-Whole Fundamental Change, the Corporation shall notify holders of Series C Preferred Stock in writing of the Event Effective Date of any Make-Whole Fundamental Change and the current Conversion Price of the Series C Preferred Stock.
(iii)    The number of Additional Shares, if any, issuable in connection with a Make-Whole Fundamental Change shall be determined by reference to the table below, based on:
(a)    The date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Event Effective Date”) and
(b)    the price paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change, as described in the succeeding paragraph (the “Stock Price”).
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If the holders of the Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices per share of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Event Effective Date of the Make-Whole Fundamental Change. The Board shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Price pursuant to this Certificate of Designations that becomes effective, or any event requiring an adjustment to the Conversion Price where the Ex-Dividend Date, effective date or expiration date of the event occurs during such five Trading Day period.
(iv)    The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Price is otherwise adjusted. The adjusted Stock Prices shall equal (A) the Stock Prices applicable immediately prior to such adjustment, multiplied by (B) a fraction, the numerator of which is the Conversion Price immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Price as so adjusted. The Additional Shares issuable upon conversion set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Price as set forth in this Section 8.7.
(v)    The following table sets forth the number of Additional Shares issuable upon conversion of Series C Preferred Stock pursuant to this Section 8.7(j) for each Stock Price and Event Effective Date set forth below:

	Stock Price
Event Effective Date	$19.72	$21.00	$23.25	$25.00	$30.00	$34.88	$40.69	$50.00	$75.00	$100.00	$150.00	$250.00
January 5, 2026	76.9918	69.6048	58.8688	52.0640	37.8133	28.7357	21.5704	14.6500	6.8267	3.8130	1.2940	0.0000
January 5, 2027	76.9918	64.8810	53.8194	46.7400	31.7367	22.1703	14.9300	8.8380	3.7453	2.1160	0.7353	0.0000
January 5, 2028	76.9918	60.9857	49.9183	42.7200	26.8333	15.7339	5.9646	0.0000	0.0000	0.0000	0.0000	0.0000
January 5, 2029	76.9918	57.6905	47.1871	40.3800	25.4067	14.9455	5.6967	0.0000	0.0000	0.0000	0.0000	0.0000
January 5, 2030	76.9918	53.1095	43.2946	36.9920	23.2767	13.7500	5.2888	0.0000	0.0000	0.0000	0.0000	0.0000
January 5, 2031	76.9918	46.5619	37.4882	31.8080	19.8433	11.7833	4.6154	0.0000	0.0000	0.0000	0.0000	0.0000
January 5, 2032	76.9918	36.9571	28.2237	23.0920	13.5467	8.0476	3.3178	0.0000	0.0000	0.0000	0.0000	0.0000
January 5, 2033	76.9918	25.7095	13.8796	6.1560	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
The exact Stock Price or Event Effective Date may not be set forth in the table above, in which case:
(a)    if the Stock Price is between two Stock Prices in the table or the Event Effective Date is between two Event Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Event Effective Dates in the table above, as applicable, based on a 365- or 366-day year, as the case may be;
(b)    if the Stock Price is greater than $250.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), no Additional Shares shall be issued; and
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(c)    if the Stock Price is less than $19.72 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), no Additional Shares shall be issued.
(vi)    Nothing in this Section 8.7(j) shall prevent any other adjustment to the Conversion Price pursuant to this Section 8.7 in respect of a Make-Whole Fundamental Change.
(k)    Rounding; Par Value; De-minimis Adjustments. All calculations under Section 8.7 shall be made to the nearest 1/10,000th of a cent or to the nearest 1/10,000th of a share, as the case may be. No adjustment in the Conversion Price shall reduce the Conversion Price below the then par value of the Common Stock. If an adjustment to the Conversion Price otherwise required by this Section 8.7 would result in a change of less than 1% to the Conversion Price, then, notwithstanding anything to the contrary in this Section 8.7, the Corporation may, at its election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect (i) when all such deferred adjustments would result in an aggregate change to the Conversion Price of at least 1%, (ii) on the Conversion Date of any Share of Series C Preferred Stock, (iii) on the effective date of any Fundamental Change and/or Make-Whole Fundamental Change and (iv) in connection with Dividends paid on the Common Stock pursuant to Section 4.4 hereof.
(l)    Treatment of Pre-Record Date Adjustments. Notwithstanding this Section 8.7 or any other provision of this Certificate of Designations, if a Conversion Price adjustment becomes effective on any Ex-Dividend Date, and a holder that has converted its Series C Preferred Stock on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date based on an adjusted Conversion Price for such Ex-Dividend Date, then, notwithstanding the Conversion Price adjustment provisions in this Section 8.7, the Conversion Price adjustment relating to such Ex-Dividend Date shall not be made for such converting holder. Instead, such holder shall be treated as if such holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
(m)    Notwithstanding anything to the contrary in this Section 8, the Conversion Price shall not be adjusted:
(i)    upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
(ii)    upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of the Corporation’s Subsidiaries;
(iii)    upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the Initial Issue Date;
(iv)    upon the repurchase of any shares of Common Stock pursuant to an open market share repurchase program or other buy back transaction, including structured or derivative transactions, that is not a tender or exchange offer of the kind described in Section 8.7(e);
(v)    solely for a change in the par value of the Common Stock;
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(vi)    for accrued and unpaid Dividends, if any; or
(vii)    if and to the extent such adjustment would cause the Conversion Cap to be exceeded.
(n)    Certificate as to Adjustment.
(i)    As promptly as reasonably practicable following any adjustment of the Conversion Price, but in any event not later than thirty (30) days thereafter, the Corporation shall furnish to each holder of record of Series C Preferred Stock at the address specified for such holder in the books and records of the Corporation (or at such other address as may be provided to the Corporation in writing by such holder) a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.
(ii)    As promptly as reasonably practicable following the receipt by the Corporation of a written request by any holder of Series C Preferred Stock, but in any event not later than thirty (30) days thereafter, the Corporation shall furnish to such holder a certificate of an executive officer certifying the Conversion Price then in effect and the number of Conversion Shares or the amount, if any, of other shares of stock, securities or assets then issuable to such holder upon conversion of the Shares of Series C Preferred Stock held by such holder.
(o)    Notices. In the event:
(i)    that the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series C Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or
(ii)    of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, any consolidation or merger of the Corporation with or into another Person, or sale of all or substantially all of the Corporation’s assets to another Person; or
(iii)    of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;
then, and in each such case, unless the Corporation has previously publicly announced such information (including through filing or furnishing such information with the Securities and Exchange Commission), the Corporation shall send or cause to be sent to each holder of record of Series C Preferred Stock at the address specified for such holder in the books and records of the Corporation (or at such other address as may be provided to the Corporation in writing by such holder) at least ten (10) days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Corporation shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon conversion of the Series C Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other
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property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series C Preferred Stock and the Conversion Shares.
9.    Reissuance of Series C Preferred Stock. Shares of Series C Preferred Stock that have been issued and reacquired by the Corporation in any manner, including shares purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of Preferred Stock of the Corporation undesignated as to series and may be designated or re-designated and issued or reissued, as the case may be, as part of any series of Preferred Stock of the Corporation, provided that any issuance of such shares as Series C Preferred Stock must be in compliance with the terms hereof.
10.    Notices. Except as otherwise provided herein, all notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent (a) to the Corporation, at its principal executive offices and (b) to any stockholder, at such holder’s address at it appears in the stock records of the Corporation (or at such other address for a stockholder as shall be specified in a notice given in accordance with this Section 10).
11.    Amendments and Waiver. Subject to Section 6.2, no provision of this Certificate of Designations may be amended, modified or waived, whether by merger, consolidation or otherwise, except by an instrument in writing executed by the Corporation and holders of at least a majority of the then-outstanding Shares of Series C Preferred Stock, and any such written amendment, modification or waiver will be binding upon the Corporation and each holder of Series C Preferred Stock; provided, that any amendment, whether by merger, consolidation or otherwise, to (A)(i) decrease the Initial Stated Value, Stated Value, Optional Redemption Price, Corporation Redemption Price, the Fundamental Change Redemption Price, Dividend Rate (including any increase thereto pursuant to any adjustments set forth herein) or any premium with respect to any Share of Series C Preferred Stock or otherwise amend or modify in any manner adverse to a holder of Series C Preferred Stock the Corporation’s obligations to pay, or the circumstances and or timing under which the Corporation is obligated to offer or pay, the Optional Redemption Price, the Fundamental Change Redemption Price or the Corporation Redemption Price, (ii) adversely affect the right of a holder of Series C Preferred Stock to convert Series C Preferred Stock into Common Stock or otherwise modify the provisions with respect to conversion in a manner adverse to a holder of Series C Preferred Stock, or increase the Conversion Price (or any amendment, modification or waiver, whether by merger or otherwise, which would in its application increase the Conversion Price) (subject to such modifications as are required under this Certificate of Designations) or (iii) otherwise amend any other terms of the Series C Preferred Stock in a manner that would have a disproportionate adverse effect on any holder of the Series C Preferred Stock as compared to other holders of the Series C Preferred Stock (including the amendment or waiver of any provisions hereof requiring pro rata payments), requires the consent of holders of each Share of Series C Preferred Stock and to (B) without limiting the foregoing, amend or modify the provisions of Section 8.7 requires the consent of each holder of Series C Preferred Stock affected thereby. Notwithstanding the foregoing, subject to compliance with applicable Law, technical and conforming modifications to this Certificate of Designations may be made by written agreement of the Corporation and the Apollo Investor so
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long as the Apollo Investor satisfies the 50% Beneficial Holding Requirement at such time (but without the consent of any other holder of Shares of Series C Preferred Stock) to the extent necessary (A) to integrate the issuance of any Series C Preferred Stock issued in compliance with the terms of this Certificate of Designations and the Investment Agreement after the Initial Issue Date pursuant to subsequent Issue Dates in a manner consistent with Section 1.2, including, as may be necessary to establish such issuance as a fungibly traded class, so long as any such amendment or waiver does not adversely and disproportionately affect any holder of Shares (or commitments to purchase) any Series C Preferred Stock or (B) to cure any ambiguity, omission, defect or inconsistency. This Certificate of Designations shall cease to apply upon the first day on which no share of Series C Preferred Stock is outstanding.
12.    Remedies; Specific Performance. The holders of Series C Preferred Stock shall have all remedies available at law or in equity for a breach of this Certificate of Designations, including the right to seek specific performance. The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Certificate of Designations is not performed in accordance with its specific terms or is otherwise breached. The parties acknowledge and agree that (a) the parties shall be entitled to seek an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Certificate of Designations and to enforce specifically the terms and provisions hereof without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Certificate of Designations and (b) the right of specific enforcement is an integral part of the transactions contemplated herein and without that right, none of the Corporation or any holder of Series C Preferred Stock would have entered into the transactions contemplated herein. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Laws or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Certificate of Designations and to enforce specifically the terms and provisions of this Certificate of Designations in accordance with this Section 12 shall not be required to provide any bond or other security in connection with any such order or injunction.
13.    Withholding. The Corporation and its paying agent shall be entitled to withhold Taxes on all payments on the Series C Preferred Stock or Common Stock or other securities issued upon conversion of the Series C Preferred Stock in each case to the extent required by applicable Law; provided that to the extent that the holders of Series C Preferred Stock have previously delivered an appropriate IRS Form W-8 or W-9 to the Corporation establishing an exemption for U.S. federal withholding (including backup withholding), the Corporation shall not be permitted to withhold unless the Corporation has provided such a holder advance written notice of its intent to withhold at least five (5) days prior to the payment of the amount subject to withholding, and has given such a holder a reasonable opportunity to provide any form or certificate available to reduce or eliminate such withholding. Within a reasonable amount of time after making such withholding payment, the Corporation shall furnish the applicable holder with copies of any tax certificate, receipt or other documentation reasonably acceptable to the holder evidencing such payment.
14.    Tax Matters. The holders of Series C Preferred Stock and the Corporation agree (i) to treat the Series C Preferred Stock as “common stock” and not “preferred stock” for purposes of Section 305 of the Code and Treasury Regulations Section 1.305-5, (ii) not to treat any dividend paid on the Corporation’s Common Stock in which the Series C Preferred Stock participates as giving rise to a “disproportionate distribution” within the meaning of Section 305(b)(2) of the Code, (iii) not to take any action that would reasonably be expected to cause any holder of the Series C
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Preferred Stock to recognize taxable income by reason of the operation of Section 305(b)(2) of the Code and (iv) with respect to the Apollo Investor, in connection with any redemption of the Series C Preferred Stock, treat such redemption as a payment in exchange for stock pursuant to Section 302(a) of the Code, provided, that, the Apollo Investor has, prior to such redemption, provided the Corporation (A) with evidence reasonably satisfactory to the Corporation that it does not directly, indirectly or constructively own (taking into account the attribution rules of Section 318 of the Code) any stock of the Corporation other than the Series C Preferred Stock (or Common Stock acquired as a result of the conversion of the Series C Preferred Stock) and (B) with certification (1) attesting to the number of shares of Series C Preferred Stock and shares of Common Stock that the Apollo Investor directly, indirectly or constructively owns (taking into account the attribution rules of Section 318 of the Code) and (2) representing that it is not acquiring, as part of a plan that includes such redemption, any additional shares of Series C Preferred Stock or shares of Common Stock. The Corporation shall treat any adjustment to the Conversion Price pursuant to Section 9.7 as being made pursuant to a “bona fide, reasonable, adjustment formula” within the meaning of Treasury Regulations Section 1.305-7(b) for U.S. federal and applicable state and local income Tax and withholding purposes. Neither the holders of Series C Preferred Stock nor the Corporation will, nor will permit their Affiliates to, take a contrary position to the foregoing without the other party’s prior written consent unless otherwise required pursuant to (x) a change in Tax law or (y) a final determination within the meaning of Section 1313 of the Code.
15.    Tax Classification. For so long as any shares of Series C Preferred Stock are outstanding, the Corporation shall be classified as a corporation for U.S. federal income tax purposes and shall not take any action that would cause it not to be a domestic corporation for U.S. federal income tax purposes or that would otherwise cause any Investor to own an interest in an entity that is not a domestic corporation for U.S. federal income tax purposes, in each case, without the consent of the Apollo Investor, which consent may be withheld in the Apollo Investor’s sole discretion.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations, Preferences and Rights to be executed this ____ day of _________, _____.
QXO, INC.
By:
Name:
Title:

[Signature Page to Certificate of Designations, Preferences and Rights]

Exhibit C

LIST OF RESTRICTED PERSONS
C-1